Filed Pursuant to Rule 424(b)(5)

Registration No. 333-123311

The information in this preliminary prospectus supplement is not complete and may be changed.

PROSPECTUS SUPPLEMENT (To prospectus dated May 13, 2005)

SUBJECT TO COMPLETION, DATED JULY 7, 2006

$•

Wachovia Corporation

3.5% Strategic Access Securities

due September 1, 2009

Linked to the Relative Performance

of Two Baskets of Common Stocks

Issuer:	Wachovia Corporation
Principal Amount:	Each security will have a principal amount of $10. Each security will be offered at an initial public offering price of $10.
Maturity Date:	September 1, 2009
Interest:	3.5% per annum, payable quarterly.
Interest Payment Dates:	March 1, June 1, September 1 and December 1, beginning on December 1, 2006.
Market Measure:

The return on the securities is linked to the relative performance of two baskets of common stocks. We refer to one basket as the “long basket” and the other basket as the “short basket”, and collectively as the “baskets”. Each basket consists of 20 common stocks that are initially equally weighted. None of the companies whose common stock is included in the baskets have any obligation relating to, nor do they sponsor or endorse, the securities. The initial basket value of each basket is $10.

Payment of the Exchange Amount:

On the maturity date or, if you exercise your exchange right, we redeem the securities or the securities are automatically exchanged (each in the manner described in this prospectus supplement) then on the relevant exchange payment date, we will pay for each $10 security an amount of cash equal to the exchange amount determined on the applicable valuation date.

•	On any trading day, the exchange amount will equal the relative performance amount minus the adjustment amount, each calculated as of that trading day (subject to a minimum exchange amount of $0). The initial exchange amount will be $9.875, which reflects the initial adjustment and is 1.25% less than the initial public offering price per security.
•	On any trading day, the relative performance amount equals $10 plus the difference of the long basket value and the short basket value.
•	The adjustment amount on any trading day equals the initial adjustment plus the sum of all of the daily adjustments for all trading days, beginning on, and including, the pricing date and ending on, and including, that trading day. The initial adjustment on the pricing date will be $0.125. The daily adjustment on any trading day after the pricing date will equal $0.000206 (equivalent to approximately 0.75% per year) multiplied by the number of calendar days elapsed since the previous trading day.
Listing:

Wachovia has applied to list the securities on the American Stock Exchange under the symbol “FRW”. The AMEX has advised us that our application will not be approved unless a rule filing submitted by the AMEX in respect of these securities is approved by the Securities and Exchange Commission. If Wachovia is unable to list the securities on the AMEX, the securities will not be listed or displayed on any other securities exchange, the Nasdaq National Market or any electronic communications network.

Pricing Date:	•, 2006
Expected Settlement Date:	•, 2006
CUSIP Number:	929903581

For a detailed description of the terms of the securities, see “Summary Information” beginning on page S-1 and “Specific Terms of the Securities” beginning on page S-21.

Investing in the securities involves risks. See “ Risk Factors” beginning on page S-14.

	Per Security	Total
Public Offering Price
Underwriting Discount and Commission(1)
Proceeds to Wachovia Corporation

(1)	If you continue to hold your securities through the last business day of each March, June, September and December, beginning September 2007, we will pay the brokerage firm at which you hold your securities additional commissions at a rate of $0.0625 per year ($0.015625 per quarter) per security. See “Supplemental Plan of Distribution” in this prospectus supplement.

The securities solely represent senior, unsecured debt obligations of Wachovia and are not the obligation of, or guaranteed by, any other entity. The securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Wachovia may use this prospectus supplement in the initial sale of the securities. In addition, Wachovia Capital Markets, LLC or any other broker-dealer affiliate of Wachovia may use this prospectus supplement in a market-making or other transaction in any security after its initial sale. Unless Wachovia or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

Wachovia Securities

The date of this prospectus supplement is •, 2006.

Prospectus Supplement

Prospectus

Unless otherwise indicated, you may rely on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter has authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus. When you make a decision about whether to invest in the securities, you should not rely upon any information other than the information in this prospectus supplement and the accompanying prospectus. Neither the delivery of this prospectus supplement nor sale of the securities means that information contained in this prospectus supplement or the accompanying prospectus is correct after their respective dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the securities in any circumstances under which the offer of solicitation is unlawful.

i

SUMMARY INFORMATION

This summary includes questions and answers that highlight selected information from this prospectus supplement and the accompanying prospectus to help you understand the 3.5% Strategic Access Securities due September 1, 2009 Linked to the Relative Performance of Two Baskets of Common Stocks as described below, which we refer to as the “securities”. You should carefully read this prospectus supplement and the accompanying prospectus to fully understand the terms of the securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the securities. You should carefully review the section “Risk Factors” in this prospectus supplement and the accompanying prospectus, which highlights certain risks associated with an investment in the securities, to determine whether an investment in the securities is appropriate for you.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Wachovia”, “we”, “us” and “our” or similar references mean Wachovia Corporation and its subsidiaries. Unless otherwise mentioned or unless the context requires otherwise, all references to “WBNA” mean Wachovia Bank, National Association. Wachovia Capital Markets, LLC is an indirect, wholly owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, capital markets and retail brokerage activities through its various broker-dealer, bank and non-bank subsidiaries, including Wachovia Capital Markets, LLC, under the trade name “Wachovia Securities”. Any reference to Wachovia Securities in this prospectus supplement does not, however, refer to Wachovia Securities, LLC, a member of the New York Stock Exchange and the Securities Investor Protection Corporation, to Wachovia Securities Financial Network, LLC, a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation, or to broker-dealer affiliates of Wachovia Corporation and Wachovia Capital Markets, LLC. All references to this “prospectus supplement” mean the pricing supplement contemplated in the accompanying prospectus.

What are the securities?

The securities offered by this prospectus supplement will be issued by Wachovia Corporation and will mature on September 1, 2009, subject to extension due to the occurrence of a market disruption event. The return on the securities will be linked to the relative performance of two baskets of common stocks, each consisting of common stocks of twenty companies, subject to adjustment as described below. We refer to one basket as the “long basket” and the other as the “short basket”, and the long basket and short basket collectively as the “baskets”. The baskets and the securities comprising each basket are described below under “— What are the baskets?”

Each security will have a principal amount of $10. Each security will be offered at an initial public offering price equal to $10. In addition, as described more fully below, the securities will have the following features:

•	Coupon – The securities will bear interest at a rate of 3.5% per annum payable on each of March 1, June 1, September 1 and December 1, beginning on December 1, 2006.

•	Exchange Right – In any exchange period beginning in December 2006 and ending in June 2009, if the securities have not been previously exchanged or redeemed, you may elect to exchange each security you hold for an amount of cash equal to the exchange amount calculated as of the last trading day in the relevant exchange period, which we refer to as the “exchange valuation date”, plus any accrued but unpaid interest to but excluding the exchange date, which is the fifth trading day following the exchange valuation date. The exchange periods will be the first 10 trading days of each March, June, September and December, beginning in December 2006 and ending in June 2009. We refer to each trading day in an exchange period as an “exchange notice date”. See “—How does the exchange right work?” and “—How do you exchange your securities?”

•	Redemption Right – If the securities have not been previously exchanged, we may redeem all outstanding securities on any redemption date by giving holders of the securities 10 days’ notice prior to the relevant redemption date, which we refer to as the “redemption notice date”. The redemption dates are any trading day beginning on September 1, 2007, to and including the maturity date, or on any trading day prior to September 1, 2007, if we determine, in our sole discretion, that it is impracticable to hedge our obligations under the securities. If we redeem the securities, we will pay to you on the redemption date an amount of cash equal to the exchange amount, calculated as of the relevant redemption notice date, plus any accrued but unpaid interest up to but excluding the redemption date. See “—Are the securities redeemable by Wachovia prior to maturity?”

•	Automatic Exchange – If the exchange amount calculated on any trading day is less than $5, an automatic exchange event will occur. Upon the occurrence of an automatic exchange event, if the securities have not been previously exchanged or redeemed, we will automatically exchange all outstanding securities for an amount of cash equal to the exchange amount calculated as of the trading day following the occurrence of the automatic exchange event, which we refer to as the “automatic exchange valuation date”, plus any accrued but unpaid interest to but excluding the automatic exchange date, which is the fifth trading day following the automatic exchange valuation date. See “—What is an automatic exchange event?”

As discussed in the accompanying prospectus, the securities are debt securities and are part of a series of debt securities entitled “Medium-Term Notes, Series G” that Wachovia Corporation may issue from time to time. The securities will rank equally with all other unsecured and unsubordinated debt of Wachovia Corporation. For more details, see “Specific Terms of the Securities” beginning on page S-21.

You may transfer only whole securities. Wachovia Corporation will issue the securities in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the securities.

Are the securities principal protected?

No, the securities do not guarantee any return of principal at maturity. Because the adjustment amount reduces the value of your investment initially by 1.25% and will further reduce the value of your investment over time by approximately 0.75% in each year, the relative performance amount and, therefore, the long basket value relative to the short basket value must increase for you to receive an amount upon exchange, redemption or at maturity that is greater than the principal amount of the securities. There is no assurance that the long basket value will increase relative to the short basket value such that you will receive an amount upon exchange, redemption or at maturity that is greater than the principal amount of the securities.

Because the value of the securities depends primarily on the performance of the long basket relative to the short basket, the value of your investment will decline under each of the following scenarios:

•	the long basket value decreases and the short basket value remains the same or increases;

•	the short basket value increases and the long basket value remains the same or decreases;

•	the long basket value increases, but is offset by a greater increase in the short basket value; or

•	the short basket value decreases, but is offset by a greater decrease in the long basket value.

In addition, if an automatic exchange event occurs, you will lose a significant amount of the principal amount of your securities. Because the determination of the exchange amount will not occur until the close of the trading day following the occurrence of an automatic exchange event, your loss may be significantly more than 50% of your principal, and the exchange amount, as determined on the automatic exchange valuation date, could be zero.

What are the baskets?

The baskets are two separate baskets, each consisting of the common stocks of 20 different companies. We refer to each common stock as a “component stock” and collectively as “component stocks”. We refer to each common stock in the long basket as a “long component stock” and collectively as “long component stocks”. We refer to each common stock in the short basket as a “short component stock” and collectively as “short component stocks”.

The long basket stocks are stocks of companies that have certain characteristics, such as low levels of operating leverage, that, in theory, allow those companies to generate earnings in a slowing economy. Stocks having these characteristics are often referred to as “secular” stocks. The short basket stocks are stocks of companies that have certain other characteristics, such as high levels of operating leverage that, in theory, are less able to generate earnings in a slowing economy. Stocks having these characteristics are often referred to as “cyclical” stocks.

The long basket stocks and short basket stocks were selected from a universe of all U.S.-domiciled small, mid- and large-capitalization corporations with at least five years of operating history. The universe comprised 749 stocks, which were divided into deciles based on the following five factors formulated by the Equity Strategy Group of Wachovia Securities LLC:

•	EPS stability over the past 5 years, with greater stability (as indicated by a lower absolute number) ranked higher (14.3% weighting);

•	EPS stability over the past 10 years, with greater stability ranked higher (14.3% weighting);

•	beta (i.e., sensitivity to changes in value of the S&P 500 Index), with lower beta ranked higher (14.3%);

•	ratio of the current price/sales ratio to the 10 year median price/sales ratio, as obtained from Bloomberg Financial Markets (“Bloomberg”) with a lower ratio ranked higher (28.6% weighting); and

•	ratio of the current pre-tax margins to the 10 year median pre-tax margin, as obtained from Bloomberg, with a lower margin ranked higher (28.6% weighting).

Using these five factors and their weightings and the market capitalization of each company, the universe of stocks was scored and sorted in ascending order and divided into 10 deciles. The 156 companies in the top 2 deciles were identified as potential long basket stocks and 135 companies in the bottom 2 deciles were identified as short basket stocks.

The long basket consists of 20 stocks from the sub-set of 156 companies identified as potential long basket stocks and the short basket consists of 20 stocks from the sub-set of 135 companies identified as short basket stocks. In both cases, the 20 stocks were selected by Wachovia Capital Markets, LLC from each of the respective sub-sets as follows: the stocks in each category were sorted by industry sector represented by both sub-sets (consumer discretionary, consumer staples, financials, health care, industrials, information technology, materials, telecommunications services, and utilities) and market capitalization; the number of stocks in each basket representing each sector was determined based on the relative market weight of the particular sector and the number of stocks in that sector; and, subject to liquidity and trading volume constraints, the stocks with the highest score(s) in larger capitalization (stock of an issuer with a market capitalization equal to or greater than $10 billion) and the stocks with the highest score(s) in smaller capitalization (stock of an issuer with a market capitalization less than $10 billion) in each sector were selected to represent the long basket, and the stocks with the lowest score(s) in larger capitalization and the stocks with the lowest score(s) in smaller capitalization in each sector were selected to represent the short basket.

There are several assumptions that are inherent in an investment linked to the long basket and the short basket: first, that secular stocks will outperform cyclical stocks during the term of the securities, which in turn assumes that the economy will slow during the term of the securities; and, furthermore, that the long basket stocks are representative of secular stocks and the short basket stocks are representative of cyclical stocks. Any of these assumptions could be incorrect.

We do not express a view on, or otherwise endorse, the investment strategy described in this prospectus supplement. You should make your own independent determination of its validity and accuracy. You should rely solely on your own analysis of the component stocks, and you should not take the past performance of the component stocks as an indication of the future performance of the components stocks, or how the long basket value may perform relative to the short basket value. You should investigate the component stocks and how the long component stocks relate to the short component stocks on your own.

The initial fractional amount of each component stock included in each basket will be determined by an exchange ratio calculated so that each component stock is initially weighted in the basket equally based on the closing price of the component stock on the pricing date. Each component stock will initially represent 1/20th (5.00%) of the respective basket. The securities are “total return” securities and the exchange ratio of each of the component stocks will be adjusted during the term of the securities to account for regular cash dividend payments on the component stocks, as well as certain corporate events relating to the issuers of the component stocks. The component stocks and their respective ticker symbols are set forth below under “—Calculation of the Long Basket” and “—Calculation of the Short Basket”.

The following tables set forth for each component stock in each of the baskets: the name of the issuer, the ticker symbol, the exchange ratio, the closing price on the pricing date, the percentage weight of the initial basket, and the initial dollar value based upon the component stock’s closing price on the pricing date.

The Long Basket
Long Component Stock	Ticker Symbol	Exchange Ratio	Closing Price on Pricing Date	Percentage of Initial Basket Weight	Initial Dollar Value
McDonald’s Corporation	MCD	•	•	5.00%	$0.50
Family Dollar Stores, Inc.	FDO	•	•	5.00%	$0.50
Wal-Mart Stores, Inc.	WMT	•	•	5.00%	$0.50
UST Inc.	UST	•	•	5.00%	$0.50
Medtronic, Inc.	MDT	•	•	5.00%	$0.50
Baxter International Inc.	BAX	•	•	5.00%	$0.50
Health Management Associates, Inc.	HMA	•	•	5.00%	$0.50
Aon Corporation	AOC	•	•	5.00%	$0.50
MBIA Inc.	MBI	•	•	5.00%	$0.50
General Dynamics Corporation	GD	•	•	5.00%	$0.50
Pitney Bowes Inc.	PBI	•	•	5.00%	$0.50
Ecolab Inc.	ECL	•	•	5.00%	$0.50
Sigma-Aldrich Corporation	SIAL	•	•	5.00%	$0.50
Automatic Data Processing, Inc.	ADP	•	•	5.00%	$0.50
DST Systems, Inc.	DST	•	•	5.00%	$0.50
Fiserv, Inc.	FISV	•	•	5.00%	$0.50
Verizon Communications Inc.	VZ	•	•	5.00%	$0.50
CenturyTel, Inc.	CTL	•	•	5.00%	$0.50
Progress Energy, Inc.	PGN	•	•	5.00%	$0.50
FPL Group, Inc.	FPL	•	•	5.00%	$0.50
Total				100.00%	$10.00

The Short Basket
Short Component Stock	Ticker Symbol	Exchange Ratio	Closing Price on Pricing Date	Percentage of Initial Basket Weight	Initial Dollar Value
J.C. Penney Company, Inc.	JCP	•	•	5.00%	$0.50
Harman International Industries, Inc.	HAR	•	•	5.00%	$0.50
Reynolds American Inc.	RAI	•	•	5.00%	$0.50
Iron Mountain Incorporated	IRM	•	•	5.00%	$0.50
JPMorgan Chase & Co.	JPM	•	•	5.00%	$0.50
CIT Group Inc.	CIT	•	•	5.00%	$0.50
Jefferies Group, Inc.	JEF	•	•	5.00%	$0.50
Aetna Inc.	AET	•	•	5.00%	$0.50
Medco Health Solutions, Inc.	MHS	•	•	5.00%	$0.50
PACCAR Inc	PCAR	•	•	5.00%	$0.50
Joy Global Inc.	JOYG	•	•	5.00%	$0.50
Phelps Dodge Corporation	PD	•	•	5.00%	$0.50
Broadcom Corporation	BRCM	•	•	5.00%	$0.50
SanDisk Corporation	SNDK	•	•	5.00%	$0.50
National Semiconductor Corporation	NSM	•	•	5.00%	$0.50
NCR Corporation	NCR	•	•	5.00%	$0.50
Peabody Energy Corporation	BTU	•	•	5.00%	$0.50

The Short Basket

Short Component Stock	Ticker Symbol	Exchange Ratio	Closing Price on Pricing Date	Percentage of Initial Basket Weight	Initial Dollar Value
United States Steel Corporation	X	•	•	5.00%	$0.50
Motorola, Inc.	MOT	•	•	5.00%	$0.50
Reliant Energy, Inc.	RRI	•	•	5.00%	$0.50
Total				100.00%	$10.00

For further information on the component stocks, please see the Annex A, entitled “The Long Basket”, beginning on page A-1, and Annex B, entitled “The Short Basket”, beginning on page B-1, in this prospectus supplement.

Will I receive interest on the securities?

The securities will bear interest at a rate of 3.5% per annum payable on each of March 1, June 1, September 1 and December 1, beginning on December 1, 2006.

What will I receive upon exchange, redemption or maturity of the securities?

On the relevant exchange payment date, we will pay for each $10 security an amount of cash equal to the exchange amount, calculated as of the relevant valuation date, plus any accrued but unpaid interest up to but excluding the relevant exchange payment date.

The term “exchange payment date” refers to the exchange date, the redemption date, the automatic exchange date and the maturity date, as applicable, which are, respectively, the payment dates corresponding to an exercise of your exchange right, our redemption of the securities, the occurrence of an automatic exchange event, or the maturity of the securities.

On any trading day, the “exchange amount” will equal the relative performance amount minus the adjustment amount (subject to a minimum exchange amount of $0), calculated as of the close of that trading day. On the pricing date, the initial exchange amount will be $9.875, which equals the relative performance amount on the pricing date of $10 minus the initial adjustment amount of $0.125, which will be 1.25% less than the initial public offering price per security.

The “relative performance amount” on any trading day will equal $10 plus the difference of the long basket value and the short basket value, each calculated as of that trading day. On the pricing date, because the long basket value and the short basket value will each equal $10.00, the relative performance amount will equal $10.00.

The “adjustment amount” on any particular trading day equals the initial adjustment plus the sum of all of the daily adjustments for all trading days, beginning on, and including, the pricing date and ending on, and including, that particular trading day. The “initial adjustment” on the pricing date will be $0.125, and the “daily adjustment” on any trading day following the pricing date will equal $0.000206 (equivalent to approximately 0.75% per annum) multiplied by the number of calendar days since the previous trading day.

To receive your full principal on any exchange payment date, the relative performance amount, which reflects the relative performance of the baskets, must appreciate sufficiently on the relevant valuation date to offset the adjustment amount, which reduces the exchange amount initially by $0.125 per security and on an ongoing basis by approximately 0.75% in each year. We cannot assure you that the baskets will perform in this manner.

Calculation of the Long Basket Value

The “initial long basket value” on the pricing date is $10.

On each subsequent trading day following the pricing date, the “long basket value” will be determined by the calculation agent and will equal the sum of the long component stock values for each of the long component stocks. The “long component stock value” for each long component stock will equal the product of (i) the exchange ratio of the long component stock and (ii) the closing price of the long component stock on that trading day, unless a market disruption event occurs with respect to any long component stock, in which case the long component stock value will be determined as described below. See “—Alternate Calculation of Long Basket Value or Short Basket Value”.

Calculation of the Short Basket Value

The “initial short basket value” on the pricing date is $10.

On each subsequent trading day following the pricing date, the “short basket value” will be determined by the calculation agent and will equal the sum of the short component stock values for each of the short component stocks. The “short component stock value” for each short component stock will equal the product of (i) the exchange ratio of the short component stock and (ii) the closing price of the short component stock on that trading day, unless a market disruption event occurs with respect to any short component stock, in which case the short component stock value will be determined as described below. See “—Alternate Calculation of Long Basket Value or Short Basket Value”.

Alternate Calculation of the Long Component Stock Value or the Short Component Stock Value

If, on any trading day, the calculation agent determines that the closing price for any component stock (either long or short, as applicable) is not available due to the occurrence of a market disruption event, then:

•	For purposes of determining whether an automatic exchange event has occurred, the calculation agent will use the most recent reported sale price, regular way, on such trading day on the principal United States securities exchange or market on which such component stock is traded or, if no such price is available, the closing price of any such component stock for the most recent trading day on which a market disruption event did not occur. However, if the calculation agent determines that a market disruption event with respect to any component stock has occurred for ten or more consecutive trading days then, beginning on the eleventh such trading day, if the calculation agent determines that a market disruption event with respect to any such component stock has occurred and is continuing on such day, the calculation agent will determine the closing prices of any such component stocks in a commercially reasonable manner in accordance with general market practice, taking into consideration all available information that it in good faith deems relevant; and

•	For all other purposes, including the determination of the exchange amount payable on any exchange payment date, the basket value (either long or short, as applicable) will equal the sum of each component stock value for each component stock for which a closing price is available on such trading day plus, for each component stock for which a closing price is not available on such trading day, the component stock value for such component stock on the next succeeding trading day on which a market disruption event has not occurred. However, if the calculation agent determines that a market disruption event with respect to any component stock has occurred for ten or more consecutive trading days then, on the eleventh such trading day, if the calculation agent determines that a market disruption event with respect to any such component stock has occurred and is continuing, the calculation agent will determine the closing price of any such component stock in a commercially reasonable manner in accordance with general market practice, taking into consideration all available information that it in good faith deems relevant.

The “exchange ratio” with respect to each component stock will equal (i) the initial dollar value of each component stock divided by (ii) the closing price of each component stock on the pricing date. The “initial dollar value” of each component stock is $0.50, which equals the component stock’s percentage of the initial basket weight, in each case 1/20th, or 5%, times $10, the principal amount per security. Each of the baskets represents the “total return” of the respective component stocks in that basket. As a result, the exchange ratio for each component stock will be increased during the term of the securities to account for regular cash dividends paid on that component stock. The exchange ratio for each component stock will also be adjusted to account for certain corporate events relating to the issuer of that component stock. See “Specific Terms of the Securities — Adjustments to the Exchange Ratios”.

The “maturity date” is September 1, 2009, subject to extension in the event of a market disruption event with respect to any component stock on the scheduled final valuation date. If the final valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days.

The “final valuation date” means the fifth trading day prior to the maturity date.

The term “valuation dates” means the final valuation date, the exchange valuation dates, the redemption notice date or the automatic exchange valuation date, as applicable. If any valuation date (other than an automatic exchange valuation date) occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing with respect to any component stock, then the valuation date with respect to that component stock will be postponed until the next succeeding trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing with respect to that component stock. However, if the closing price of any such component stock cannot be calculated by the eleventh trading day following the relevant originally scheduled valuation date, then the calculation agent will determine the closing price for that component stock on that trading day in a commercially reasonable manner in accordance with general market practice, taking into consideration all available information that it in good faith deems relevant. See “—Alternate Calculation of the Long Component Stock Value the Short Component Stock Value”.

A “trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (“NYSE”), AMEX, the Nasdaq National Market, the Chicago Board Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

A “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

How does the exchange right work?

On any exchange notice date in any exchange period, beginning in December 2006 and ending in June 2009, you may elect to exchange each security you hold for an amount of cash equal to the exchange amount, calculated as of the relevant exchange valuation date, plus any accrued but unpaid interest up to but excluding the exchange date, subject to our optional redemption right and the prior occurrence of an automatic exchange event, as described below. In order to exercise your exchange right, you must exchange at least 10,000 securities and multiples of 100 in excess of 10,000. However, in any December exchange period, you may exchange a minimum of 100 securities. You should refer to “Specific Terms of the Securities— Exchange Right” beginning on page S-24 for a more detailed description of the exchange right.

How do I exchange my securities?

Since the securities will be held only in book-entry form, you may exercise your exchange right only by acting through your participant at DTC, whose nominee is the registered holder of the securities. Accordingly, as a beneficial owner of securities, if you desire to exchange all or any portion of your securities you must instruct the participant through which you own your interest to exercise the exchange right on your behalf, as discussed below.

To exchange your securities on any exchange date, you must instruct your broker or other person through which you hold your securities to take the appropriate steps through normal clearing system channels. Your book-entry interest in the securities must be transferred to JPMorgan Chase Bank, N.A., (formerly known as JPMorgan Chase Bank), as trustee for our senior securities, on the exchange payment date, as described below.

Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of securities, you should consult the participant through which you own your interest for the relevant deadline. In order to effectively exercise your exchange right, however, you or your broker through which you hold your securities must fill out and deliver to us your Official Notice of Exchange, which is attached as Annex C to this prospectus supplement, before 11:00 A.M., New York City time on the relevant exchange valuation date. If you give us your Official Notice of Exchange after 11:00 A.M., New York City time on any exchange notice date, your notice will not become effective until the next exchange notice date.

In order to exercise your exchange right, you must exchange at least 10,000 securities and multiples of 100 in excess of 10,000. However, in any December exchange period, you may exchange a minimum of 100 securities.

After you fulfill all the conditions of your exchange, we will pay to you in cash the exchange amount per security, calculated as of the relevant exchange valuation date, plus any accrued but unpaid interest up to but excluding the exchange date.

You will no longer be able to exchange your securities if we previously redeem the securities or they are subject to automatic exchange, as described below.

We may request that Wachovia Capital Markets, LLC (“WCM”), which is one of our broker-dealer subsidiaries, purchase any exchanged securities for the amount of cash that would otherwise have been deliverable or payable by us. WCM’s agreement to purchase the exchanged securities will not affect your right to take action against us if WCM fails to purchase your securities. Any exchanged securities that are subsequently purchased by WCM will remain outstanding.

Will the securities be redeemable by Wachovia prior to maturity?

On any redemption date, if the securities have not been previously exchanged, we may redeem all outstanding securities on any redemption date by giving holders of the securities 10 days’ prior notice on the relevant redemption notice date. If we redeem the securities, we will pay to you on the redemption date an amount of cash equal to the exchange amount calculated as of the relevant redemption notice date, plus any accrued but unpaid interest up to but excluding the redemption date.

The redemption dates are any trading day beginning on September 1, 2007, to and including the maturity date, or on any trading day prior to September 1, 2007, if we determine, in our sole discretion, that it is impracticable to hedge our obligations under the securities.

If we redeem the securities prior to maturity, we will pay the Trustee for payment to you on the redemption date, the exchange amount as determined on the relevant redemption notice date.

What is an automatic exchange event?

If the exchange amount calculated on any trading day is less than $5, an automatic exchange event will occur. Upon the occurrence of an automatic exchange event, if the securities have not been previously exchanged or redeemed, the securities will be automatically exchanged on the automatic exchange date for an amount of cash equal to the exchange amount calculated as of the relevant automatic exchange valuation date, which is the trading day following the occurrence of the automatic exchange event, plus any accrued but unpaid interest to but excluding the automatic exchange date.

If an automatic exchange event occurs, you will lose a significant amount of the principal amount of your securities. Because one full trading day will elapse between the occurrence of the automatic exchange event and the determination of the exchange amount, the exchange amount you receive may be much lower than the exchange amount that triggered the automatic exchange event. If an automatic exchange event occurs, each of your securities will be automatically exchanged for an amount of cash that could be substantially less than the principal amount per security, and could be zero.

Hypothetical Examples

Set forth below are six hypothetical examples of the calculation of the exchange amount (which do not consider any accrued but unpaid interest). Interest will be paid quarterly as long as the securities have not been previously exchange or redeemed. These hypothetical examples are based on an initial long basket value of $10 and an initial short basket value of $10 and, in order to demonstrate the effect of the adjustment amount, the following assumptions:

Hypothetical pricing date: July 25, 2006

Hypothetical valuation date: August 25, 2009

Hypothetical adjustment amount: $0.125 + ($0.000206/day × 1,127 days)

= $0.125 + $0.232

= $0.36

Example 1 – On the hypothetical valuation date, the hypothetical long basket value is 150% of the initial long basket value and the hypothetical short basket value is 120% of the initial short basket value:

Hypothetical long basket value: $15.00

Hypothetical short basket value: $12.00

Relative performance amount = $10.00 + ($15.00 – $12.00) = $13.00

Exchange amount (per security) = $13.00 – $0.36 (the hypothetical adjustment amount) = $12.64

In this example, even though the values of both baskets have increased, since the hypothetical long basket value is greater than the hypothetical short basket value on the hypothetical valuation date and the difference of these two values is greater than the hypothetical adjustment amount, the resulting hypothetical exchange amount of $12.64 is greater than the principal amount of your security and represents a 26.4% gain of the principal amount of your security (without taking into consideration any accrued but unpaid interest).

Example 2 – On the hypothetical valuation date, the hypothetical long basket value is 140% of the initial long basket value and the hypothetical short basket value is 160% of the initial short basket value:

Hypothetical long basket value: $14.00

Hypothetical short basket value: $16.00

Relative performance amount = $10.00 + ($14.00 – $16.00) = $8.00

Exchange amount (per security) = $8.00 – $0.36 (the hypothetical adjustment amount) = $7.64

In this example, even though the values of both baskets have increased, since the hypothetical long basket value is less than the hypothetical short basket value on the hypothetical valuation date, the resulting hypothetical exchange amount of $7.64 is less than the principal amount of your security and represents a 23.6% loss of the principal amount of your security (without taking into consideration any accrued but unpaid interest).

Example 3 – On the hypothetical valuation date, the hypothetical long basket value is 80% of the initial long basket value and the hypothetical short basket value is 60% of the initial short basket value:

Hypothetical long basket value: $8.00

Hypothetical short basket value: $6.00

Relative performance amount = $10.00 + $(8.00 – $6.00) = $12.00

Exchange amount (per security) = $12.00 – $0.36 (the hypothetical adjustment amount) = $11.64

In this example, even though the values of both baskets have decreased, since the hypothetical long basket value is greater than the hypothetical short basket value on the hypothetical valuation date and the difference of these two values is greater than the hypothetical adjustment amount, the resulting hypothetical exchange amount of $11.64 is greater than the principal amount of your security, and represents a 16.4% gain of the principal amount of your security (without taking into consideration any accrued but unpaid interest).

Example 4 – On the hypothetical valuation date, the hypothetical long basket value is 70% of the initial long basket value and the hypothetical short basket value is 90% of the initial short basket value:

Hypothetical long basket value: $7.00

Hypothetical short basket value: $9.00

Relative performance amount = $10.00 + $7.00 – $9.00 = $8.00

Exchange amount (per security) = $8.00 – $0.36 (the hypothetical adjustment amount) = $7.64

In this example, even though the values of both baskets have decreased, since the hypothetical long basket value is less than the hypothetical short basket value on the hypothetical valuation date, the resulting hypothetical exchange amount of $7.64 is less than the principal amount of your security, and represents a 23.6% loss of the principal amount of your security (without taking into consideration any accrued but unpaid interest).

Example 5 – On the hypothetical valuation date, the hypothetical long basket value is 120% of the initial long basket value and the hypothetical short basket value is 80% of the initial short basket value:

Hypothetical long basket value: $12.00

Hypothetical short basket value: $8.00

Relative performance amount = $10.00 + $12.00 – $8.00 = $14.00

Exchange amount (per security) = $14.00 – $0.36 (the hypothetical adjustment amount) = $13.64

In this example, since on the hypothetical valuation date the hypothetical long basket value is greater than the initial long basket value and the hypothetical short basket value is less than the initial short basket value, and the difference of these two values is greater than the hypothetical adjustment amount, the resulting hypothetical exchange amount of $13.64 is greater than the principal amount of your security, and represents a 36.4% gain of the principal amount of your security (without taking into consideration any accrued but unpaid interest).

Example 6 – On the hypothetical valuation date, the hypothetical long basket value is 80% of the initial long basket value and the hypothetical short basket value is 120% of the initial short basket value:

Hypothetical long basket value: $8.00

Hypothetical short basket value: $12.00

Relative performance amount = $10.00 + $8.00 – $12.00 = $6.00

Exchange amount (per security) = $6.00 – $0.36 (the hypothetical adjustment amount) = $5.64

In this example, since on the hypothetical valuation date the hypothetical long basket value is less than the initial long basket value and the hypothetical short basket value is greater than the initial short basket value, the resulting hypothetical exchange amount of $5.64 is less than the principal amount of your security, and represents a 43.6% loss of the principal amount of your security (without taking into consideration any accrued but unpaid interest).

Who should or should not consider an investment in the securities?

We have designed the securities for investors who believe, taking into account the daily adjustment amounts, that the long basket will outperform the short basket over the term of the securities and who are willing to be exposed to fluctuations in market prices in general and prices of the component stocks in particular. A prospective investor should understand and accept the risk that an automatic exchange event may cause their securities to be exchanged for an exchange amount substantially less than the principal amount and should understand that we may redeem the securities on no less than 10 days’ notice at any time after September 1, 2007 (and under certain circumstances, prior to September 1, 2007), to and including the maturity date, regardless of whether the securities are worth more or less than the principal amount.

The securities are not designed for, and may not be a suitable investment for, investors who seek principal protection for their investment; prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings; who believe the short basket will have a greater value than the long basket over the term of the securities; and who are not willing to be exposed to fluctuations in share prices in general or share prices of the component stocks in particular.

What will I receive if I sell the securities prior to maturity?

The market value of the securities may fluctuate between the date you purchase them and the maturity date. Several factors and their interrelationship will influence the market value of the securities, including the market prices of the component stocks and, in particular, the relative performance of the long basket versus the short basket, as well as the daily adjustment amounts and interest and yield rates in the market. Depending on the impact of these factors, if you sell your securities before maturity, you may receive less than the principal amount and less than what you would have received had you held the securities until maturity. For more details, see “Risk Factors — Many factors affect the market value of the securities”.

Who are the issuers of the component stocks?

The issuers of the component stocks are all publicly traded companies with stocks listed on the New York Stock Exchange or the Nasdaq National Market. You should independently investigate the issuers of the component stocks. For a discussion of the long component stocks, see “Annex A” beginning on page A-1. For a discussion of the short component stocks, see “Annex B” beginning on page B-1.

What is the role of the issuers of the component stocks in the securities?

The issuers of the component stocks have no obligations relating to the securities or amounts to be paid to you, including any obligation to take the needs of Wachovia or of holders of the securities into consideration for any reason. The issuers of the component stocks will not receive any of the proceeds of the offering of the securities, are not responsible for, and have not participated in, the offering of the securities and are not responsible for, and will not participate in, the determination or calculation of the exchange amount. Wachovia is not affiliated with any of the issuers of the component stocks.

How have the component stocks and the baskets performed historically?

You can find a table with the high, low and closing prices per share of each component stock during each calendar quarter from calendar year 2003 to the present, for both the long basket and the short basket, respectively, in the sections entitled “Annex A” and “Annex B” in this prospectus supplement. We obtained the historical information from Bloomberg, without independent verification. You should not take the past performance of the component stocks as an indication of how the component stocks will perform in the future.

In addition, you can find a table with the hypothetical high, low and closing value of the long basket, during each calendar quarter from 2003 to the present in the section entitled “The Long Basket” beginning on page S-32 and a table with the hypothetical high, low and closing value of the short basket, during each calendar quarter from 2003 to the present in the section entitled “The Short Basket” beginning on page S-33. These hypothetical prices are based on the price return only of the component stocks and based on an equal weighting of the component stocks as of July 5, 2006. We have provided this hypothetical historical information to help you evaluate how the baskets would have performed in the recent past, however, the hypothetical past performance of the baskets is not indicative of how the baskets will perform in the future.

What about taxes?

The United States federal income tax consequences of an investment in the securities are complex and uncertain. Wachovia intends to treat the securities for all tax purposes as pre-paid income-bearing derivative contracts. Under this characterization of the securities, if you are a United States holder: (i) you will likely be taxed on the monthly coupon payments you receive on the securities as ordinary income in accordance with your regular method of accounting for United States federal income tax purposes, and (ii) you should recognize capital gain or loss on the sale, exchange, redemption or maturity of your securities in an amount equal to the difference between the amount you realize (other than amounts in respect of accrued interest, which are likely to be taxed as ordinary income) and your United States federal income tax basis in the securities. If you are a United States alien holder, monthly coupon payments on your securities may be subject to a 30% withholding tax and no Additional Amounts (as defined in the accompanying prospectus) will be paid.

For further discussion, see “Supplemental Tax Considerations” beginning on page S-36.

Will the securities be listed on a stock exchange?

We have applied to list the securities on AMEX under the symbol “FRW”. AMEX has advised us that our application will not be approved unless a rule filing submitted by AMEX in respect of the securities is approved by the SEC. The SEC may not approve the rule filing or may approve the rule filing several months or more after the issuance of these notes. Moreover, even if the SEC approves the rule filing, AMEX may not approve our application or this offering may not satisfy the listing criteria of AMEX. The securities will not be listed until both approvals are obtained. If we are unable to list the securities on AMEX, the securities will not be listed or displayed on any other securities exchange, the Nasdaq National Market or any electronic communications network. You should be aware that even if the securities are listed on AMEX, a liquid trading market will not necessarily develop for the securities. Accordingly, if you sell your securities prior to maturity, you may have to sell them at a substantial loss. You should review the section entitled “Risk Factors — There may not be an active trading market for the securities” in this prospectus supplement.

On each trading day, AMEX will publish the exchange amount of the securities as of the close of the previous trading day, as calculated by the calculation agent, under the symbol “WSFRW”. AMEX in no way sponsors, endorses or is otherwise involved in the securities and disclaims any liability to any party for any inaccuracy in the data on which the exchange amount is based, for any mistakes, errors or omissions in the calculation and/or dissemination of the exchange amount, or for the manner in which it is applied in relation to the securities.

Are there any risks associated with my investment?

Yes, an investment in the securities is subject to significant risks, including the risk of loss of some or all of your principal. We urge you to read the detailed explanation of risks in “Risk Factors” beginning on page S-14.

How to reach us

You may contact us by calling 1-888-215-4145 or 1-212-214-6282 and asking for the Investment Solutions Group.

RISK FACTORS

An investment in the securities is subject to the risks described below, as well as the risks described under “Risk Factors — Risks Related to Indexed Securities” in the accompanying prospectus. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the components stocks contained in the baskets to which your securities are linked. You should carefully consider whether the securities are suited to your particular circumstances.

Your investment may result in a loss of some or all of your principal

At maturity, or if you exercise your exchange right, we redeem the securities or the securities are automatically exchanged, on the relevant exchange payment date, the exchange amount you will receive for each security you own will depend on the value of the long basket relative to the value of the short basket, as reduced by the adjustment amount. Because the component stocks included in the baskets are subject to market fluctuations, the amount of cash you receive at maturity may be more or less than the principal amount of the securities.

To receive your full principal on any exchange payment date, the relative performance amount, which reflects the performance of the long basket relative to the performance of the short basket, must appreciate sufficiently on the relevant valuation date to offset the adjustment amount, which reduces the exchange amount initially by $0.125 per security and on an ongoing basis by approximately 0.75% in each year. We cannot assure you that the baskets will perform in this manner. Because the value of the securities depends primarily on performance of the long basket relative to the short basket, the value of your investment will decline under each of the following scenarios:

•	the long basket value decreases and the short basket value remains the same or increases;

•	the short basket value increases and the long basket value remains the same or decreases;

•	the long basket value increases, but is offset by a greater increase in the short basket value; or

•	the short basket value decreases, but is offset by a greater decrease in the long basket value.

The extent of your loss will depend upon the amount by which the short basket value on such date exceeds the long basket value and the adjustment amount. Accordingly, if the baskets behave in any of the manners described above, you will lose some and potentially all of your principal.

If an automatic exchange event occurs, you will lose a significant amount of the principal amount of your securities. Because the determination of the exchange amount will not occur until the close of the trading day following the occurrence of an automatic exchange event, your loss may be significantly more than 50% of your principal, and the exchange amount, as determined on the automatic exchange valuation date, could be zero.

The investment strategy or the selection of the component stocks may not be correct

There are several assumptions that are inherent in an investment linked to the long basket and the short basket: first, that secular stocks will outperform cyclical stocks during the term of the securities, which in turn assumes that the economy will slow during the term of the securities; and, furthermore, that the long basket stocks are representative of secular stocks and the short basket stocks are representative of cyclical stocks. If this interpretation of current economic conditions proves to be incorrect, or if economic conditions change during the term of the securities, the investment strategy may be incorrect or no longer valid, as applicable, and the performance of the long basket relative to the short basket will likely be adversely affected. Even if the investment strategy is correct, there is no assurance that the criteria used to select the common stocks for the long basket and the short basket are adequate to select component stocks that are representative of the investment strategy, and, even if the component stocks are initially representative of the investment strategy, there is no assurance that they will continue to be representative of the investment strategy over the term of the securities. The component stocks will not be adjusted or substituted during the term of the securities except to take into account certain corporate events affecting the issuers of the component stocks.

We do not express a view on, or otherwise endorse, the investment strategy described in this prospectus supplement. You should make your own independent determination of its validity and accuracy. You should rely solely on your own analysis of the component stocks, and you should not take the past performance of the component stocks as an indication of the future performance of the components stocks, or how the long basket may perform relative to the short basket. You should investigate the component stocks and how the long component stocks relate to the short component stocks on your own.

Mergers and acquisitions between component stocks may affect your investment

After pricing of the securities, one or more of the issuers of a component stock in either the long basket or short basket may acquire or merge into or with another issuer in the same basket, in which case through the operation of antidilution adjustments to the exchange ratios, that basket may come to represent a concentrated investment in one or more of the component stocks, which may increase your investment risk. Conversely, after pricing of the securities, one or more of the issuers of a component stock in either the long basket or short basket may acquire or merge into or with another issuer in the other basket, in which case any such component stock would be represented in both baskets and, consequently, the relative performance of the baskets may, to a certain extent, overlap with respect to representation of such component stock. See “Specific Terms of the Securities – Adjustments to the Exchange Ratios”.

An automatic exchange event will result in a loss of principal

The performance of the long basket relative to the short basket will likely fluctuate during the term of the securities. However, if the exchange amount at the close of any trading day falls below $5, or 50% of the principal amount per security, an automatic exchange event will occur and your securities will be automatically exchanged on the automatic exchange date using the exchange amount calculated as of the relevant automatic exchange valuation date. Because one full trading day will elapse between the occurrence of the automatic exchange event and the determination of the exchange amount, the exchange amount you receive may be much lower than the exchange amount that triggered the automatic exchange event. If an automatic exchange event occurs, each of your securities will be automatically exchanged for an amount of cash that could be substantially less than the principal amount per security, and could be zero.

Your yield and the interest payments on the securities may be lower than the yield or interest payments on a standard debt security of comparable maturity

The interest payments that you will receive on the securities may be less than the interest that you could earn on other investments. At maturity, or earlier if there is an automatic exchange event or if you choose to exchange your securities or we redeem the securities, you may receive a return per security that is less than the principal amount per security of $10. As a result, the return on your investment in the securities may be less than the amount paid on an ordinary debt security and could be zero. Additionally, the interest payments on the securities and the payment of the exchange amount may not compensate you for the effects of inflation and other factors relating to the value of money over time.

The daily adjustment will reduce your participation in the performance of the component stocks

The daily adjustment will reduce the exchange amount each day. The return on your securities will be less than the return on an investment taking identical positions in the component stocks for the same term that was not subject to the daily adjustment. Because the daily adjustment will reduce the exchange amount by a fixed amount on a daily basis, the performance of the long basket relative to the short basket must increase sufficiently in order for you to receive an exchange amount upon exchange, redemption or maturity equal to the principal amount of each security.

Owning the securities is not the same as owning the component stocks

Each of the baskets represents the “total return” of the respective component stocks in that basket. As a result, the exchange ratio for each component stock will be increased during the term of the securities to account for regular cash dividends paid on the component stocks, and the exchange ratio for each component stock will also be adjusted to account for certain corporate events relating to the issuer of that component stock. See “Specific Terms of the Securities — Adjustments to the Exchange Ratios”. However, you will not receive any dividend payments or other distributions on any of the component stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the component stocks may have.

In addition, because the initial exchange amount is $9.875 as a result of the initial adjustment, and because the daily adjustments will further reduce the exchange amount, the performance of the long basket relative to the short basket must increase sufficiently in order for you to receive an exchange amount upon exchange, redemption or maturity equal to the principal amount of each security.

There may not be an active trading market for the securities

You should be willing to hold your securities to maturity. We have applied to list the securities on AMEX under the symbol “FRW”. AMEX has advised us that our application will not be approved unless a rule filing submitted by AMEX in respect of the securities is approved by the SEC. The SEC may not approve the rule filing or may approve the rule filing several months or more after the issuance of these securities. Moreover, even if the SEC approves the rule filing, AMEX may not approve our application or this offering may not satisfy the listing criteria of AMEX. The securities will not be listed until both approvals are obtained. If we are unable to list the securities on AMEX, the securities will not be listed or displayed on any other securities exchange, the Nasdaq National Market or any electronic communications network. You should be aware that even if the securities are listed on AMEX, a liquid trading market will not necessarily develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the performance of the long basket value relative to the short basket value and changes in interest rates. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices for your security in any secondary market could be significant. If you sell your securities before exchange, redemption or maturity, you may have to do so at a discount from the initial public offering price, and, as a result, you may suffer substantial losses.

Wachovia Capital Markets, LLC and other broker-dealer affiliates of Wachovia currently intend to make a market for the securities, although they are not required to do so and may stop any such market-making activities at anytime. As market makers, trading of the securities may cause Wachovia Capital Markets, LLC or any other broker-dealer affiliates of Wachovia to have long or short positions of the securities in their inventory. The supply and demand for the securities, including inventory positions of market makers, may affect the secondary market for the securities.

Many factors affect the market value of the securities

The market value of the securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the securities caused by another factor and that the effect of one factor may compound the decrease in the market value of the securities caused by another factor. We expect that the market value of the securities will depend substantially on the market price of the long component stocks relative to the short component stocks at any time during the term of the securities. We believe that the factors that may affect the value of the securities include:

•	the value of the long basket relative to the value of the short basket;

•	the dividend yields of the component stocks;

•	interest rates generally as well as changes in interest rates and the yield curve;

•	the level of the adjustment amount;

•	our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market; and

geopolitical, economic, financial, political, regulatory or judicial events as well as other conditions that affect stock markets in general and that may affect the component stocks issuers and the market prices of the component stocks.

Wachovia and its affiliates have no affiliation with any of the issuers of the component stocks and are not responsible for their public disclosure of information

Wachovia and its affiliates are not affiliated with any of the issuers of the component stocks in any way and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust a component stock’s exchange ratio, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting them.

Each security is an unsecured debt obligation of Wachovia only and is not an obligation of any issuer of a component stock. None of the money you pay for your securities will go to any issuer of a component stock. Since none of the issuers of the component stocks are involved in the offering of the securities in any way, none of them have any obligation to consider your interest as an owner of securities in taking any actions that might affect the value of your securities. Any issuer of a component stock may take actions that will adversely affect the market value of the securities.

This prospectus supplement relates only to the securities and does not relate to the component stocks. We have derived the information about the issuers of the component stocks in this prospectus supplement from publicly available documents, without independent verification. We have not participated in the preparation of any of the documents or made any “due diligence” investigation or any inquiry of the issuers of the component stocks in connection with the offering of the securities. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the issuers of the component stocks contained in this prospectus supplement. Furthermore, we do not know whether the issuers of the component stocks have disclosed all events occurring before the date of this prospectus supplement – including events that could affect the accuracy or completeness of the publicly available documents referred to above, the market price of the component stocks and, therefore, the closing price of the component stocks that the calculation agent will use to determine the exchange amount with respect to your securities. You, as an investor in the securities, should investigate the issuers of the component stocks on your own.

There is no guarantee that the component stocks will continue to be listed

If any of the component stocks are not listed or traded on any U.S. national securities exchange or through the facilities of a U.S. national securities system, the value of that delisted component stock will become fixed in the basket. No assurance may be given that any of the component stocks will not be delisted.

There are restrictions on the minimum number of securities you may exchange and on the dates on which you may exchange them

With the exception of the exchange periods in December of each year during the term of the securities, you must exchange at least 10,000 securities at any one time in order to exercise your exchange right.

Prior to maturity, you may elect to exchange your securities only during the first ten calendar days of March, June, September and December in each year, beginning in December 2006 and ending in June 2009.

You have limited antidilution protection

WBNA, as calculation agent for your securities, will, in its sole discretion, adjust the exchange ratio of each component stock for certain events affecting that component stock, such as cash dividends, stock splits and stock dividends, and certain other corporate actions involving that issuer of a component stock, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect any component stock. For example, the calculation agent is not required to make any adjustments to a component stock’s exchange ratio if the relevant issuer of a component stock or anyone else makes a partial tender or partial exchange offer for that component stock. Consequently, this could affect the market value of the securities. You should refer to “Specific Terms of the Securities — Adjustment Events” beginning on page S-27 for a description of the general circumstances in which the calculation agent will make adjustments to the exchange ratios of the component stocks.

Historical performance of the component stocks should not be taken as an indication of their future performance during the term of the securities

It is impossible to predict whether the market price of any component stock will rise or fall. The component stocks have performed differently in the past and are expected to perform differently in the future. The market price of each component stock will be influenced by complex and interrelated political, economic, financial and other factors that can affect each issuer of a component stock. You should refer to “The Long Basket” beginning on page A-1 and “The Short Basket” beginning on page B-1 for descriptions of the issuer of each component stock and historical data on the component stocks.

If we notify you that we are redeeming the securities, the values of the reference baskets may change before the redemption date

If we notify you that we are redeeming the securities for the exchange amount, the closing prices of the long basket and the short basket may be different on the redemption date than they were on the business day immediately preceding the redemption notice date, in which case the exchange amount that you receive on the redemption date for each security may be less than expected any may in any case be less than the principal amount per security of $10.

The exchange right may not yield a value greater than the principal amount of the securities

Subject to our redemption right, you will have a right to exchange the securities for the exchange amount, but there is no guarantee that the long basket value will be greater than the short basket value plus the adjustment amount so that an exchange will yield a value greater than the principal amount of the securities.

Purchases and sales by us or our affiliates may affect the market value of the securities

As described below under “Use of Proceeds and Hedging” on page S-39, we or one or more of our affiliates may hedge our obligations under the securities by purchasing the component stocks, futures or options on the component stocks or other derivative instruments with returns linked or related to changes in the market prices of the component stocks, and we may adjust these hedges by, among other things, purchasing or selling component stocks, futures, options, or other derivative instruments with returns linked to the component stocks at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of one or more of the component stocks and, therefore, the market value of the securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

The inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Wachovia is willing to purchase the securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Wachovia, as a result of dealer discounts, mark-ups or other transactions.

Potential conflicts of interest could arise

The payment of ongoing commissions may create potential conflicts of interest

In addition to the commission paid at the time of the initial public offering of the securities, which includes an initial sales credit of $0.125 per security, commissions will be paid on a quarterly basis to brokerage firms, including Wachovia Capital Markets, LLC, Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC, whose clients purchased securities in the initial public offering and who continue to hold their securities on the last scheduled trading day of each March, June, September, and December, beginning in September 2007. The quarterly commission will be $0.015625 per security per quarter. These additional commissions, combined with the commission paid on the day the securities were initially offered for sale to the public, will not in any event exceed 8% of the initial public offering price per security. We expect that the brokerage firm at which you hold your securities will pay a portion of these additional commissions to your broker.

As with any security or investment of which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to continue to hold the securities because they will no longer receive these commissions every three months if you sell your securities. You should take the above arrangements and the potentially different economic interest they create into account when considering an investment in the securities. For more information about the payment of these additional commissions, see “Supplemental Plan of Distribution”.

As calculation agent, WBNA will have the authority to make determinations that could affect the market value of the securities and when the securities mature

Our subsidiary, WBNA, is our agent for the purposes of calculating the interest rate payable on each interest payment date, the basket values, the exchange ratios, and the exchange amount. Under certain circumstances, WBNA’s role as our subsidiary and its responsibilities as calculation agent for the securities could give rise to conflicts of interest. These conflicts could occur, for instance, with judgments that it would be required to make in connection with its determination of whether a particular component stock price can be calculated on a particular business day. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-26. WBNA is required to carry out its duties as calculation agent in good faith and using its reasonable judgment.

Additional potential conflicts of interest could arise

Wachovia or its affiliates may currently or from time to time engage in business with one or more of the issuers of the component stocks. This business may include extending loans to, or making equity investments in, an issuer of a component stock or providing advisory services to an issuer of a component stock, including merger and acquisition advisory services. In the course of business, Wachovia or its affiliates may acquire non-public information relating to one or more of the issuers of the component stocks and, in addition, one or more affiliates of Wachovia may publish research reports about an issuer of a component stock. Wachovia does not make any representation to any purchasers of the securities regarding any matters whatsoever relating to any issuer of a component stock. Any prospective purchaser of the securities should undertake an independent investigation of each issuer of a component stock that in its judgment is appropriate to make an informed decision regarding an investment in the securities.

Tax consequences are uncertain

You should consider the tax consequences of investing in the securities, significant aspects of which are uncertain. If you are a United States alien holder, quarterly coupon payments on your securities may be subject to a 30% withholding tax and no Additional Amounts (as defined in the accompanying prospectus) will be paid. See “Supplemental Tax Considerations” beginning on page S-36.

Certain considerations for insurance companies and employee benefit plans

A fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, and that is considering purchasing the securities with the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition. These prohibitions are discussed in further detail under “Employee Retirement Income Security Act” on page S-38.

SPECIFIC TERMS OF THE SECURITIES

Please note that in this section entitled “Specific Terms of the Securities”, references to “holders” mean those who own securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not indirect holders who own beneficial interests in securities registered in street name or in securities issued in book- entry form through The Depository Trust Company. Please review the special considerations that apply to indirect holders in the accompanying prospectus, under “Legal Ownership”.

The securities are part of a series of debt securities, entitled “Medium-Term Notes, Series G”, that we may issue under the indenture from time to time as described in the accompanying prospectus. The securities are also “Indexed Notes” and “Senior Notes”, each as described in the accompanying prospectus.

This prospectus supplement summarizes specific financial and other terms that apply to the securities. Terms that apply generally to all Medium-Term Notes, Series G, are described in “Description of the Notes We May Offer” in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described there are inconsistent with those described here, the terms described here are controlling.

We describe the terms of the securities in more detail below.

Interest

The securities will bear interest at a rate of 3.5% per annum payable on each of March 1, June 1, September 1 and December 1, beginning on December 1, 2006.

If the maturity date is postponed due to a postponement of the final valuation date, we will pay interest on the maturity date as postponed rather than on September 1, 2009 (the scheduled maturity date), but no interest will accrue on the securities or on such payment during the period from or after September 1, 2009.

The regular record dates will be the close of business on February 14, May 17, August 17 and November 16, respectively, in each case the fifteenth calendar day, whether or not a business day, immediately preceding the related interest payment date. For the purpose of determining the holder at the close of business on a day that is not a business day, the close of business will mean 5:00 P.M. in New York City, on that day.

Denominations

Wachovia will issue the securities in principal amount of $10 per security and integral multiples thereof.

Offering Price

Each security will be offered at an initial public offering price of $10. The original price of the securities includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the securities reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See “Risk Factors — The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging”.

Payment of the Exchange Amount

On the relevant exchange payment date (as defined below), we will pay for each $10 security an amount of cash equal to the exchange amount (as defined below), calculated as of the relevant valuation date (as defined below), plus any accrued but unpaid interest up to but excluding the relevant exchange payment date (as defined below).

The term “exchange payment date” refers to the exchange date, the redemption date, the automatic exchange date and the maturity date, as applicable, which are, respectively, the payment dates corresponding to an exercise of your exchange right, our redemption of the securities, the occurrence of an automatic exchange event, or the maturity of the securities.

On any trading day, the “exchange amount” will equal the relative performance amount minus the adjustment amount (subject to a minimum exchange amount of $0), calculated as of the close of that trading day. On the pricing date, the initial exchange amount will equal $9.875, which equals the relative performance amount on the pricing date of $10 minus the initial adjustment amount of $0.125, and will be 1.25% less than the initial public offering price per security.

The “relative performance amount” on any trading day will equal $10 plus the difference of the long basket value and the short basket value, each calculated as of that trading day. On the pricing date, because the long basket value and the short basket value each equal $10.00, the relative performance amount equals $10.00.

The “adjustment amount” on any particular trading day equals the initial adjustment plus the sum of all of the daily adjustments for all trading days, beginning on, and including, the pricing date and ending on, and including, that particular trading day. The “initial adjustment” on the pricing date will be $0.125, and the “daily adjustment” on any trading day following the pricing date will equal $0.000206 (equivalent to approximately 0.75% per annum) multiplied by the number of calendar days since the previous trading day.

To receive your full principal on any exchange payment date, the relative performance amount, which reflects the relative performance of the baskets, must appreciate sufficiently on the relevant valuation date to offset the adjustment amount, which reduces the exchange amount initially by $0.125 per security and on an ongoing basis by approximately 0.75% in each year. We cannot assure you that the baskets will perform in this manner.

Calculation of the Long Basket Value

For a description of the long basket, see “The Long Basket” and Annex A, below.

The “initial long basket value” on the pricing date is $10.

On each subsequent trading day following the pricing date, the “long basket value” will be determined by the calculation agent and will equal the sum of the long component stock values for each of the long component stocks. The “long component stock value” for each long component stock will equal the product of (i) the exchange ratio of the long component stock and (ii) the closing price of the long component stock on that trading day, unless a market disruption event occurs with respect to any long component stock, in which case the long component stock value will be determined as described below. See “—Alternate Calculation of Long Basket Value or Short Basket Value”.

Calculation of the Short Basket Value

For a description of the short basket, see “The Short Basket” and Annex B, below.

The “initial short basket value” on the pricing date is $10.

On each subsequent trading day following the pricing date, the “short basket value” will be determined by the calculation agent and will equal the sum of the short component stock values for each of the short component stocks. The “short component stock value” for each short component stock will equal the product of (i) the exchange ratio of the short component stock and (ii) the closing price of the short component stock on that trading day, unless a market disruption event occurs with respect to any short component stock, in which case the short component stock value will be determined as described below. See “—Alternate Calculation of Long Basket Value or Short Basket Value”.

Alternate Calculation of the Long Component Stock Value or the Short Component Stock Value

If, on any trading day, the calculation agent determines that the closing price for any component stock (either long or short, as applicable) is not available due to the occurrence of a market disruption event, then:

•	For purposes of determining whether an automatic exchange event has occurred, the calculation agent will use the most recent reported sale price, regular way, on such trading day on the principal United States securities exchange or market on which such component stock is traded or, if no such price is available, the closing price of any such component stock for the most recent trading day on which a market disruption event did not occur. However, if the calculation agent determines that a market disruption event with respect to any component stock has occurred for ten or more consecutive trading days then, beginning on the eleventh such trading day, if the calculation agent determines that a market disruption event with respect to any such component stock has occurred and is continuing on such day, the calculation agent will determine the closing prices of any such component stocks in a commercially reasonable manner in accordance with general market practice, taking into consideration all available information that it in good faith deems relevant; and

•	For all other purposes, including the determination of the exchange amount payable on any exchange payment date, the basket value (either long or short, as applicable) will equal the sum of each component stock value for each component stock for which a closing price is available on such trading day plus, for each component stock for which a closing price is not available on such trading day, the component stock value for such component stock on the next succeeding trading day on which a market disruption event has not occurred. However, if the calculation agent determines that a market disruption event with respect to any component stock has occurred for ten or more consecutive trading days then, on the eleventh such trading day, if the calculation agent determines that a market disruption event with respect to any such component stock has occurred and is continuing on such day, the calculation agent will determine the closing price of any such component stocks in a commercially reasonable manner in accordance with general market practice, taking into consideration all available information that it in good faith deems relevant.

The “exchange ratio” with respect to each component stock will equal (i) the initial dollar value of each component stock divided by (ii) the closing price of each component stock on the pricing date. The “initial dollar value” of each component stock is $0.50, which equals the component stock’s percentage of the initial basket weight, in each case 1/20th, or 5%, times $10, the principal amount per security. Each of the baskets represents the “total return” of the respective component stocks in that basket. As a result, the exchange ratio for each component stock will be increased during the term of the securities to account for regular cash dividends paid on that component stock. The exchange ratio for each component stock will also be adjusted to account for certain corporate events relating to the issuer of that component stock. See “Specific Terms of the Securities — Adjustments to the Exchange Ratios”.

The “maturity date” is September 1, 2009, subject to extension in the event of a market disruption event with respect to any component stock on the scheduled final valuation date. If the final valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days.

The “final valuation date” means the fifth trading day prior to the maturity date.

The term “valuation dates” means the final valuation date, the exchange valuation dates, the redemption notice date or the automatic exchange valuation date, as applicable. If any valuation date (other than an automatic exchange valuation date) occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing with respect to any component stock, then the valuation date with respect to that component stock will be postponed until the next succeeding trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing with respect to that component stock. However, if the closing price of any such component stock cannot be calculated by the eleventh trading day following the relevant originally scheduled valuation date, then the calculation agent will determine the closing price for that component stock on that trading day in a commercially reasonable manner in accordance with general market practice, taking into consideration all available information that it in good faith deems relevant. See “—Alternate Calculation of the Long Component Stock Value or the Short Component Stock Value”.

A “trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (“NYSE”), AMEX, the Nasdaq National Market, the Chicago Board Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

A “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

U.S. Bank National Association will serve as the U.S registrar and the domestic paying agent.

Exchange Right

On any exchange notice date in any exchange period, beginning in December 2006 and ending in June 2009, you may elect to exchange each security you hold for an amount of cash equal to the exchange amount, calculated as of the relevant exchange valuation date, plus any accrued but unpaid interest up to but excluding the exchange date, subject to our optional redemption right and the prior occurrence of an automatic exchange event, as described below. In order to exercise your exchange right, you must exchange at least 10,000 securities and multiples of 100 in excess of 10,000. However, in any December exchange period, you may exchange a minimum of 100 securities.

Since the securities will be held only in book-entry form, you may exercise your exchange right only by acting through your participant at DTC, whose nominee is the registered holder of the securities. Accordingly, as a beneficial owner of securities, if you desire to exchange all or any portion of your securities you must instruct the participant through which you own your interest to exercise the exchange right on your behalf, as discussed below.

To exchange your securities on any exchange date, you must instruct your broker or other person through which you hold your securities to take the appropriate steps through normal clearing system channels. Your book-entry interest in the securities must be transferred to JPMorgan Chase Bank, N.A., (formerly known as JPMorgan Chase Bank), as trustee for our senior securities, on the exchange payment date, as described below.

Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of securities, you should consult the participant through which you own your interest for the relevant deadline. In order to effectively exercise your exchange right, however, you or your broker through which you hold your securities must fill out and deliver to us your Official Notice of Exchange, which is attached as Annex C to this prospectus supplement, before 11:00 A.M., New York City time on the relevant exchange valuation date. If you give us your Official Notice of Exchange after 11:00 A.M., New York City time on any exchange notice date, your notice will not become effective until the next exchange notice date.

In order to exercise your exchange right, you must exchange at least 10,000 securities and multiples of 100 in excess of 10,000. However, in any December exchange period, you may exchange a minimum of 100 securities.

After you fulfill all the conditions of your exchange, we will pay to you in cash the exchange amount per security, calculated as of the relevant exchange valuation date, plus any accrued but unpaid interest up to but excluding the exchange date.

You will no longer be able to exchange your securities if we previously redeem the securities or they are subject to automatic exchange, as described below.

We may request that Wachovia Capital Markets, LLC (“WCM”), which is one of our broker-dealer subsidiaries, purchase any exchanged securities for the amount of cash that would otherwise have been deliverable or payable by us. WCM’s agreement to purchase the exchanged securities will not affect your right to take action against us if WCM fails to purchase your securities. Any exchanged securities that are subsequently purchased by WCM will remain outstanding.

Redemption Right

On any redemption date, if the securities have not been previously exchanged, we may redeem all outstanding securities on any redemption date by giving holders of the securities 10 days’ prior notice on the relevant redemption notice date. If we redeem the securities, we will pay to you on the redemption date an amount of cash equal to the exchange amount calculated as of the relevant redemption notice date, plus any accrued but unpaid interest up to but excluding the redemption date.

The redemption dates are any trading day beginning on September 1, 2007, to and including the maturity date, or on any trading day prior to September 1, 2007, if we determine, in our sole discretion, that it is impracticable to hedge our obligations under the securities.

If we redeem the securities prior to maturity, we will pay the Trustee for payment to you on the redemption date, the exchange amount as determined on the relevant redemption notice date.

Automatic Exchange Event

If the exchange amount calculated on any trading day is less than $5, an automatic exchange event will occur. Upon the occurrence of an automatic exchange event, if the securities have not been previously exchanged or redeemed, the securities will be automatically exchanged on the automatic exchange date for an amount of cash equal to the exchange amount calculated as of the relevant automatic exchange valuation date, which is the trading day following the occurrence of the automatic exchange event, plus any accrued but unpaid interest to but excluding the automatic exchange date.

If an automatic exchange event occurs, you will lose a significant amount of the principal amount of your securities. Because one full trading day will elapse between the occurrence of the automatic exchange event and the determination of the exchange amount, the exchange amount you receive may be much lower than the exchange amount that triggered the automatic exchange event. If an automatic exchange event occurs, each of your securities will be automatically exchanged for an amount of cash that could be substantially less than the principal amount per security, and could be zero.

Closing Price

The closing price for a component stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•	if the component stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the component stock (or any such other security) is listed or admitted to trading;

•	if the component stock (or any such other security) is a security of the Nasdaq National Market, the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day; or

•	if the component stock (or any such other security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the component stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the component stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day.

If the last reported sale price or Nasdaq official closing price per share, as applicable, for the component stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for the component stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Wachovia Capital Markets, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “security of the Nasdaq National Market” will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Market Disruption Event

A market disruption event with respect to any component stock, as determined by the calculation agent in its sole discretion, means the occurrence or existence of any of the following events:

•	a suspension, absence or material limitation of trading in a component stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	a suspension, absence or material limitation of trading in option or futures contracts relating to a component stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	a component stock does not trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or what was the primary market for that component stock, as determined by the calculation agent in its sole discretion; or

•	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”.

The following events will not be market disruption events:

•	a limitation on the hours or number of days of trading in a component stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to a component stock.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts relating to a component stock, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in option or futures contracts relating to a component stock, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to those contracts; or

•	a disparity in bid and asked quotes relating to those contacts will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to a component stock in the primary market for those contracts.

Events of Default and Acceleration

In case an event of default with respect to any securities has occurred and is continuing, the amount payable to a beneficial owner of a security upon any acceleration permitted by the securities, with respect to each $10 principal amount of each security, will be equal to the exchange amount, calculated as though the date of early repayment were the maturity date of the securities. If a bankruptcy proceeding is commenced in respect of Wachovia, the claim of the beneficial owner of a note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the securities.

In case of default in payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

Adjustments to the Exchange Ratios

The exchange ratios are subject to adjustment by the calculation agent as a result of the dilution, reorganization, delisting and dividend adjustments described in this section. The adjustments described below do not cover all events that could affect the market value of your securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page S-17.

How Antidilution and Reorganization Adjustments will be made

If one of the dilution or reorganization events described below occurs with respect to any component stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of the component stock, the calculation agent will calculate a corresponding adjustment to the exchange ratio as the calculation agent deems appropriate to account for that dilutive or concentrative effect. The exchange ratio will be adjusted by the calculation agent by multiplying the existing exchange ratio by a fraction whose numerator is the number of shares of the component stock outstanding immediately after the dilution or reorganization event and whose denominator is the number of shares of the component stock outstanding immediately prior to the dilution or reorganization event. For example, if an adjustment is required because of a two-for-one stock split, then the exchange ratio will be adjusted to double the prior exchange ratio, to compensate for the corresponding split-adjusted decrease in the market price per share of the component stock.

The calculation agent will also determine the effective date of that adjustment, and the replacement of the component stock, if applicable, in the event of consolidation or merger of the issuer of a component stock. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the exchange ratio.

If more than one event requiring adjustment occurs with respect to any component stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the exchange ratio for the second event, applying the required adjustment to the exchange ratio as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the exchange ratio unless the adjustment would result in a change to the exchange ratio of at least 0.1% in the exchange ratio then in effect. The exchange ratio resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an antidilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

The following events are those that may require an antidilution adjustment of the exchange ratio:

•	a subdivision, consolidation or reclassification of a component stock or a distribution or dividend of component stock to existing holders of a component stock by way of bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of a component stock of:

•	cash,

•	shares of a component stock,

•	other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the issuer of any component stock equally or proportionately with such payments to holders of the component stock, or

•	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

•	the declaration by the issuer of any component stock of an extraordinary or special dividend or other distribution whether in cash or shares of the component stock or other assets;

•	a repurchase by the issuer of any component stock of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

•	any other similar event that may have a diluting or concentrative effect on the market price of a component stock; and

•	a consolidation of the issuer of any component stock with another company or merger of the issuer of any component stock with another company.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a component stock is subject to a stock split or a reverse stock split, then once such split has become effective the calculation agent will adjust the exchange ratio to equal the product of the prior exchange ratio for such component stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such component stock.

Adjustments for Dividends and Distributions

The exchange ratio will be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to a component stock, as described below:

•	stock dividends as described below,

•	issuances of transferable rights and warrants as described in “— Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “— Reorganization Events” beginning on page S-30, and

•	ordinary and extraordinary dividends described below.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If a component stock is subject to a stock dividend payable in shares of such component stock that is given ratably to all holders of shares of such component stock, or to a distribution of such component stock, as a result of the triggering of any provision of the corporate charter of such component stock, then once the dividend or distribution has become effective the calculation agent will adjust the exchange ratio for such component stock on the ex-dividend date to equal the sum of the prior exchange ratio plus the product of the number of shares issued with respect to one share of such component stock and the prior exchange ratio for such component stock. The ex-dividend date for any dividend or other distribution is the first day on and after which such component stock trades without the right to receive that dividend or distribution.

Ordinary and Extraordinary Dividends

Ordinary dividends are typically paid in cash on a regularly scheduled basis. Corporations are not required to pay ordinary dividends, and corporations who have paid ordinary dividends in the past may not continue to do so in the future. Extraordinary dividends are also typically paid in cash, but are typically paid on a one-time basis.

If a component stock is subject to a dividend (whether ordinary, extraordinary, or both at the same time), then once the applicable dividend has become effective the calculation agent will adjust the exchange ratio for such component stock on the ex-dividend date to equal the product of the prior exchange ratio for such component stock and a fraction, the numerator of which is the base closing price of such component stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the base closing price of such component stock on the trading day preceding the ex-dividend date exceeds the applicable dividend.

To the extent a dividend (whether ordinary, extraordinary, or both at the same time) or any portion thereof is not paid in cash, the value of the non-cash portion will be determined by the calculation agent, in its sole discretion. A distribution on a component stock that is a dividend payable in shares of such component stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such component stock only as described in “— Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of a component stock issues transferable rights or warrants to all holders of a component stock to subscribe for or purchase such component stock at an exercise price per share that is less than the closing price of such component stock on the trading day before the ex-dividend date for the issuance, then the exchange ratio will be adjusted to equal the product of the prior exchange ratio for such component stock and a fraction, the numerator of which will be the number of shares of such component stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such component stock offered for subscription or purchase pursuant to the rights or warrants and the denominator of which will be the number of shares of such component stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such component stock which the aggregate offering price of the total number of shares of such component stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance, which will be determined by multiplying the total number of additional shares of such component stock offered for subscription or purchase pursuant to the rights or warrants by the exercise price of the rights or warrants and dividing the product so obtained by the closing price on the trading day before the ex-dividend date for the issuance. If the number of shares of such component stock actually delivered in respect of the rights or warrants differs from the number of shares of such component stock offered in respect of the rights or warrants, then the exchange ratio will promptly be readjusted to the exchange ratio which would have been in effect had the adjustment been made on the basis of the number of shares of such component stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event:

•	the component stock is reclassified or changed;

•	the issuer of a component stock has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of the component stock are exchanged for or converted into other property;

•	a statutory share exchange involving outstanding shares of the component stock and the securities of another entity occurs, other than as part of an event described above;

•	the issuer of a component stock sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•	the issuer of a component stock effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer); or

•	the issuer of a component stock is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of the component stock.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the exchange ratio to reflect the amount and type of property or properties — whether cash, securities, other property or a combination — that a prior holder a share of the component stock would have been entitled to after the reorganization event has occurred. We refer to this new property as the distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the distribution property. For any distribution property consisting of a security, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of shares of the component stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of shares of the component stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs, in each case as a result of which the holders of a component stock are entitled to receive stock, other securities or other property or assets (including, without limitation, cash or other classes of securities of the issuer of such component stock and including (x) in the case of the issuance of tracking stock, the reclassified share of such component stock, (y) in the case of a spin-off event, the share of the component stock with respect to which the spun-off security was issued and (z) in the case of any other reorganization event where the component stock continues to be held by the holders receiving such distribution, the component stock) (collectively, “exchange property”) with respect to or in exchange for such component stock, then in lieu of using the product of the closing price and the exchange ratio for such component stock to calculate the basket value, the calculation agent will use the exchange property value on such date. The exchange property value at any date means (i) for any cash received per share of component stock, the amount of cash received per share of component stock as adjusted by the applicable exchange ratio for such component stock on the date of such reorganization event, (ii) for any property other than cash or securities received in such distribution, the market value, as determined by the calculation agent, as of the date of receipt, of such exchange property received for each component stock, as adjusted by the exchange ratio for such component stock on the date of such reorganization event, (iii) for any security received in any such distribution, an amount equal to the closing price as of the date on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each component stock, as adjusted by the exchange ratio for such component stock on the date of the initial distribution of such exchange property (such as-adjusted quantity, a “new exchange ratio”) and (iv) if the exchange property was distributed with respect to, rather than in exchange for, a component stock, an amount equal to the closing price, as of the date on which the exchange property value is determined, for such component stock multiplied by the exchange ratio as of the date on which the exchange property value is determined. Holders of the securities will no receive any interest accrued on the cash component of any exchange property. Any new exchange ratio will be subject to the adjustments set forth above.

For purposes of a reorganization event, in the case of a consummated tender or exchange offer or going-private transaction involving exchange property of a particular type, exchange property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

If a reorganization event occurs with respect to the shares of the component stock and the calculation agent adjusts the exchange ratio to reflect the distribution property in the event as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, comprising the new exchange ratio. The calculation agent will do so to the same extent that it would make adjustments if the shares of the component stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of the component stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of the component stock.

Adjustments for the Delisting of a Component Stock

In the event of a public announcement that a component stock will no longer be listed on the NYSE, the Nasdaq National Market or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system then, effective as of the trading day on which such component stock is no longer listed and a class of ordinary shares of the issuer of such component stock is not then listed on the Nasdaq National Market, the NYSE or any other primary U.S. securities exchange or traded through facilities of a U.S. national securities system (the “delisting date”), then the long component stock value or short component stock value, as applicable, for such component stock will equal an amount of cash equal to the exchange ratio last in effect for such component stock multiplied by the closing price of the such component stock as of the close of trading on the trading day prior to the delisting date.

No adjustments will be made to the basket pursuant to a delisting described above if the calculation agent determines that such adjustments are not necessary in light of adjustments made, or to be made, pursuant to “Reorganization Events”, and its determinations with respect thereto shall be conclusive in the absence of manifest error.

If a closing price for a component stock is no longer available for whatever reason, including the liquidation of the issuer of such component stock or the subjection of such issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law then, subject to the provisions above regarding delisting of a component stock, the value of such component stock will equal zero for so long as no closing price is available.

THE LONG BASKET

The long basket is an initially equally weighted basket of the common stocks of twenty companies. A description of these companies obtained from publicly available information is provided in Annex A, together with historical information regarding the long component stocks.

The following tables set forth for each long component stock in the long basket: the name of the issuer; the ticker symbol; the exchange ratio; the closing price on the pricing date; the percentage weight of the initial long basket; and the initial dollar value based upon the long component stock’s closing price on the pricing date.

The Long Basket

Long Component Stock	Ticker Symbol	Exchange Ratio	Closing Price on Pricing Date	Percentage of Initial Basket Weight	Initial Dollar Value
McDonald’s Corporation	MCD	•	•	5.00%	$0.50
Family Dollar Stores, Inc.	FDO	•	•	5.00%	$0.50
Wal-Mart Stores, Inc.	WMT	•	•	5.00%	$0.50
UST Inc.	UST	•	•	5.00%	$0.50
Medtronic, Inc.	MDT	•	•	5.00%	$0.50
Baxter International Inc.	BAX	•	•	5.00%	$0.50
Health Management Associates, Inc.	HMA	•	•	5.00%	$0.50
Aon Corporation	AOC	•	•	5.00%	$0.50
MBIA Inc.	MBI	•	•	5.00%	$0.50
General Dynamics Corporation	GD	•	•	5.00%	$0.50
Pitney Bowes Inc.	PBI	•	•	5.00%	$0.50
Ecolab Inc.	ECL	•	•	5.00%	$0.50
Sigma-Aldrich Corporation	SIAL	•	•	5.00%	$0.50
Automatic Data Processing, Inc.	ADP	•	•	5.00%	$0.50
DST Systems, Inc.	DST	•	•	5.00%	$0.50
Fiserv, Inc.	FISV	•	•	5.00%	$0.50
Verizon Communications Inc.	VZ	•	•	5.00%	$0.50
CenturyTel, Inc.	CTL	•	•	5.00%	$0.50
Progress Energy, Inc.	PGN	•	•	5.00%	$0.50
FPL Group, Inc.	FPL	•	•	5.00%	$0.50
Total				100.00%	$10.00

Hypothetical Historical Closing Values of the Long Basket

The long basket is composed of the common stocks of twenty companies traded on the NYSE and the Nasdaq National Market. The long basket was created solely for purposes of the offering of the securities and will be calculated solely during the term of the securities. For illustrative purposes, we have presented hypothetical historical closing values of the long basket assuming the long basket had been created and calculated since August 1, 2003 (as discussed below). These hypothetical historical values have fluctuated in the past and may, in the future, experience significant fluctuations. Any upward or downward trend in the hypothetical historical closing value of the long basket during any period shown below is not an indication that the actual percentage change in the value of the long basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the long basket. We cannot make any assurance that the future values of the long basket or the future market prices of the component stocks included in the long basket will result in holders of the securities receiving an exchange amount greater than the principal amount of their securities on the maturity date. We do not make any representation to you as to the performance of the long basket or the long component stocks.

We obtained the closing prices of the long component stocks used to calculate the hypothetical historical values of the long basket from Bloomberg, without independent verification. You should not take the past performance of the long component stocks as an indication of how the long component stocks or the long basket will perform in the future. The actual value of the long basket at or near a valuation date may bear little relation to the hypothetical historical values shown below.

The following table sets forth our hypothetical calculation of the closing high and low values of the long basket as though the long basket had been created and calculated since August 1, 2003, assuming a starting basket value of $10 and exchange ratios for the long component stocks included in the long basket determined as of that date, as well as the value of the long basket at the end of each quarter from August 1, 2003 through June 30, 2006 and the period from July 1, 2006 through July 5, 2006. On July 5, 2006, the closing value of the basket was $12.18. Past movements of the basket are not indicative of future values.

Hypothetical Historical Quarterly High, Low and Quarter-End Closing Value of the Long Basket

Quarter - Start Date	Quarter - End Date	High Closing Value of the Long Basket	Low Closing Value of the Long Basket	Quarter - End Closing Value of the Long Basket
08/01/2003	09/30/2003	$10.48	$10.00	$10.13
10/01/2003	12/31/2003	10.62	10.00	10.57

01/01/2004	03/31/2004	11.12	10.55	10.74
04/01/2004	06/30/2004	11.12	10.55	10.94
07/01/2004	09/30/2004	10.99	10.35	10.90
10/01/2004	12/31/2004	11.79	10.55	11.79

01/01/2005	03/31/2005	11.86	11.38	11.49
04/01/2005	06/30/2005	11.59	11.09	11.50
07/01/2005	09/31/2005	11.96	11.46	11.74
10/01/2005	12/31/2005	12.18	11.47	12.08

01/01/2006	03/31/2006	12.45	11.76	12.35
04/01/2006	06/30/2006	12.42	11.87	12.21
07/01/2006	07/05/2006	12.23	12.15	12.18

THE SHORT BASKET

The short basket is an initially equally weighted basket of the common stocks of twenty companies. A description of these companies obtained from publicly available information is provided in Annex B, together with historical information regarding the short component stocks.

The following tables set forth for each short component stock in the short basket: the name of the issuer; the ticker symbol; the exchange ratio; the closing price on the pricing date; the percentage weight of the initial long basket; and the initial dollar value based upon the short component stock’s closing price on the pricing date.

The Short Basket

Short Component Stock	Ticker Symbol	Exchange Ratio	Closing Price on Pricing Date	Percentage of Initial Basket Weight	Initial Dollar Value
J.C. Penney Company, Inc.	JCP	•	•	5.00%	$0.50
Harman International Industries, Inc.	HAR	•	•	5.00%	$0.50
Reynolds American Inc.	RAI	•	•	5.00%	$0.50
Iron Mountain Incorporated	IRM	•	•	5.00%	$0.50
JPMorgan Chase & Co.	JPM	•	•	5.00%	$0.50
CIT Group Inc.	CIT	•	•	5.00%	$0.50
Jefferies Group, Inc.	JEF	•	•	5.00%	$0.50
Aetna Inc.	AET	•	•	5.00%	$0.50
Medco Health Solutions, Inc.	MHS	•	•	5.00%	$0.50
PACCAR Inc	PCAR	•	•	5.00%	$0.50
Joy Global Inc.	JOYG	•	•	5.00%	$0.50
Phelps Dodge Corporation	PD	•	•	5.00%	$0.50
Broadcom Corporation	BRCM	•	•	5.00%	$0.50
SanDisk Corporation	SNDK	•	•	5.00%	$0.50
National Semiconductor Corporation	NSM	•	•	5.00%	$0.50
NCR Corporation	NCR	•	•	5.00%	$0.50
Peabody Energy Corporation	BTU	•	•	5.00%	$0.50
United States Steel Corporation	X	•	•	5.00%	$0.50
Motorola, Inc.	MOT	•	•	5.00%	$0.50
Reliant Energy, Inc.	RRI	•	•	5.00%	$0.50
Total				100.00%	$10.00

Hypothetical Historical Closing Values of the Short Basket

The short basket is composed of the common stocks of twenty companies traded on the NYSE and the Nasdaq National Market. The short basket was created solely for purposes of the offering of the securities and will be calculated solely during the term of the securities. For illustrative purposes, we have presented hypothetical historical closing values of the short basket, assuming the short basket had been created and calculated since August 1, 2003 (as discussed below). These hypothetical historical values have fluctuated in the past and may, in the future, experience significant fluctuations. Any upward or downward trend in the hypothetical historical closing value of the short basket during any period shown below is not an indication that the actual percentage change in the value of the short basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the short basket. We cannot make any assurance that the future values of the short basket or the future market prices of the component stocks included in the short basket will result in holders of the securities receiving an exchange amount greater than the principal amount of their securities on the maturity date. We do not make any representation to you as to the performance of the short basket or the short component stocks.

We obtained the closing prices of the short component stocks used to calculate the hypothetical historical values of the short basket from Bloomberg, without independent verification. You should not take the past performance of the short component stocks as an indication of how the short component stocks or the short basket will perform in the future. The actual value of the short basket at or near a valuation date may bear little relation to the hypothetical historical values shown below.

The following table sets forth our hypothetical calculation of the closing high and low values of the short basket as though the short basket had been created and calculated since August 1, 2003, assuming a starting basket value of $10 and exchange ratios for the short component stocks included in the short basket determined as of that date, as well as the value of the short basket at the end of each quarter from August 1, 2003 through June 30, 2006 and the period from July 1, 2006 through July 5, 2006. On July 5, 2006, the closing value of the basket was $30.50. Past movements of the basket are not indicative of future values.

Hypothetical Historical Quarterly High, Low and Quarter-End Closing Value of the Short Basket

Quarter - Start Date	Quarter - End Date	High Closing Value of the Short Basket	Low Closing Value of the Short Basket	Quarter - End Closing Value of the Short Basket
08/01/2003	09/30/2003	$11.87	$10.00	$11.58
10/01/2003	12/31/2003	15.08	11.79	15.08

01/01/2004	03/31/2004	16.74	14.99	16.17
04/01/2004	06/30/2004	17.46	15.11	17.27
07/01/2004	09/30/2004	17.46	15.67	17.31
10/01/2004	12/31/2004	21.04	17.16	21.03

01/01/2005	03/31/2005	22.55	19.98	21.13
04/01/2005	06/30/2005	22.00	19.48	21.54
07/01/2005	09/31/2005	25.84	21.50	25.21
10/01/2005	12/31/2005	27.72	24.01	27.59

01/01/2006	03/31/2006	31.87	27.40	31.40
04/01/2006	06/30/2006	34.52	27.86	30.50
07/01/2006	07/05/2006	30.75	30.13	30.50

Although the baskets are not recognized market indexes or benchmarks, the following graph depicts the hypothetical historical performance of the baskets assuming the baskets had been created using the same long component stocks and short component stocks, respectively, as of August 1, 2003 and calculated from August 1, 2003 with a starting value of $10 and exchange ratios for the component stocks determined as of that date. Any upward or downward trend in the hypothetical historical value of the baskets during any period shown below is not an indication that the value of the baskets is more or less likely to increase or decrease at any time during the term of the securities. The hypothetical historical values of the baskets do not give any indication of the future performance of the baskets and Wachovia cannot make any assurance regarding the future performance of the baskets.

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States federal income tax considerations relating to the securities. The following does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the securities and receiving payments of interest, principal and/or other amounts under the securities. This summary is based on the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date. This summary does not address all aspects of United States federal income taxation of the securities that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of securities who is subject to special treatment under the United States federal income tax laws.

Supplemental United States Tax Considerations

The discussion below supplements the discussion under “United States Taxation” in the accompanying prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under “United States Alien Holders” below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

The treatment of the securities for United States federal income tax purposes is uncertain. In the opinion of Sullivan & Cromwell LLP, it would be reasonable to treat the securities as pre-paid income-bearing derivative contracts, and Wachovia intends to treat the securities for all tax purposes in accordance with such characterization. Except as noted below under “Alternative Characterizations”, the discussion below assumes that the securities will be so treated.

No statutory, judicial, or administrative authority directly discusses how the securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the securities are highly uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Treatment as Pre-paid Income-Bearing Derivative Contracts. If the securities are properly treated as pre-paid income-bearing derivative contracts, it is likely that you will be taxed on any monthly coupon payments you receive on the securities as ordinary income in accordance with your regular method of accounting for United States federal income tax purposes.

Upon the sale, exchange, redemption or maturity of the securities, you should recognize capital gain or loss in an amount equal to the difference, if any, between the amount you realize (other than amounts in respect of accrued interest, which are likely to be taxed as ordinary income) and your United States federal income tax basis in the securities. Your United States federal income tax basis in the securities will generally be equal to the amount you paid for your securities. Capital gain of a non-corporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% but only where the holder has a holding period greater than one year.

Alternative Characterizations. In light of the uncertainty as to the United States federal income tax treatment of the securities, it is possible that the securities could be treated differently from described above. For example, the securities could be treated as a single debt instrument subject to the special tax rules governing contingent debt instruments. If the securities are so treated, you would be required to accrue interest income over the term of your securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities (the “comparable yield”). You would recognize gain or loss upon the sale or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities, and decreased by the amount of any interest payments previously made with respect to your securities. Any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your securities, and thereafter would be capital loss.

If the securities are treated as a contingent debt instrument and you purchase your securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in United States Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

The securities could also be treated as a unit consisting of a derivative contract (the “Derivative Contract”) and a debt instrument (“the Debt Instrument”). If the securities are so treated and it is not reasonably expected as of the issue date for the securities that the average value of the interest rate on the Debt Instrument during the first half of the Debt Instrument’s term will be (i) significantly less than the average value of the interest rate on the Debt Instrument during the final half of the Debt Instrument’s term (“significant back-loading”) or (ii) significantly greater than the average value of the interest rate on the Debt Instrument during the final half of the Debt Instrument’s term (“significant front-loading”), then the Debt Instrument would likely be treated as a variable rate note that provides for stated interest at a single objective rate, subject to the rules applicable to such instruments as described in the accompanying prospectus under “United States Taxation - United States Holders - Original Issue Discount - Variable Rate Notes”. If the securities are treated as a unit consisting of a Derivative Contract and a Debt Instrument but it is reasonably expected as of the issue date for the securities that there will be “significant front-loading” or “significant back-loading” of interest on the Debt Instrument, it is likely that the Debt Instrument would be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. You should consult your tax advisor as to the possible tax consequences of such characterizations.

It is also possible that the monthly coupon payments would not be treated as interest for United States federal income tax purposes but instead would be treated in some other manner. For example, the monthly coupon payments could be treated all or in part as contract fees in respect of a derivative contract. The United States federal income tax treatment of such contract fees is uncertain. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for United States federal income tax purposes.

United States Alien Holders. Because the United States federal income tax treatment (including the applicability of withholding tax) of the monthly coupon payments on the securities is uncertain, if you are a United States alien holder, monthly coupon payments made to you will be withheld upon at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will make no payments of Additional Amounts (as defined in the accompanying prospectus). To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to monthly coupon payments made to you if: (i) the monthly coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for United States federal income tax purposes, (ii) the monthly coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities unless you comply with certain certification and identification requirements as to your foreign status. If you are a United States alien holder, you should consult with your tax advisor regarding the United States federal income tax consequences of acquiring, holding, and disposing of the securities in your specific circumstances.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the notes by a plan with respect to which Wachovia, Wachovia Capital Markets, LLC or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those notes are acquired pursuant to and in accordance with an applicable exemption. The United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase, holding, or exercise of the exchange right of the notes. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

The notes may not be purchased or held by (1) any plan, (2) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or (3) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief available under one or more of the PTCEs listed above or another applicable similar exemption. Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of the notes that it either (1) is not a plan or a plan asset entity and is not purchasing those notes on behalf of or with “plan assets” of any plan or plan asset entity or (2) with respect to the purchase or holding, is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable exemption. In addition, any purchaser or holder of the notes or any interest in the notes which is a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the notes that its purchase and holding will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase, holding, or exchange right under similar laws, as applicable.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the notes will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of Wachovia associated with its obligation to pay the redemption amount at the maturity of the notes.

The hedging activity discussed above may adversely affect the market value of the notes from time to time and the redemption amount you will receive on the notes at maturity. See “Risk Factors — Purchases and sales by us or our affiliates may affect the return on the notes” and “Risk Factors — Potential conflicts of interest could arise” for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Wachovia Capital Markets, LLC has agreed, subject to the terms and conditions of the distribution agreement and a terms agreement, to purchase from Wachovia as principal $• aggregate principal amount of securities and will receive an underwriting discount and commission of •%. Wachovia Capital Markets, LLC has engaged the services of each of Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC, as broker, to resell $• and $•, respectively, aggregate principal amount of the securities purchased by Wachovia Capital Markets, LLC and has agreed to reallow Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC •% of the principal amount of each security sold through Wachovia Securities, LLC or Wachovia Securities Financial Network, LLC, respectively, as broker.

The distribution agreement provides that the obligations of Wachovia Capital Markets, LLC are subject to certain conditions and that Wachovia Capital Markets, LLC is obligated to purchase the securities. Wachovia Capital Markets, LLC has advised Wachovia that it proposes initially to offer all or part of the securities directly to the public at the offering price set forth on the cover page of this prospectus supplement. Included in the compensation paid at the time of the initial public offering of the securities is an additional administrative fee of •% that will be paid dealers and agents in connection with the administration of orders for the securities. After the initial public offering, the public offering price may be changed and a concession to dealers may be offered. Wachovia Capital Markets, LLC is offering the securities subject to receipt and acceptance and subject to its right to reject any order in whole or in part.

In addition to the compensation paid at the time of the original public offering of the securities, WBNA has agreed to pay an additional amount (the “quarterly commission”) on the last scheduled trading day of each March, June, September, and December, beginning in September 2007, proportionately to brokers, including Wachovia Capital Markets, LLC, Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC, whose clients purchased securities in the original public offering and who continue to hold their securities through these brokers through each quarter. The quarterly commission per security will equal approximately $0.0625 per annum (0.625% per annum or 0.15625% per quarter), but in no event will the quarterly commission exceed $• in any quarter. The total amount of the quarterly commissions, together with the underwriting compensation paid at the time of the original public offering of the securities, will not in any event exceed 8% of the public offering price of the securities.

Moreover, additional agents under the distribution agreement, subject to the terms and conditions of the distribution agreement, may act as Wachovia’s agents in the sale of $• aggregate principal amount of the securities. The total commission payable on securities sold by the additional agents on an agency basis, pursuant to the distribution agreement, will be •%. We refer to the additional agents, together with Wachovia Capital Markets, LLC, as the “Agents”.

Proceeds to be received by Wachovia in this offering will be net of the underwriting discount, commission and expenses payable by Wachovia.

The Agents, Wachovia Securities, LLC, Wachovia Securities Financial Network, LLC or any broker-dealer affiliate of Wachovia may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the securities. The Agents, Wachovia Securities, LLC, Wachovia Securities Financial Network, LLC or any broker-dealer affiliate of Wachovia may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

Wachovia Capital Markets, LLC is an affiliate of Wachovia. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member such as Wachovia Capital Markets, LLC distributes an affiliated company’s debt securities. Wachovia Capital Markets, LLC has advised Wachovia that this offering will comply with the applicable requirements of Rule 2720. No NASD member participating in this offering will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

We expect to deliver the securities against payment therefor in New York City on or about the expected settlement date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement and of the pricing of the securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the pricing date or the next succeeding business day will be required, by virtue of the fact that the securities initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

No action has been or will be taken by Wachovia, Wachovia Capital Markets, LLC or any broker-dealer affiliate of Wachovia that would permit a public offering of the notes or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Wachovia, or any broker-dealer affiliate of Wachovia. In respect of specific jurisdictions, please note the following:

The notes, and the offer to sell such notes, does not constitute a public offering in Argentina. Consequently, no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor has any listing authorization of the notes been requested on any stock market in Argentina.

The notes will not be offered or sold to any persons who are residents of the Bahamas within the meaning of the Exchange Control Regulations of 1956 issued by the Central Bank of the Bahamas.

The notes may not be offered or sold to the public in Brazil. Accordingly, the notes have not been submitted to the Comissão de Valores Mobiliários for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Neither the notes nor Wachovia Corporation is registered in the Securities Registry of the Superintendency of Securities and Insurance in Chile.

The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

RECENT DEVELOPMENTS

On May 7, 2006, Wachovia and Golden West Financial Corporation (“Golden West”) announced that they had entered into an Agreement and Plan of Merger, dated as of May 7, 2006 (the “Merger Agreement”), that provides, among other things, for Golden West to be merged with and into a wholly-owned subsidiary of Wachovia (the “Merger”). As a result of the Merger, the outstanding shares of Golden West common stock, with respect to each shareholder of record of Golden West common stock, will be converted into the right to receive (A) a number of shares of Wachovia common stock equal to the product of (i) 1.365 times (ii) the number of shares of Golden West common stock held by such holder of record times (iii) 77%, and (B) an amount in cash equal to the product of (i) $81.07 times (ii) the number of shares of Golden West common stock held by such holder of record times (iii) 23%. Wachovia also entered into Voting Agreements, dated as of May 7, 2006 (the “Voting Agreements”), with the co-chairman and chief executive officers of Golden West, Marion Sandler and Herbert Sandler, and with one other director, Bernard Osher. Under the Voting Agreements, the Sandlers and Mr. Osher gave Wachovia an irrevocable proxy to vote, and they agreed to vote, their Golden West shares in favor of the Merger and agreed that they will not vote those shares in favor of another acquisition transaction. In the Merger Agreement, Golden West agreed to pay Wachovia a termination fee of $995 million under certain circumstances generally arising if Golden West or a third party takes certain actions that could prevent or impede consummation of the Merger. Wachovia agreed to elect two current Golden West directors to its board of directors upon consummation of the Merger.

The Merger is intended to be treated as a tax-free reorganization to Wachovia and Golden West and otherwise tax free to Golden West’s shareholders, except to the extent they receive cash, and is to be accounted for as a purchase. Consummation of the Merger is subject to various conditions, including: (i) receipt of the approvals of Wachovia’s and Golden West’s shareholders; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other regulatory authorities; (iii) receipt of legal opinions as to the tax treatment of the Merger; (iv) listing on the New York Stock Exchange, Inc., subject to notice of issuance, of Wachovia’s common stock to be issued in the Merger; and (v) satisfaction of certain other conditions.

ANNEX A

THE LONG BASKET

Provided below is a brief description of the issuers of each of the component stocks included in the long basket obtained from publicly available information, as well as a table that sets forth the high-, low-, and quarter-end closing prices for each of the long component stocks. The information given below is for the four calendar quarters in each of 2003, 2004 and 2005, and for the first two calendar quarters in 2006. Partial data is provided for the third calendar quarter of 2006. We obtained the historical information from Bloomberg, without independent verification. You should not take the past performance of the long component stocks as an indication of how the long component stocks will perform in the future.

All of the long component stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the United States Securities and Exchange Commission (the “SEC”). Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by the respective issuers of the component stocks with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the respective issuers of the component stocks under the Exchange Act can be located by reference to its SEC file number provided below.

Information about the respective issuers of the long component stocks may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from each issuer’s website. We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by those issuers with the SEC.

This prospectus supplement relates only to the securities and does not relate to the long component stocks. We have derived the information about the issuers of the long component stocks in this prospectus supplement from publicly available documents, without independent verification. We have not participated in the preparation of any of the documents or made any “due diligence” investigation or any inquiry of the issuers of the long component stocks in connection with the offering of the securities. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the issuers of the long component stocks contained in this prospectus supplement. Furthermore, we do not know whether the issuers of the long component stocks have disclosed all events occurring before the date of this prospectus supplement – including events that could affect the accuracy or completeness of the publicly available documents referred to above, the market price of the long component stocks and, therefore, the closing price of the long component stocks that the calculation agent will use to determine the exchange amount with respect to your securities. You, as an investor in the securities, should investigate the issuers of the long component stocks on your own.

Wachovia or its affiliates may presently or from time to time engage in business with one or more of the issuers of the long component stocks. This business may include extending loans to, or making equity investments in, such companies or providing advisory services to such companies, including merger and acquisition advisory services. In the course of business, Wachovia or its affiliates may acquire non-public information relating to these companies and, in addition, one or more affiliates of Wachovia may publish research reports. It is important to note, too, that these recommendations are likely to change over time, whereas the composition of the component stocks included in the long basket will remain static, except to reflect adjustments in connection with certain corporate events relating to the issuers of the long component stocks. Wachovia does not make any representation to any purchasers of the securities regarding any matters whatsoever relating to the issuers of component stocks included in the long basket. Any prospective purchaser of the securities should undertake an independent investigation of these companies as in its judgment is appropriate to make an informed decision regarding an investment in the securities. The composition of the component stocks included in the long basket does not necessarily reflect any investment or sell recommendations of Wachovia or its affiliates.

McDonald’s Corporation

McDonald’s Corporation (“McDonald’s”) has disclosed that it primarily franchises and operates McDonald’s restaurants in the food services industry. McDonald’s also operates Boston Market and Chipotle Mexican Grill and has a minority ownership interest in U.K.-based Pret A Manger. These restaurants serve a varied, yet limited, value-priced menu in more than 100 countries around the world.

McDonalds’s headquarters are located in Oak Brook, Illinois and its common stock is traded on the New York Stock Exchange under the symbol “MCD”. Information filed with the SEC by McDonalds under the Exchange Act can be located by reference to its SEC file number: 001-05231 or its CIK Code: 63908. The closing price of the common stock of McDonalds on July 5, 2006 was $33.76.

Quarter Start Date	Quarter End Date	High Closing Price of McDonalds	Low Closing Price of McDonalds	Quarter-End Closing Price of McDonalds
01/01/2003	03/31/2003	$17.33	$12.38	$14.46
04/01/2003	06/30/2003	22.53	14.05	22.06
07/01/2003	09/30/2003	23.93	20.49	23.54
10/01/2003	12/31/2003	26.56	23.74	24.83

01/01/2004	03/31/2004	29.85	24.64	28.57
04/01/2004	06/30/2004	29.36	25.31	26.00
07/01/2004	09/30/2004	28.16	25.75	28.03
10/01/2004	12/31/2004	32.66	27.55	32.06

01/01/2005	03/31/2005	34.21	30.89	31.14
04/01/2005	06/30/2005	31.49	27.75	27.75
07/01/2005	09/30/2005	34.69	27.70	33.49
10/01/2005	12/31/2005	35.50	31.55	33.72

01/01/2006	03/31/2006	36.37	33.52	34.36
04/01/2006	06/30/2006	35.96	31.94	33.60
07/01/2006	07/05/2006	33.97	33.76	33.76

Family Dollar Stores, Inc.

Family Dollar Stores, Inc. (“Family Dollar”) has disclosed that it operates a chain of almost 6,000 retail discount stores in a 44-state area, providing primarily low to lower-middle income consumers with a wide range of general merchandise at highly competitive prices in convenient neighborhood stores. The goods offered by Family Dollar generally have price points that range from under one dollar to ten dollars and include apparel, food, cleaning and paper products, home decor, beauty and health aids, toys, pet products, automotive products, domestics and seasonal goods.

Family Dollar’s headquarters are located in Matthews, North Carolina and its common stock is traded on the New York Stock Exchange under the symbol “FDO”. Information filed with the SEC by Family Dollar under the Exchange Act can be located by reference to its SEC file number: 001-06807 or its CIK Code: 34408. The closing price of the common stock of Family Dollar on July 5, 2006 was $23.99.

Quarter Start Date	Quarter End Date	High Closing Price of Family Dollar	Low Closing Price of Family Dollar	Quarter-End Closing Price of Family Dollar
01/01/2003	03/31/2003	$31.83	$26.54	$30.88
04/01/2003	06/30/2003	38.89	31.09	38.15
07/01/2003	09/30/2003	41.94	36.29	39.89
10/01/2003	12/31/2003	43.61	32.65	35.88

01/01/2004	03/31/2004	39.39	32.91	35.95
04/01/2004	06/30/2004	34.98	27.50	30.42
07/01/2004	09/30/2004	30.44	25.60	27.10
10/01/2004	12/31/2004	32.14	25.90	31.23

01/01/2005	03/31/2005	34.98	29.73	30.36
04/01/2005	06/30/2005	29.95	24.00	26.10
07/01/2005	09/30/2005	27.13	19.67	19.87
10/01/2005	12/31/2005	25.13	19.97	24.79

01/01/2006	03/31/2006	27.22	23.34	26.60
04/01/2006	06/30/2006	27.21	23.42	24.43
07/01/2006	07/05/2006	24.07	23.99	23.99

Wal-Mart Stores, Inc.

Wal-Mart Stores, Inc. (“Wal-Mart”) has disclosed that it operates retail stores in various formats around the world. It provides a broad assortment of merchandise and services at low prices. The Wal-Mart Stores segment is the largest segment of the business, consisting of three different traditional retail formats (Supercenters, Discount Stores, and Neighborhood Markets), all of which operate in the United States, and Wal-Mart’s online retail format, Walmart.com. The SAM’S CLUB segment consists of membership warehouse clubs, which operate in the United States, and the segment’s online retail format, samsclub.com. SAM’S CLUB provides brand-name merchandise at “members only” prices for both business and personal use. The International segment, consisting of retail operations in nine countries and Puerto Rico, includes several different formats of retail stores and restaurants, including Discount Stores, Supercenters and SAM’S CLUBs that operate outside the United States.

Wal-Mart’s principal offices are in Bentonville, Arkansas, and its common stock is traded on the New York Exchange under the symbol “WMT”. Information filed with the SEC by Wal-Mart under the Exchange Act can be located by reference to its SEC file number: 001-06991 or its CIK Code: 104169. The closing price of the common stock of Wal-Mart on July 5, 2006 was $47.02.

Quarter Start Date	Quarter End Date	High Closing Price of Wal-Mart	Low Closing Price of Wal-Mart	Quarter-End Closing Price of Wal-Mart
01/01/2003	03/31/2003	$54.67	$46.74	$52.03
04/01/2003	06/30/2003	56.70	52.00	53.67
07/01/2003	09/30/2003	60.08	54.35	55.85
10/01/2003	12/31/2003	59.39	50.74	53.05

01/01/2004	03/31/2004	61.05	52.12	59.69
04/01/2004	06/30/2004	59.02	51.98	52.76
07/01/2004	09/30/2004	54.97	51.33	53.20
10/01/2004	12/31/2004	57.70	51.99	52.82

01/01/2005	03/31/2005	54.49	50.11	50.11
04/01/2005	06/30/2005	49.85	46.81	48.20
07/01/2005	09/30/2005	50.51	42.49	43.82
10/01/2005	12/31/2005	50.57	43.50	46.80

01/01/2006	03/31/2006	48.54	44.74	47.24
04/01/2006	06/30/2006	49.65	45.03	48.17
07/01/2006	07/05/2006	47.57	47.02	47.02

UST Inc.

UST Inc. (“UST”) has disclosed that it serves as a holding company for U.S. Smokeless Tobacco Company. UST, through its direct and indirect subsidiaries, is engaged in the manufacturing and marketing of consumer products in three business segments. Smokeless Tobacco Products: UST’s primary activities are the manufacturing and marketing of smokeless tobacco products. Wine: UST produces and markets premium varietal and blended wines. All Other Operations: UST’s international operations, which market moist smokeless tobacco, are included in all other operations.

UST’s principal executive offices are located in Greenwich, Connecticut, and its common stock is traded on the New York Exchange under the “UST” symbol. Information filed with the SEC by UST under the Exchange Act can be located by reference to its SEC file number: 000-17506 or its CIK Code: 811669. The closing price of the common stock of UST on July 5, 2006 was $45.84.

Quarter Start Date	Quarter End Date	High Closing Price of UST	Low Closing Price of UST	Quarter-End Closing UST
01/01/2003	03/31/2003	$34.70	$27.53	$27.60
04/01/2003	06/30/2003	37.72	27.42	35.03
07/01/2003	09/30/2003	36.30	32.08	35.18
10/01/2003	12/31/2003	36.47	33.61	35.69

01/01/2004	03/31/2004	38.92	34.53	36.10
04/01/2004	06/30/2004	39.00	35.64	36.00
07/01/2004	09/30/2004	40.50	36.02	40.26
10/01/2004	12/31/2004	48.90	39.70	48.11

01/01/2005	03/31/2005	56.48	47.91	51.70
04/01/2005	06/30/2005	54.60	43.29	45.66
07/01/2005	09/30/2005	47.50	39.98	41.86
10/01/2005	12/31/2005	42.43	37.65	40.83

01/01/2006	03/31/2006	42.45	38.04	41.60
04/01/2006	06/30/2006	45.19	41.17	45.19
07/01/2006	07/05/2006	45.84	44.79	45.84

Medtronic, Inc.

Medtronic, Inc. (“Medtronic”) has disclosed that it specializes in medical technology, alleviating pain, restoring health and extending life on a worldwide basis. Medtronic offers therapies to restore patients to fuller, healthier lives. With beginnings in the treatment of heart disease, Medtronic expanded well beyond its historical core business and today provides a wide range of products and therapies that help solve many challenging, life-limiting medical conditions. Medtronic currently functions in five operating segments that manufacture and sell device-based medical therapies. These operating segments are: Cardiac Rhythm Management; Spinal, Ear, Nose and Throat and Navigation; Neurological and Diabetes; Vascular; and Cardiac Surgery.

Medtronic’s headquarters are located in Minneapolis, Minnesota and its common stock is traded on the New York Stock Exchange under the symbol “MDT”. Information filed with the SEC by Medtronic under the Exchange Act can be located by reference to its SEC file number: 001-07707 or its CIK Code: 64670. The closing price of the common stock of Medtronic on July 5, 2006 was $47.05.

Quarter Start Date	Quarter End Date	High Closing Price of Medtronic	Low Closing Price of Medtronic	Quarter-End Closing Price of Medtronic
01/01/2003	03/31/2003	$47.99	$43.10	$45.12
04/01/2003	06/30/2003	50.30	45.68	47.97
07/01/2003	09/30/2003	52.65	46.92	46.92
10/01/2003	12/31/2003	48.91	43.36	48.61

01/01/2004	03/31/2004	52.00	46.50	47.75
04/01/2004	06/30/2004	51.33	46.40	48.72
07/01/2004	09/30/2004	51.90	48.55	51.90
10/01/2004	12/31/2004	53.28	47.01	49.67

01/01/2005	03/31/2005	54.92	48.75	50.95
04/01/2005	06/30/2005	53.92	50.30	51.79
07/01/2005	09/30/2005	57.85	51.77	53.62
10/01/2005	12/31/2005	58.49	52.87	57.57

01/01/2006	03/31/2006	59.54	50.75	50.75
04/01/2006	06/30/2006	51.50	46.92	46.92
07/01/2006	07/05/2006	47.05	46.86	47.05

Baxter International Inc.

Baxter International Inc. (“Baxter”) has disclosed that it assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, infectious diseases, cancer, kidney disease, trauma and other conditions. Baxter’s products are used by hospitals, clinical and medical research laboratories, blood and plasma collection centers, kidney dialysis centers, rehabilitation centers, nursing homes, doctors’ offices and by patients at home under physician supervision. Baxter manufactures products in 28 countries and sells them in over 100 countries.

Baxter’s headquarters are located in Deerfield, Illinois and its common stock is traded on the New York Stock Exchange under the symbol “BAX”. Information filed with the SEC by Baxter under the Exchange Act can be located by reference to its SEC file number: 001-04448 or its CIK Code: 10456. The closing price of the common stock of Baxter on July 5, 2006 was $36.91.

Quarter Start Date	Quarter End Date	High Closing Price of Baxter	Low Closing Price of Baxter	Quarter-End Closing Price of Baxter
01/01/2003	03/31/2003	$31.20	$18.64	$18.64
04/01/2003	06/30/2003	26.45	18.56	26.00
07/01/2003	09/30/2003	30.66	23.99	29.06
10/01/2003	12/31/2003	31.10	26.44	30.52

01/01/2004	03/31/2004	31.74	28.76	30.89
04/01/2004	06/30/2004	34.51	30.45	34.51
07/01/2004	09/30/2004	33.95	29.54	32.16
10/01/2004	12/31/2004	34.59	29.68	34.54

01/01/2005	03/31/2005	36.24	33.37	33.98
04/01/2005	06/30/2005	38.00	33.73	37.10
07/01/2005	09/30/2005	40.95	37.08	39.87
10/01/2005	12/31/2005	40.04	36.59	37.65

01/01/2006	03/31/2006	39.43	35.45	38.81
04/01/2006	06/30/2006	38.93	36.24	36.76
07/01/2006	07/05/2006	36.91	36.74	36.91

Health Management Associates, Inc.

Health Management Associates, Inc. (“Health Management”) has disclosed that it owns and operates general acute care hospitals and psychiatric hospitals in non-urban communities. As of September 20, 2005, Health Management operated 57 hospitals, consisting of 55 acute care hospitals with a total of 8,128 licensed beds and two psychiatric hospitals with a total of 182 licensed beds, in Alabama, Arkansas, Florida, Georgia, Kentucky, Mississippi, Missouri, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington and West Virginia.

Health Management’s headquarters are located in Naples, Florida and its common stock is traded on the New York Stock Exchange under the symbol “HMA”. Information filed with the SEC by Health Management under the Exchange Act can be located by reference to its SEC file number: 001-11141 or its CIK Code: 792985. The closing price of the common stock of Health Management on July 5, 2006 was $36.91.

Quarter Start Date	Quarter End Date	High Closing Price of Health Management	Low Closing Price of Health Management	Quarter-End Closing Price of Health Management
01/01/2003	03/31/2003	$31.20	$18.64	$18.64
04/01/2003	06/30/2003	26.45	18.56	26.00
07/01/2003	09/30/2003	30.66	23.99	29.06
10/01/2003	12/31/2003	31.10	26.44	30.52

01/01/2004	03/31/2004	31.74	28.76	30.89
04/01/2004	06/30/2004	34.51	30.45	34.51
07/01/2004	09/30/2004	33.95	29.54	32.16
10/01/2004	12/31/2004	34.59	29.68	34.54

01/01/2005	03/31/2005	36.24	33.37	33.98
04/01/2005	06/30/2005	38.00	33.73	37.10
07/01/2005	09/30/2005	40.95	37.08	39.87
10/01/2005	12/31/2005	40.04	36.59	37.65

01/01/2006	03/31/2006	39.43	35.45	38.81
04/01/2006	06/30/2006	38.93	36.24	36.76
07/01/2006	07/05/2006	36.91	36.74	36.91

Aon Corporation

Aon Corporation (“Aon”) has disclosed that it serves its clients through three operating segments: Risk and Insurance Brokerage Services, acting as an advisor and insurance broker, helping clients manage their risks, and negotiating and placing insurance risk with insurance carriers through their global distribution network; Consulting provides advice and services to clients for employee benefits, compensation, management consulting, communications, human resource outsourcing and strategic human resource consulting; Insurance Underwriting provides specialty insurance products, including supplemental accident, health and life insurance; credit life, accident and health insurance; extended warranty products, and select property and casualty insurance products and services. Aon clients include corporations and businesses, insurance companies, professional organizations, independent agents and brokers, governments, and other entities. Aon also serves individuals through personal lines, affinity groups, and certain specialty operations.

Aon’s headquarters are located in Chicago, Illinois and its common stock is traded on the New York Stock Exchange under the symbol “AOC”. Information filed with the SEC by Aon under the Exchange Act can be located by reference to its SEC file number: 001-07933 or its CIK Code: 315293. The closing price of the common stock of Aon on July 5, 2006 was $34.90 .

Quarter Start Date	Quarter End Date	High Closing Price of Aon	Low Closing Price of Aon	Quarter-End Closing Price of Aon
01/01/2003	03/31/2003	$21.23	$17.64	$20.68
04/01/2003	06/30/2003	26.46	20.88	24.08
07/01/2003	09/30/2003	24.14	20.47	20.85
10/01/2003	12/31/2003	23.94	20.97	23.94

01/01/2004	03/31/2004	27.95	23.56	27.91
04/01/2004	06/30/2004	28.99	25.44	28.47
07/01/2004	09/30/2004	28.74	24.59	28.74
10/01/2004	12/31/2004	28.80	19.20	23.86

01/01/2005	03/31/2005	25.37	21.59	22.84
04/01/2005	06/30/2005	25.22	20.85	25.04
07/01/2005	09/30/2005	32.68	25.17	32.08
10/01/2005	12/31/2005	36.90	30.83	35.95

01/01/2006	03/31/2006	41.90	33.54	41.51
04/01/2006	06/30/2006	42.36	33.26	34.82
07/01/2006	07/05/2006	35.00	34.90	34.90

MBIA Inc.

MBIA Inc. (“MBIA”) has disclosed that it is engaged in providing financial guarantee insurance, investment management services and municipal and other services to public finance and structured finance clients on a global basis. Financial guarantee insurance provides an unconditional and irrevocable guarantee of the payment of the principal of, and interest or other amounts owing on, insured obligations when due. MBIA conducts its financial guarantee business through its wholly owned subsidiary MBIA Insurance Corporation and provides investment management products and financial services through its wholly owned subsidiary MBIA Asset Management, LLC.

MBIA’s headquarters are located in Armonk, New York and its common stock is traded on the New York Stock Exchange under the symbol “MBI”. Information filed with the SEC by MBIA under the Exchange Act can be located by reference to its SEC file number: 001-09583 or its CIK Code: 814585. The closing price of the common stock of MBIA on July 5, 2006 was $57.93.

Quarter Start Date	Quarter End Date	High Closing Price of MBIA	Low Closing Price of MBIA	Quarter-End Closing Price of MBIA
01/01/2003	03/31/2003	$47.25	$34.64	$38.64
04/01/2003	06/30/2003	53.01	39.27	48.75
07/01/2003	09/30/2003	57.23	48.92	54.97
10/01/2003	12/31/2003	60.08	55.92	59.23

01/01/2004	03/31/2004	67.13	59.08	62.70
04/01/2004	06/30/2004	64.86	54.71	57.12
07/01/2004	09/30/2004	58.97	53.67	58.21
10/01/2004	12/31/2004	64.83	54.04	63.28

01/01/2005	03/31/2005	62.87	52.28	52.28
04/01/2005	06/30/2005	60.81	50.50	59.31
07/01/2005	09/30/2005	62.74	55.33	60.62
10/01/2005	12/31/2005	63.83	54.44	60.16

01/01/2006	03/31/2006	63.63	57.15	60.13
04/01/2006	06/30/2006	60.74	56.50	58.55
07/01/2006	07/05/2006	58.50	57.93	57.93

General Dynamics Corporation

General Dynamics Corporation (“General Dynamics”) has disclosed that it specializes in information systems and technologies; land and expeditionary combat vehicles and systems, armaments and munitions; shipbuilding and marine systems; and business aviation. Incorporated in Delaware, General Dynamics employs approximately 72,200 people and has a presence worldwide. Formed in 1952 through the combination of Electric Boat Company, Consolidated Vultee (CONVAIR) and other companies, General Dynamics grew internally and through acquisitions until the early 1990s, when it sold all of its divisions except Electric Boat and Land Systems. Beginning in 1995, General Dynamics expanded those two core defense businesses by purchasing other shipyards and combat vehicle-related businesses. In 1997, to reach a new, growing market, General Dynamics began acquiring companies with expertise in information technology products and services, particularly in the command, control, communications, computing, intelligence, surveillance and reconnaissance (C4ISR) arenas. In 1999, General Dynamics purchased Gulfstream Aerospace Corporation, a business-jet aircraft and aviation-support-services company. In the last 10 years, General Dynamics has acquired and integrated 40 businesses, including three in 2005.

General Dynamic’s headquarters are located in Falls Church, Virginia and its common stock is traded on the New York Stock Exchange under the symbol “GD”. Information filed with the SEC by General Dynamics under the Exchange Act can be located by reference to its SEC file number: 001-03671, or its CIK code: 40533. The closing price of the common stock of General Dynamics on July 5, 2006 was $64.97.

Quarter Start Date	Quarter End Date	High Closing Price of General Dynamics	Low Closing Price of General Dynamics	Quarter-End Closing Price of General Dynamics
01/01/2003	03/31/2003	$40.60	$26.19	$27.54
04/01/2003	06/30/2003	38.49	26.95	36.25
07/01/2003	09/30/2003	43.59	36.27	39.03
10/01/2003	12/31/2003	45.20	39.39	45.20

01/01/2004	03/31/2004	48.44	43.05	44.67
04/01/2004	06/30/2004	50.30	44.92	49.65
07/01/2004	09/30/2004	51.05	47.03	51.05
10/01/2004	12/31/2004	54.92	49.20	52.30

01/01/2005	03/31/2005	54.84	49.39	53.53
04/01/2005	06/30/2005	56.25	50.36	54.77
07/01/2005	09/30/2005	59.97	54.25	59.78
10/01/2005	12/31/2005	60.53	55.34	57.03

01/01/2006	03/31/2006	65.64	56.80	63.98
04/01/2006	06/30/2006	69.41	62.33	65.46
07/01/2006	07/05/2006	65.20	64.97	64.97

Pitney Bowes Inc.

Pitney Bowes Inc. (“Pitney Bowes”) has disclosed that it was incorporated in the state of Delaware on April 23, 1920, as the Pitney Bowes Postage Meter Company, and that today it is a provider of global integrated mail and document management solutions for organizations of all sizes. Pitney Bowes and its subsidiaries operate in the following business groups: Global Mailstream Solutions, Global Business Services, and Capital Services. Pitney Bowes operates both inside and outside the United States.

Pitney Bowes’ headquarters are located in Stamford, Connecticut and its common stock is traded on the New York Stock Exchange under the symbol “PBI”. Information filed with the SEC by Pitney Bowes under the Exchange Act can be located by reference to its SEC file number: 001-03579 or its CIK code: 78814. The closing price of the common stock of Pitney Bowes on July 5, 2006 was $41.09.

Quarter Start Date	Quarter End Date	High Closing Price of Pitney Bowes	Low Closing Price of Pitney Bowes	Quarter-End Closing Price of Pitney Bowes
01/01/2003	03/31/2003	$34.12	$29.90	$31.92
04/01/2003	06/30/2003	39.31	32.06	38.41
07/01/2003	09/30/2003	40.11	36.73	38.32
10/01/2003	12/31/2003	42.44	38.61	40.62

01/01/2004	03/31/2004	43.27	39.23	42.61
04/01/2004	06/30/2004	45.12	42.55	44.25
07/01/2004	09/30/2004	44.33	41.05	44.10
10/01/2004	12/31/2004	46.88	42.25	46.28

01/01/2005	03/31/2005	47.30	43.43	45.12
04/01/2005	06/30/2005	46.05	41.75	43.55
07/01/2005	09/30/2005	44.97	41.49	41.74
10/01/2005	12/31/2005	42.50	40.49	42.25

01/01/2006	03/31/2006	44.46	41.26	42.93
04/01/2006	06/30/2006	43.91	40.34	41.30
07/01/2006	07/05/2006	41.60	41.09	41.09

Ecolab Inc.

Ecolab Inc. (“Ecolab”) has disclosed that it develops and markets premium products and services for the hospitality, foodservice, healthcare and industrial markets. It provides cleaning, sanitizing, pest elimination, maintenance and repair products and services primarily to hotels and restaurants, healthcare and educational facilities, quick-service (fast-food and other convenience store) units, grocery stores, commercial and institutional laundries, light industry, dairy plants and farms, food and beverage processors, pharmaceutical and cosmetics facilities and the vehicle wash industry.

Ecolab’s headquarters are located in St. Paul, Minnesota and its common stock is traded on the New York Stock Exchange under the symbol “ECL”. Information filed with the SEC by Ecolab under the Exchange Act can be located by reference to its SEC file number: 001-09328, or its CIK code: 31462. The closing price of the common stock of Ecolab on July 5, 2006 was $39.91.

Quarter Start Date	Quarter End Date	High Closing Price of Ecolab	Low Closing Price of Ecolab	Quarter-End Closing Price of Ecolab
01/01/2003	03/31/2003	$25.86	$23.36	$24.67
04/01/2003	06/30/2003	27.92	24.62	25.60
07/01/2003	09/30/2003	26.80	24.00	25.25
10/01/2003	12/31/2003	27.84	25.37	27.37

01/01/2004	03/31/2004	28.53	26.22	28.53
04/01/2004	06/30/2004	31.70	28.05	31.70
07/01/2004	09/30/2004	31.44	29.37	31.44
10/01/2004	12/31/2004	35.26	31.75	35.13

01/01/2005	03/31/2005	34.60	31.50	33.05
04/01/2005	06/30/2005	34.20	31.28	32.36
07/01/2005	09/30/2005	33.83	31.25	31.93
10/01/2005	12/31/2005	36.76	31.06	36.27

01/01/2006	03/31/2006	39.30	33.85	38.20
04/01/2006	06/30/2006	41.14	37.39	40.58
07/01/2006	07/05/2006	40.89	39.91	39.91

Sigma-Aldrich Corporation

Sigma-Aldrich Corporation (“Sigma Aldrich”) has disclosed that it develops, manufactures and distributes biochemicals and organic chemicals. These chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and as key components in pharmaceutical and other high technology manufacturing. Sigma Aldrich operates in 35 countries, offers 90,000 chemical and 30,000 equipment products and sells these products into over 150 countries.

Sigma Aldrich’s headquarters are located in St. Louis, Missouri and its common stock is traded on the Nasdaq National Market under the symbol “SIAL”. Information filed with the SEC by Sigma Aldrich under the Exchange Act can be located by reference to its SEC file number: 000-08135, or its CIK code: 90185. The closing price of the common stock of Sigma Aldrich on July 5, 2006 was $71.79.

Quarter Start Date	Quarter End Date	High Closing Price of Sigma-Aldrich	Low Closing Price of Sigma-Aldrich	Quarter-End Closing Price of Sigma-Aldrich
01/01/2003	03/31/2003	$49.10	$41.17	$44.49
04/01/2003	06/30/2003	56.63	43.00	54.32
07/01/2003	09/30/2003	57.00	51.98	52.15
10/01/2003	12/31/2003	57.46	51.65	57.18

01/01/2004	03/31/2004	58.93	54.56	55.38
04/01/2004	06/30/2004	59.69	54.50	59.61
07/01/2004	09/30/2004	59.40	54.37	58.00
10/01/2004	12/31/2004	61.34	53.92	60.46

01/01/2005	03/31/2005	64.50	57.80	61.25
04/01/2005	06/30/2005	61.20	55.72	56.04
07/01/2005	09/30/2005	64.96	55.99	64.06
10/01/2005	12/31/2005	66.67	61.31	63.29

01/01/2006	03/31/2006	66.01	63.07	65.79
04/01/2006	06/30/2006	72.80	65.16	72.64
07/01/2006	07/05/2006	72.59	71.79	71.79

Automatic Data Processing, Inc.

Automatic Data Processing, Inc. (“ADP”) has disclosed that it is one of the largest providers of computerized transaction processing, data communication and information services in the world.

ADP’s headquarters are located in Roseland, New Jersey and its common stock is traded on the New York Stock Exchange under the symbol “ADP”. Information filed with the SEC by ADP under the Exchange Act can be located by reference to its SEC file number: 001-05397, or its CIK code: 8670. The closing price of the common stock of ADP on July 5, 2006 was $45.35.

Quarter Start Date	Quarter End Date	High Closing Price of ADP	Low Closing Price of ADP	Quarter-End Closing Price of ADP
01/01/2003	03/31/2003	$40.62	$27.25	$30.79
04/01/2003	06/30/2003	35.62	31.13	33.86
07/01/2003	09/30/2003	40.49	34.29	35.85
10/01/2003	12/31/2003	39.61	36.59	39.61

01/01/2004	03/31/2004	44.54	39.96	42.00
04/01/2004	06/30/2004	46.84	41.88	41.88
07/01/2004	09/30/2004	42.81	38.88	41.32
10/01/2004	12/31/2004	46.23	40.04	44.35

01/01/2005	03/31/2005	45.32	41.50	44.95
04/01/2005	06/30/2005	45.47	40.69	41.97
07/01/2005	09/30/2005	44.87	41.62	43.04
10/01/2005	12/31/2005	47.95	42.40	45.90

01/01/2006	03/31/2006	47.69	43.94	45.68
04/01/2006	06/30/2006	46.78	43.75	45.35
07/01/2006	07/05/2006	45.48	45.35	45.35

DST Systems, Inc.

DST Systems, Inc. (“DST”) has disclosed that, through its business units, it offers sophisticated information processing and software services and products. DST’s Financial Services Segment provides sophisticated information processing and computer software services and products primarily to mutual funds, investment managers, insurance companies, healthcare providers, banks, brokers, financial planners, health payers, third party administrators and medical practice groups. DST’s Output Solutions Segment provides single source, integrated print and electronic statement and billing output solutions. The Output Solutions Segment also offers a variety of related professional services, including statement design and formatting, customer segmentation, and personalized messaging tools. The Investments and Other Segment holds investments in equity securities and certain financial interests and DST’s real estate subsidiaries and affiliates. The assets held by the Investments and Other Segment are primarily passive in nature.

DST’s headquarters are located in Kansas City, Missouri and its common stock is traded on the New York Stock Exchange under the symbol “DST”. Information filed with the SEC by DST under the Exchange Act can be located by reference to its SEC file number: 001-14036, or its CIK code: 714603. The closing price of the common stock of DST on July 5, 2006 was $59.59.

Quarter Start Date	Quarter End Date	High Closing Price of DST	Low Closing Price of DST	Quarter-End Closing Price of DST
01/01/2003	03/31/2003	$38.19	$24.30	$27.20
04/01/2003	06/30/2003	39.50	26.67	38.00
07/01/2003	09/30/2003	40.51	35.01	37.60
10/01/2003	12/31/2003	41.90	35.65	41.76

01/01/2004	03/31/2004	46.50	41.30	45.35
04/01/2004	06/30/2004	48.42	44.15	48.09
07/01/2004	09/30/2004	48.26	43.23	44.47
10/01/2004	12/31/2004	52.25	42.49	52.12

01/01/2005	03/31/2005	51.25	44.83	46.18
04/01/2005	06/30/2005	48.38	44.38	46.80
07/01/2005	09/30/2005	54.90	46.55	54.83
10/01/2005	12/31/2005	62.14	50.90	59.91

01/01/2006	03/31/2006	61.60	55.75	57.94
04/01/2006	06/30/2006	63.23	55.31	59.50
07/01/2006	07/05/2006	60.03	59.59	59.59

Fiserv, Inc.

Fiserv, Inc. (“Fiserv”) has disclosed that it provides integrated data processing and information management systems to more than 16,000 financial services providers, including banks, credit unions, financial planners and investment advisers, insurance companies and agents, self-insured employers, leasing companies, lenders and savings institutions. Fiserv operates centers in the United States for full-service financial data processing, software system development, item processing and check imaging, technology support and related product businesses. Fiserv’s operations are principally domestic and in 2004 international operations constituted approximately 3% of total processing and services revenues through business support centers in Argentina, Australia, Canada, Colombia, Indonesia, the Philippines, Puerto Rico, Poland, Singapore and the United Kingdom.

Fiserv ‘s headquarters are located in Brookfield, Wisconsin and its common stock is traded on the Nasdaq National Market under the symbol “FISV”. Information filed with the SEC by Fiserv under the Exchange Act can be located by reference to its SEC file number: 000-14948, or its CIK code: 798354. The closing price of the common stock of Fiserv on July 5, 2006 was $45.16.

Quarter Start Date	Quarter End Date	High Closing Price of Fiserv	Low Closing Price of Fiserv	Quarter-End Closing Price of Fiserv
01/01/2003	03/31/2003	$35.85	$27.57	$31.48
04/01/2003	06/30/2003	37.05	28.77	35.66
07/01/2003	09/30/2003	40.20	35.93	36.29
10/01/2003	12/31/2003	40.00	33.81	39.54

01/01/2004	03/31/2004	39.51	35.50	35.77
04/01/2004	06/30/2004	40.85	34.26	38.89
07/01/2004	09/30/2004	37.88	32.44	34.86
10/01/2004	12/31/2004	40.64	34.10	40.19

01/01/2005	03/31/2005	40.10	36.95	39.80
04/01/2005	06/30/2005	44.19	39.32	42.89
07/01/2005	09/30/2005	46.81	42.75	45.87
10/01/2005	12/31/2005	46.52	42.44	43.27

01/01/2006	03/31/2006	45.15	40.66	42.55
04/01/2006	06/30/2006	46.12	41.02	45.36
07/01/2006	07/05/2006	45.23	45.16	45.16

Verizon Communications Inc.

Verizon Communications Inc. (“Verizon”) has disclosed that it provides communications services. Verizon’s domestic wireline telecommunications business provides local telephone services, including broadband, in 29 states and Washington, D.C. and nationwide long-distance and other communications products and services. The domestic wireline consumer business generally provides local, broadband and long distance services to customers. Verizon’s domestic wireline business also provides a variety of services to other telecommunications carriers as well as large and small businesses. Verizon’s domestic wireless business provides wireless voice and data products and services across the United States using one of the most extensive wireless networks. Information Services operates directory publishing businesses and provides electronic commerce services. Verizon’s international presence includes wireline and wireless communications operations and investments, primarily in the Americas and Europe.

Verizon’s headquarters are located in New York, New York and its common stock is traded on the New York Stock Exchange under the symbol “VZ”. Information filed with the SEC by Verizon under the Exchange Act can be located by reference to its SEC file number: 001-08606, or its CIK code: 732712. The closing price of the common stock of Verizon on July 5, 2006 was $33.29.

Quarter Start Date	Quarter End Date	High Closing Price of Verizon	Low Closing Price of Verizon	Quarter-End Closing Price of Verizon
01/01/2003	03/31/2003	$44.07	$32.41	$35.35
04/01/2003	06/30/2003	41.21	33.17	39.45
07/01/2003	09/30/2003	40.21	32.44	32.44
10/01/2003	12/31/2003	35.08	31.50	35.08

01/01/2004	03/31/2004	39.46	35.25	36.54
04/01/2004	06/30/2004	37.89	34.40	36.19
07/01/2004	09/30/2004	40.81	34.13	39.38
10/01/2004	12/31/2004	42.22	38.88	40.51

01/01/2005	03/31/2005	40.49	34.46	35.50
04/01/2005	06/30/2005	35.80	33.78	34.55
07/01/2005	09/30/2005	34.92	31.85	32.69
10/01/2005	12/31/2005	32.40	29.20	30.12

01/01/2006	03/31/2006	35.02	30.38	34.06
04/01/2006	06/30/2006	34.60	30.41	33.49
07/01/2006	07/05/2006	33.55	33.29	33.29

CenturyTel, Inc.

CenturyTel, Inc. (“CenturyTel”) has disclosed that it is an integrated communications company engaged primarily in providing local exchange, long distance, Internet access and broadband services. CenturyTel strives to maintain its customer relationships by, among other things, bundling its service offerings to provide its customers with a complete offering of integrated communications services. All operations are conducted within the continental United States.

CenturyTel’s headquarters are located in Monroe, Louisiana and its common stock is traded on the New York Stock Exchange under the symbol “CTL”. Information filed with the SEC by CenturyTel under the Exchange Act can be located by reference to its SEC file number: 001-07784, or its CIK code: 18926. The closing price of the common stock of CenturyTel on July 5, 2006 was $37.11.

Quarter Start Date	Quarter End Date	High Closing Price of CenturyTel	Low Closing Price of CenturyTel	Quarter-End Closing Price of CenturyTel
01/01/2003	03/31/2003	$31.58	$25.51	$27.60
04/01/2003	06/30/2003	35.56	27.58	34.85
07/01/2003	09/30/2003	35.63	32.82	33.89
10/01/2003	12/31/2003	36.63	30.17	32.62

01/01/2004	03/31/2004	33.30	26.33	27.49
04/01/2004	06/30/2004	30.16	26.51	30.04
07/01/2004	09/30/2004	34.34	29.91	34.24
10/01/2004	12/31/2004	35.49	31.40	35.47

01/01/2005	03/31/2005	34.80	32.52	32.84
04/01/2005	06/30/2005	34.95	30.26	34.63
07/01/2005	09/30/2005	36.28	33.45	34.98
10/01/2005	12/31/2005	35.10	31.77	33.16

01/01/2006	03/31/2006	39.55	32.84	39.12
04/01/2006	06/30/2006	39.84	35.07	37.15
07/01/2006	07/05/2006	37.15	37.11	37.11

Progress Energy, Inc.

Progress Energy, Inc. (“Progress”) has disclosed that it and its wholly owned subsidiaries, are primarily engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina, South Carolina and Florida. They have over 21,500 megawatts (MW) of regulated electric generation capacity and serve approximately 3 million retail electric customers in portions of North Carolina, South Carolina and Florida as well as other load-serving entities.

Progress’s headquarters are located in Raleigh, North Carolina and its common stock is traded on the New York Stock Exchange under the symbol “PGN”. Information filed with the SEC by Progress under the Exchange Act can be located by reference to its SEC file number: 001-15929, or its CIK code: 1094093. The closing price of the common stock of Progress on July 5, 2006 was $43.40.

Quarter Start Date	Quarter End Date	High Closing Price of Progress	Low Closing Price of Progress	Quarter-End Closing Price of Progress
01/01/2003	03/31/2003	$46.00	$38.32	$39.15
04/01/2003	06/30/2003	47.38	39.08	43.90
07/01/2003	09/30/2003	45.09	39.66	44.46
10/01/2003	12/31/2003	45.71	41.60	45.26

01/01/2004	03/31/2004	47.78	43.60	47.08
04/01/2004	06/30/2004	47.37	40.48	44.05
07/01/2004	09/30/2004	44.20	40.88	42.34
10/01/2004	12/31/2004	45.87	40.70	45.24

01/01/2005	03/31/2005	44.99	41.03	41.95
04/01/2005	06/30/2005	45.67	41.11	45.24
07/01/2005	09/30/2005	45.74	42.36	44.75
10/01/2005	12/31/2005	45.20	41.16	43.92

01/01/2006	03/31/2006	45.22	42.63	43.98
04/01/2006	06/30/2006	45.10	40.79	42.87
07/01/2006	07/05/2006	43.40	43.30	43.40

FPL Group, Inc. (“FPL”)

FPL Group, Inc. (“FPL”) has disclosed that its principal subsidiary, Florida Power & Light Company, is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy. FPL Group Capital, a wholly-owned subsidiary of FPL holds the capital stock and provides funding for FPL’s operating subsidiaries other than FPL. The business activities of these operating subsidiaries primarily consist of FPL Energy’s competitive energy business. At December 31, 2005, FPL and its subsidiaries employed approximately 12,400 people.

FPL’s headquarters are located in Juno Beach, Florida and its common stock is traded on the New York Stock Exchange under the symbol “FPL”. Information filed with the SEC by FPL under the Exchange Act can be located by reference to its SEC file number: 001-08841, or its CIK code: 753308. The closing price of the common stock of FPL on July 5, 2006 was $41.24.

Quarter Start Date	Quarter End Date	High Closing Price of FPL	Low Closing Price of FPL	Quarter-End Closing Price of FPL
01/01/2003	03/31/2003	$31.70	$27.10	$29.47
04/01/2003	06/30/2003	33.92	28.99	33.43
07/01/2003	09/30/2003	33.70	30.15	31.60
10/01/2003	12/31/2003	32.90	31.46	32.71

01/01/2004	03/31/2004	34.20	31.77	33.43
04/01/2004	06/30/2004	33.44	30.49	31.98
07/01/2004	09/30/2004	34.75	31.31	34.16
10/01/2004	12/31/2004	37.98	33.86	37.38

01/01/2005	03/31/2005	40.90	36.03	40.15
04/01/2005	06/30/2005	42.40	39.94	42.06
07/01/2005	09/30/2005	47.65	40.73	47.60
10/01/2005	12/31/2005	47.84	40.83	41.56

01/01/2006	03/31/2006	43.24	39.02	40.14
04/01/2006	06/30/2006	41.80	38.03	41.38
07/01/2006	07/05/2006	41.32	41.24	41.24

ANNEX B

THE SHORT BASKET

Provided below is a brief description of the issuers of each of the component stocks included in the short basket obtained from publicly available information, as well as a table that sets forth the high-, low-, and quarter-end closing prices for each of the short component stocks. The information given below is for the four calendar quarters in each of 2003, 2004 and 2005, and for the first two calendar quarters in 2006. Partial data is provided for the third calendar quarter of 2006. We obtained the historical information from Bloomberg, without independent verification. You should not take the past performance of the short component stocks as an indication of how the short component stocks will perform in the future.

All of the short component stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the United States Securities and Exchange Commission (the “SEC”). Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by the respective issuers of the component stocks with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the respective issuers of the component stocks under the Exchange Act can be located by reference to its SEC file number provided below.

Information about the respective issuers of the short component stocks may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from each issuer’s website. We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by those issuers with the SEC.

This prospectus supplement relates only to the securities and does not relate to the short component stocks. We have derived the information about the issuers of the short component stocks in this prospectus supplement from publicly available documents, without independent verification. We have not participated in the preparation of any of the documents or made any “due diligence” investigation or any inquiry of the issuers of the short component stocks in connection with the offering of the securities. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the issuers of the short component stocks contained in this prospectus supplement. Furthermore, we do not know whether the issuers of the short component stocks have disclosed all events occurring before the date of this prospectus supplement – including events that could affect the accuracy or completeness of the publicly available documents referred to above, the market price of the short component stocks and, therefore, the closing price of the short component stocks that the calculation agent will use to determine the exchange amount with respect to your securities. You, as an investor in the securities, should investigate the issuers of the short component stocks on your own.

Wachovia or its affiliates may presently or from time to time engage in business with one or more of the issuers of the short component stocks. This business may include extending loans to, or making equity investments in, such companies or providing advisory services to such companies, including merger and acquisition advisory services. In the course of business, Wachovia or its affiliates may acquire non-public information relating to these companies and, in addition, one or more affiliates of Wachovia may publish research reports. It is important to note, too, that these recommendations are likely to change over time, whereas the composition of the component stocks included in the short basket will remain static, except to reflect adjustments in connection with certain corporate events relating to the issuers of the short component stocks. Wachovia does not make any representation to any purchasers of the securities regarding any matters whatsoever relating to the issuers of component stocks included in the short basket. Any prospective purchaser of the securities should undertake an independent investigation of these companies as in its judgment is appropriate to make an informed decision regarding an investment in the securities. The composition of the component stocks included in the short basket does not necessarily reflect any investment or sell recommendations of Wachovia or its affiliates.

J. C. Penney Company, Inc.

J. C. Penney Company, Inc. (“J.C. Penney”) has disclosed that it is a major retailer, operating 1,017 JCPenney department stores in 49 states and Puerto Rico. In addition, it operates 62 Renner department stores in Brazil. J.C. Penney’s business consists of providing merchandise and services to consumers through Department Stores and Catalog/Internet. J.C. Penney markets family apparel, jewelry, shoes, accessories and home furnishings.

J.C. Penney’s headquarters are located in Plano, Texas, and its common stock is traded on the New York Stock Exchange under the symbol “JCP”. Information filed with the SEC by J.C. Penney under the Exchange Act can be located by reference to its SEC file number: 001-015274 or its CIK Code: 1166126. The closing price of the common stock of J.C. Penney on July 5, 2006 was $67.56.

Quarter Start Date	Quarter End Date	High Closing Price of J.C. Penney	Low Closing Price of J.C. Penney	Quarter-End Closing Price of J.C. Penney
01/01/2003	03/31/2003	$24.58	$17.77	$19.64
04/01/2003	06/30/2003	20.29	16.59	16.85
07/01/2003	09/30/2003	22.95	16.31	21.37
10/01/2003	12/31/2003	26.28	21.62	26.28

01/01/2004	03/31/2004	34.81	25.55	34.78
04/01/2004	06/30/2004	38.94	31.60	37.76
07/01/2004	09/30/2004	40.20	35.28	35.28
10/01/2004	12/31/2004	41.40	34.33	41.40

01/01/2005	03/31/2005	51.92	40.58	51.92
04/01/2005	06/30/2005	53.51	44.88	52.58
07/01/2005	09/30/2005	57.71	45.48	47.42
10/01/2005	12/31/2005	56.31	44.59	55.60

01/01/2006	03/31/2006	62.71	54.67	60.41
04/01/2006	06/30/2006	68.10	58.14	67.51
07/01/2006	07/05/2006	68.01	67.56	67.56

Harman International Industries, Incorporated

Harman International Industries, Incorporated (“Harman”) has disclosed that it develops, manufactures and markets high-quality, high fidelity audio products and electronic systems. Harman has developed, both internally and through a series of strategic acquisitions, a broad range of product offerings sold under renowned brand names in its principal markets. Harman’s Automotive segment designs, manufactures and markets audio, electronic and Infotainment Systems for vehicle applications primarily to be installed as original equipment by automotive manufacturers; its Consumer segment designs, manufactures and markets audio, video and electronic systems for home, computer and multimedia applications; and its Professional segment designs, manufactures and markets loudspeakers and electronics used by audio professionals in concert halls, stadiums, airports and other buildings and for recording, broadcast, cinema and music reproduction applications.

Harman’s headquarters are located in Washington, D.C., and its common stock is traded on the New York Stock Exchange under the symbol “HAR”. Information filed with the SEC by Harman under the Exchange Act can be located by reference to its SEC file number: 001-09764 or its CIK Code: 800459. The closing price of the common stock of Harman on July 5, 2006 was $83.04.

Quarter Start Date	Quarter End Date	High Closing Price of Harman	Low Closing Price of Harman	Quarter-End Closing Price of Harman
01/01/2003	03/31/2003	$31.83	$26.92	$29.29
04/01/2003	06/30/2003	39.79	29.08	39.57
07/01/2003	09/30/2003	50.51	39.32	49.18
10/01/2003	12/31/2003	74.25	51.00	73.98

01/01/2004	03/31/2004	80.15	68.31	79.60
04/01/2004	06/30/2004	91.00	71.44	91.00
07/01/2004	09/30/2004	107.75	77.97	107.75
10/01/2004	12/31/2004	130.72	103.47	127.00

01/01/2005	03/31/2005	128.15	84.45	88.46
04/01/2005	06/30/2005	91.14	70.25	81.36
07/01/2005	09/30/2005	108.28	79.92	102.27
10/01/2005	12/31/2005	105.25	94.81	97.85

01/01/2006	03/31/2006	115.85	95.52	111.13
04/01/2006	06/30/2006	109.18	80.30	85.37
07/01/2006	07/05/2006	84.53	83.04	83.04

Reynolds American Inc.

Reynolds American Inc. (“Reynolds”) has disclosed that it is a holding company, which was created to combine the U.S. assets, liabilities and operations of Brown & Williamson Holdings, Inc., an indirect, wholly owned subsidiary of British American Tobacco p.l.c. with R. J. Reynolds Tobacco Company, a wholly owned operating subsidiary of R.J. Reynolds Tobacco Holdings, Inc. Through this combination, R.J. Reynolds Tobacco Holdings, Inc. became a wholly owned subsidiary of Reynolds. Reynolds’ one reportable operating segment, RJR Tobacco, is the second largest cigarette manufacturer in the United States. RJR Tobacco’s largest selling cigarette brands, Camel, Kool, Doral, Winston and Salem, were five of the ten best-selling brands of cigarettes in the United States in 2005.

Reynolds’ headquarters are in Winston-Salem, North Carolina, and its common stock is traded on the New York Stock Exchange under the symbol “RAI”. Information filed with the SEC by Reynolds under the Exchange Act can be located by reference to its SEC file number: 001-32258 or its CIK Code: 1275283. The closing price of the common stock of Reynolds on July 5, 2006 was $114.36.

Quarter Start Date	Quarter End Date	High Closing Price of Reynolds	Low Closing Price of Reynolds	Quarter-End Closing Price of Reynolds
01/01/2003	03/31/2003	$46.93	$32.26	$32.26
04/01/2003	06/30/2003	37.96	28.04	37.21
07/01/2003	09/30/2003	39.88	31.72	39.54
10/01/2003	12/31/2003	59.56	40.32	58.15

01/01/2004	03/31/2004	63.25	56.77	60.50
04/01/2004	06/30/2004	68.33	53.73	67.59
07/01/2004	09/30/2004	76.05	65.20	68.04
10/01/2004	12/31/2004	80.32	67.03	78.60

01/01/2005	03/31/2005	85.60	77.50	80.59
04/01/2005	06/30/2005	84.59	77.13	78.80
07/01/2005	09/30/2005	85.44	77.78	83.02
10/01/2005	12/31/2005	97.40	78.05	95.33

01/01/2006	03/31/2006	109.35	96.50	105.50
04/01/2006	06/30/2006	115.30	103.63	115.30
07/01/2006	07/05/2006	114.99	114.36	114.36

Iron Mountain Incorporated

Iron Mountain Incorporated (“Iron Mountain”) has disclosed that it is an international, full-service provider of information storage and protection and related services, enabling customers to outsource these functions. Iron Mountain’s diversified customer base includes more than 95% of the Fortune 1000 and more than two-thirds of the FTSE 100. In addition to its core records management services and its data protection services, Iron Mountain sells storage materials, including cardboard boxes and magnetic media, and provides consulting, facilities management, fulfillment and other outsourcing services.

Iron Mountain’s headquarters are in Boston, Massachusetts, and its common stock is traded on the New York Stock Exchange under the symbol “IRM”. Information filed with the SEC by Iron Mountain under the Exchange Act can be located by reference to its SEC file number: 001-13045 or its CIK Code: 1020569. The closing price of the common stock of Iron Mountain on July 5, 2006 was $37.17.

Quarter Start Date	Quarter End Date	High Closing Price of Iron Mountain	Low Closing Price of Iron Mountain	Quarter-End Closing Price of Iron Mountain
01/01/2003	03/31/2003	$26.23	$20.70	$25.50
04/01/2003	06/30/2003	26.87	24.73	24.73
07/01/2003	09/30/2003	26.44	23.05	23.93
10/01/2003	12/31/2003	26.64	23.33	26.36

01/01/2004	03/31/2004	30.45	26.14	29.75
04/01/2004	06/30/2004	32.17	28.33	32.17
07/01/2004	09/30/2004	33.85	30.53	33.85
10/01/2004	12/31/2004	35.05	29.87	30.49

01/01/2005	03/31/2005	31.34	27.02	28.84
04/01/2005	06/30/2005	31.02	27.30	31.02
07/01/2005	09/30/2005	37.30	30.75	36.70
10/01/2005	12/31/2005	44.72	34.80	42.22

01/01/2006	03/31/2006	44.78	40.00	40.74
04/01/2006	06/30/2006	40.72	34.69	37.38
07/01/2006	07/05/2006	37.61	37.13	37.13

JPMorgan Chase & Co.

JPMorgan Chase & Co. (“JPMorgan Chase”) has disclosed that it is a financial holding company incorporated under Delaware law in 1968. It is one of the largest banking institutions in the United States, with $1.2 trillion in assets, $107 billion in stockholders’ equity and operations worldwide. JPMorgan Chase’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Firm’s credit card-issuing bank. JPMorgan Chase’s principal nonbank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

JPMorgan Chase’s headquarters are located in New York, New York and its common stock is traded on the New York Stock Exchange under the symbol “JPM”. Information filed with the SEC by JP Morgan Chase under the Exchange Act can be located by reference to its SEC file number: 001-05805 or its CIK Code: 19617. The closing price of the common stock of JPMorgan Chase on July 5, 2006 was $42.41.

Quarter Start Date	Quarter End Date	High Closing Price of JPMorgan Chase	Low Closing Price of JPMorgan Chase	Quarter-End Closing Price of JPMorgan Chase
01/01/2003	03/31/2003	$46.93	$32.26	$32.26
04/01/2003	06/30/2003	36.09	24.23	34.18
07/01/2003	09/30/2003	37.30	32.76	34.33
10/01/2003	12/31/2003	36.84	34.63	36.73

01/01/2004	03/31/2004	43.01	36.55	41.95
04/01/2004	06/30/2004	42.26	35.19	38.77
07/01/2004	09/30/2004	40.10	35.87	39.73
10/01/2004	12/31/2004	40.34	37.02	39.01

01/01/2005	03/31/2005	39.15	34.58	34.60
04/01/2005	06/30/2005	36.26	33.77	35.32
07/01/2005	09/30/2005	35.86	33.58	33.93
10/01/2005	12/31/2005	97.40	78.05	95.33

01/01/2006	03/31/2006	42.11	38.05	41.64
04/01/2006	06/30/2006	46.65	39.95	42.00
07/01/2006	07/05/2006	42.87	42.41	42.41

CIT Group Inc.

CIT Group Inc. (“CIT”) has disclosed that it is a leading global commercial and consumer finance company with a focus on middle-market companies. It provides financing and leasing capital for consumers and companies in a wide variety of industries. CIT offers vendor, equipment and commercial finance products, factoring, home lending, small business lending, student lending, structured financing products, and commercial real estate financing, as well as mergers and acquisitions and management advisory services. It manages $62.9 billion in assets, including $7.3 billion in securitized assets. CIT’s owned financing and leasing assets were $55.6 billion and common stockholders’ equity was $6.5 billion at December 31, 2005.

CIT’s headquarters are located in New York, New York, and its common is traded on the New York Stock Exchange under the symbol “CIT”. Information filed with the SEC by CIT under the Exchange Act can be located by reference to its SEC file number: 001-31369 or its CIK Code: 1171825. The closing price of the common stock of CIT on July 5, 2006 was $52.95

Quarter Start Date	Quarter End Date	High Closing Price of CIT	Low Closing Price of CIT	Quarter-End Closing Price of CIT
01/01/2003	03/31/2003	$21.90	$16.61	$16.86
04/01/2003	06/30/2003	24.65	17.22	24.65
07/01/2003	09/30/2003	30.10	23.97	28.76
10/01/2003	12/31/2003	35.95	29.50	35.95

01/01/2004	03/31/2004	39.91	35.83	38.05
04/01/2004	06/30/2004	38.73	33.28	38.29
07/01/2004	09/30/2004	38.48	34.53	37.39
10/01/2004	12/31/2004	45.82	36.51	45.82

01/01/2005	03/31/2005	46.07	37.40	38.00
04/01/2005	06/30/2005	43.17	35.45	42.97
07/01/2005	09/30/2005	46.80	42.60	45.18
10/01/2005	12/31/2005	52.62	43.62	51.78

01/01/2006	03/31/2006	55.05	51.38	53.52
04/01/2006	06/30/2006	55.95	48.89	52.29
07/01/2006	07/05/2006	53.41	52.95	52.95

Jeffries Group, Inc.

Jefferies Group, Inc. (“Jeffries”) has disclosed that it and its subsidiaries operate as a full-service investment bank and institutional securities firm focused on growing and mid-sized companies and their investors. Jeffries offers capital raising, mergers and acquisitions, restructuring and other financial advisory services to small and mid-sized companies and provides trade execution in equity, high yield, investment grade fixed income, convertible and international securities, fundamental research and asset management capabilities, to institutional investors, as well as, clearing, prime brokerage, private client and securities lending services.

Jeffries’ headquarters are located in New York, New York, and its common stock is traded on the New York Stock Exchange under the symbol “JEF”. Information filed with the SEC by Jeffries under the Exchange Act can be located by reference to its SEC file number: 001-14947 or its CIK Code: 1084580. The closing price of the common stock of Jeffries on July 5, 2006 was $29.71.

Quarter Start Date	Quarter End Date	High Closing Price of Jeffries	Low Closing Price of Jeffries	Quarter-End Closing Price of Jeffries
01/01/2003	03/31/2003	$11.20	$ 8.29	$ 8.99
04/01/2003	06/30/2003	12.71	9.07	12.45
07/01/2003	09/30/2003	15.85	12.64	14.38
10/01/2003	12/31/2003	16.75	14.60	16.51

01/01/2004	03/31/2004	19.51	16.60	17.67
04/01/2004	06/30/2004	18.32	14.67	15.46
07/01/2004	09/30/2004	18.00	14.19	17.24
10/01/2004	12/31/2004	21.47	16.99	20.14

01/01/2005	03/31/2005	20.15	18.40	18.84
04/01/2005	06/30/2005	19.50	16.90	18.95
07/01/2005	09/30/2005	21.78	18.83	21.78
10/01/2005	12/31/2005	23.89	19.73	22.49

01/01/2006	03/31/2006	29.25	23.09	29.25
04/01/2006	06/30/2006	34.43	25.16	29.63
07/01/2006	07/05/2006	30.49	29.71	29.71

Aetna Inc.

Aetna Inc. (“Aetna”) has disclosed that it and its subsidiaries form a diversified health care benefits company. The company’s operations included three business segments: Health Care, Group Insurance and Large Case Pensions. Health Care consists of medical, pharmacy benefits management, dental and vision plans offered on both a Risk basis (where Aetna assumes all or a majority of the risk for medical and dental care costs) and an employer-funded basis (where the plan sponsor assumes all or a majority of the risk for medical and dental costs). Aetna also provides access to networks of independent dental and vision participating providers. Group Insurance products include life, disability and long-term care insurance. Large Case Pensions manages a variety of retirement products (including pension and annuity products) primarily for tax qualified pension plans. Aetna derives its revenues primarily from premiums earned on risk-based products, fees from administrative services contracts, investments and other income.

Aetna’s headquarters are located in Hartford, Connecticut, and its common stock is traded on the New York Stock Exchange under the symbol “AET”. Information filed with the SEC by Aetna under the Exchange Act can be located by reference to its SEC file number: 001-16095 or its CIK Code: 1122304. The closing price of the common stock of Aetna on July 5, 2006 was $38.91.

Quarter Start Date	Quarter End Date	High Closing Price of Aetna	Low Closing Price of Aetna	Quarter-End Closing Price of Aetna
01/01/2003	03/31/2003	$12.41	$10.21	$12.33
04/01/2003	06/30/2003	16.11	11.76	15.05
07/01/2003	09/30/2003	17.12	13.18	15.26
10/01/2003	12/31/2003	16.99	14.00	16.90

01/01/2004	03/31/2004	22.48	16.50	22.43
04/01/2004	06/30/2004	23.68	19.44	21.25
07/01/2004	09/30/2004	24.98	19.75	24.98
10/01/2004	12/31/2004	31.72	20.82	31.19

01/01/2005	03/31/2005	38.48	30.16	37.48
04/01/2005	06/30/2005	42.54	34.45	41.41
07/01/2005	09/30/2005	43.07	37.31	43.07
10/01/2005	12/31/2005	49.34	40.46	47.16

01/01/2006	03/31/2006	52.32	44.54	49.14
04/01/2006	06/30/2006	49.33	36.93	39.93
07/01/2006	07/05/2006	39.42	38.91	38.91

Medco Health Solutions, Inc.

Medco Health Solutions, Inc. (“Medco”) has disclosed that it is one of the nation’s largest pharmacy benefit managers, and provides sophisticated traditional and specialty pharmacy benefit programs and services for clients, members of client-funded benefit plans, and individual patients. It provides pharmacy benefit management services through its national networks of retail pharmacies and their own mail order pharmacies, as well as through its specialty pharmacy operation, which became the nation’s largest specialty pharmacy based on revenues with the acquisition of Accredo Health, Inc. on August 18, 2005. Medco’s clients are generally entities that provide a pharmacy benefit to their underlying membership, such as members of their plan or their employees. It has been an independent, publicly traded enterprise since it was spun off by Merck & Co., Inc. on August 19, 2003.

Medco’s headquarters are located in Franklin Lakes, New Jersey, and its common stock is traded on the New York Stock Exchange under the symbol “MHS”. Information filed with the SEC by Medco under the Exchange Act can be located by reference to its SEC file number: 001-31312 or its CIK Code: 1170650. The closing price of the common stock of Medco on July 5, 2006 was $57.12.

Quarter Start Date	Quarter End Date	High Closing Price of Medco	Low Closing Price of Medco	Quarter-End Closing Price of Medco
07/01/2003	09/30/2003	$27.35	$20.50	$25.93
10/01/2003	12/31/2003	37.75	25.97	33.99

01/01/2004	03/31/2004	38.60	31.40	34.00
04/01/2004	06/30/2004	37.70	32.64	37.50
07/01/2004	09/30/2004	36.94	30.00	30.90
10/01/2004	12/31/2004	41.62	30.80	41.60

01/01/2005	03/31/2005	50.00	40.67	49.57
04/01/2005	06/30/2005	54.93	49.00	53.36
07/01/2005	09/30/2005	54.83	47.50	54.83
10/01/2005	12/31/2005	57.56	48.50	55.80

01/01/2006	03/31/2006	60.18	52.79	57.22
04/01/2006	06/30/2006	57.28	50.43	57.28
07/01/2006	07/05/2006	57.42	57.12	57.12

PACCAR Inc

PACCAR Inc (“PACCAR”) has disclosed that it is a multinational technology company, which manufactures heavy-duty, on- and off-road Class 8 trucks sold around the world under the Kenworth, Peterbilt, DAF and Foden nameplates. PACCAR also provides financing and leasing services to customers and dealers of PACCAR’s products. Commercial trucks and related replacement parts comprise the largest segment of the PACCAR’s business, accounting for 94% of total 2005 net sales and revenues.

PACCAR’s headquarters are located in Bellevue, Washington, and its common stock is traded on the Nasdaq National Market under the symbol “PCAR”. Information filed with the SEC by PACCAR under the Exchange Act can be located by reference to its SEC file number: 001-14817 or its CIK Code: 75362. The closing price of the common stock of PACCAR on July 5, 2006 was $81.26.

Quarter Start Date	Quarter End Date	High Closing Price of PACCAR	Low Closing Price of PACCAR	Quarter-End Closing Price of PACCAR
01/01/2003	03/31/2003	$34.95	$28.39	$33.51
04/01/2003	06/30/2003	48.30	33.73	45.17
07/01/2003	09/30/2003	58.00	45.06	49.59
10/01/2003	12/31/2003	57.24	49.27	56.75

01/01/2004	03/31/2004	59.22	50.00	56.05
04/01/2004	06/30/2004	59.82	51.68	57.99
07/01/2004	09/30/2004	69.12	54.43	69.12
10/01/2004	12/31/2004	80.48	64.83	80.48

01/01/2005	03/31/2005	78.83	69.01	72.39
04/01/2005	06/30/2005	72.72	65.44	68.00
07/01/2005	09/30/2005	75.80	66.60	67.89
10/01/2005	12/31/2005	73.12	64.08	69.23

01/01/2006	03/31/2006	74.42	67.93	70.48
04/01/2006	06/30/2006	82.38	69.68	82.38
07/01/2006	07/05/2006	82.82	81.26	81.26

Joy Global Inc.

Joy Global Inc. (“Joy Global”) has disclosed that it is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. Joy Global operates in two business segments: underground mining machinery (Joy Mining Machinery) and surface mining equipment (P&H Mining Equipment).

Joy Global’s headquarters are in Milwaukee, Wisconsin, and its common stock is traded on the Nasdaq National Market under the symbol “JOYG”. Information filed with the SEC by Joy Global under the Exchange Act can be located by reference to its SEC file number: 001-09299 or its CIK Code: 801898. The closing price of the common stock of Joy Global on July 5, 2006 was $51.48.

Quarter Start Date	Quarter End Date	High Closing Price of Joy Global	Low Closing Price of Joy Global	Quarter-End Closing Price of Joy Global
01/01/2003	03/31/2003	$ 5.64	$ 4.47	$ 4.81
04/01/2003	06/30/2003	7.19	5.17	6.57
07/01/2003	09/30/2003	7.63	6.36	7.08
10/01/2003	12/31/2003	11.84	7.70	11.62

01/01/2004	03/31/2004	12.93	11.36	12.47
04/01/2004	06/30/2004	13.31	10.72	13.31
07/01/2004	09/30/2004	15.28	12.54	15.28
10/01/2004	12/31/2004	19.73	14.72	19.30

01/01/2005	03/31/2005	26.03	17.58	23.37
04/01/2005	06/30/2005	25.03	20.59	22.39
07/01/2005	09/30/2005	33.64	22.39	33.64
10/01/2005	12/31/2005	41.49	28.56	40.00

01/01/2006	03/31/2006	60.62	43.18	59.77
04/01/2006	06/30/2006	71.68	45.72	52.09
07/01/2006	07/05/2006	53.41	51.48	51.48

Phelps Dodge Corporation

Phelps Dodge Corporation (“Phelps Dodge”) has disclosed that it is one of the world’s leading producers of copper and molybdenum, and is the world’s largest producer of molybdenum-based chemicals and continuous-cast copper rod. Phelps Dodge consists of two major divisions: Phelps Dodge Mining Company, which includes the worldwide, vertically integrated copper operations from mining through rod production and molybdenum operations from mining through conversion to chemical and metallurgical products; and Phelps Dodge Industries, which is the company’s manufacturing division, producing engineered products principally for the global energy sector.

Phelps Dodge’s headquarters are located in Phoenix, Arizona, and its common stock is traded on the New York Stock Exchange under the symbol “PD”. Information filed with the SEC by Phelps Dodge under the Exchange Act can be located by reference to its SEC file number: 001-00082 or its CIK Code: 78066. The closing price of the common stock of Phelps Dodge on July 5, 2006 was $80.93.

Quarter Start Date	Quarter End Date	High Closing Price of Phelps Dodge	Low Closing Price of Phelps Dodge	Quarter-End Closing Price of Phelps Dodge
01/01/2003	03/31/2003	$18.26	$15.33	$16.24
04/01/2003	06/30/2003	19.77	15.47	19.17
07/01/2003	09/30/2003	25.11	18.65	23.40
10/01/2003	12/31/2003	39.70	24.25	38.05

01/01/2004	03/31/2004	44.91	35.47	40.83
04/01/2004	06/30/2004	42.30	30.30	38.76
07/01/2004	09/30/2004	46.80	36.03	46.02
10/01/2004	12/31/2004	50.78	40.53	49.46

01/01/2005	03/31/2005	54.24	45.19	50.87
04/01/2005	06/30/2005	51.39	39.96	46.25
07/01/2005	09/30/2005	65.58	46.62	64.97
10/01/2005	12/31/2005	73.83	58.02	71.94

01/01/2006	03/31/2006	82.60	66.45	80.53
04/01/2006	06/30/2006	99.16	74.30	82.16
07/01/2006	07/05/2006	83.67	80.93	80.93

SanDisk Corporation

SanDisk Corporation (“SanDisk”) has disclosed that it is a worldwide leader in flash storage card products. It designs, develops and markets flash storage devices used for a wide variety of consumer electronics products such as digital cameras, mobile phones, Universal Serial Bus, or USB, drives, gaming devices, MP3 players and other digital consumer devices. Flash storage allows data to be stored in a compact format that retains the data for an extended period of time after the power has been turned off. Its revenues are driven by the sale of products and licensing of its intellectual property.

SanDisk’s headquarters are located in Sunnyvale, California and its common stock is traded on the Nasdaq National Market under the symbol “SNDK”. Information filed with the SEC by SanDisk under the Exchange Act can be located by reference to its SEC file number: 000-26734 or its CIK Code: 1000180. The closing price of the common stock of SanDisk on July 5, 2006 was $48.48.

Quarter Start Date	Quarter End Date	High Closing Price of SanDisk	Low Closing Price of SanDisk	Quarter-End Closing Price of SanDisk
01/01/2003	03/31/2003	$11.80	$ 7.58	$ 8.41
04/01/2003	06/30/2003	20.60	8.29	20.29
07/01/2003	09/30/2003	33.38	20.81	31.86
10/01/2003	12/31/2003	42.50	27.63	30.60

01/01/2004	03/31/2004	36.23	23.75	28.36
04/01/2004	06/30/2004	32.67	20.11	21.69
07/01/2004	09/30/2004	29.12	19.61	29.12
10/01/2004	12/31/2004	31.42	19.74	24.97

01/01/2005	03/31/2005	28.09	21.45	27.80
04/01/2005	06/30/2005	28.75	23.70	23.73
07/01/2005	09/30/2005	48.24	23.64	48.24
10/01/2005	12/31/2005	65.14	46.38	62.82

01/01/2006	03/31/2006	77.22	53.06	57.52
04/01/2006	06/30/2006	65.54	49.92	50.98
07/01/2006	07/05/2006	51.14	48.48	48.48

Broadcom Corporation

Broadcom Corporation (“Broadcom”) has disclosed that it is a leader in semiconductors for wired and wireless communications. Its products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides a broad portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. Its diverse product portfolio includes solutions for digital cable, satellite and Internet Protocol (IP) set-top boxes and media servers; high definition television (HDTV); high definition DVD players and personal video recording (PVR) devices; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; System I/O™ server solutions; broadband network and security processors; wireless and personal area networking; cellular and terrestrial wireless communications; and Voice over Internet Protocol (VoIP) gateway and telephony systems.

Broadcom’s headquarters are located in Dayton, Ohio, and its common stock is traded on the Nasdaq National Market under the symbol “BRCM”. Information filed with the SEC by Broadcom under the Exchange Act can be located by reference to its SEC file number: 000-23993 or its CIK Code: 1054374. The closing price of the common stock of Broadcom on July 5, 2006 was $29.85.

Quarter Start Date	Quarter End Date	High Closing Price of Broadcom	Low Closing Price of Broadcom	Quarter-End Closing Price of Broadcom
01/01/2003	03/31/2003	$13.25	$ 8.23	$ 8.23
04/01/2003	06/30/2003	17.85	8.27	16.61
07/01/2003	09/30/2003	19.68	13.34	17.77
10/01/2003	12/31/2003	24.88	17.85	22.68

01/01/2004	03/31/2004	28.31	22.94	26.01
04/01/2004	06/30/2004	31.07	24.67	31.07
07/01/2004	09/30/2004	29.88	17.01	18.19
10/01/2004	12/31/2004	22.41	17.34	21.52

01/01/2005	03/31/2005	22.40	19.54	19.95
04/01/2005	06/30/2005	24.85	18.32	23.69
07/01/2005	09/30/2005	31.28	24.07	31.28
10/01/2005	12/31/2005	33.00	27.54	31.43

01/01/2006	03/31/2006	48.84	32.37	43.16
04/01/2006	06/30/2006	46.64	29.33	30.33
07/01/2006	07/05/2006	30.77	29.85	29.85

National Semiconductor Corporation

National Semiconductor Corporation (“National Semiconductor”) has disclosed that it designs, develops, manufactures and markets a wide range of semiconductor products, most of which are analog and mixed-signal integrated circuits. It targets a broad range of markets and applications such as wireless handsets; displays; PCs and notebooks; networks; industrial markets; medical applications; automotive applications; test and measurement applications; and a broad range of portable applications. Additionally, National Semiconductor creates high-value analog devices and subsystems, with products including power management circuits, display drivers, audio and operational amplifiers, communication interface products and data conversion solutions.

National Semiconductor’s headquarters are located in Santa Clara, California, and its common stock is traded on the New York Stock Exchange under the symbol “NSM”. Information filed with the SEC by National Semiconductor under the Exchange Act can be located by reference to its SEC file number: 001-06453 or its CIK Code: 70530. The closing price of the common stock of National Semiconductor on July 5, 2006 was $23.52.

Quarter Start Date	Quarter End Date	High Closing Price of National Semiconductor	Low Closing Price of National Semiconductor	Quarter-End Closing Price of National Semiconductor
01/01/2003	03/31/2003	$ 9.58	$ 6.42	$ 8.52
04/01/2003	06/30/2003	12.48	8.35	9.86
07/01/2003	09/30/2003	17.95	9.79	16.15
10/01/2003	12/31/2003	22.47	16.74	19.71

01/01/2004	03/31/2004	22.22	18.31	22.22
04/01/2004	06/30/2004	24.27	19.75	21.99
07/01/2004	09/30/2004	20.97	12.00	15.49
10/01/2004	12/31/2004	17.97	15.23	17.95

01/01/2005	03/31/2005	21.21	15.76	20.61
04/01/2005	06/30/2005	22.11	18.44	22.03
07/01/2005	09/30/2005	26.26	22.29	26.20
10/01/2005	12/31/2005	28.22	21.79	25.98

01/01/2006	03/31/2006	29.69	26.86	27.84
04/01/2006	06/30/2006	30.70	22.49	23.85
07/01/2006	07/05/2006	23.94	23.52	23.52

NCR Corporation

NCR Corporation (“NCR”) has disclosed that it and its subsidiaries provide technology and services that help businesses interact, connect and relate with their customers. NCR has six business segments: Data Warehousing, Financial Self Service (which includes NCR’s automated-teller machines), Retail Store Automation, Customer Services, Systemedia, and Payment & Imaging and Other. NCR owns approximately 1,600 patents in the United States and a significant number in foreign countries.

NCR’s headquarters are located in Dayton, Ohio, and its common stock is traded on the New York Stock Exchange under the symbol “NCR”. Information filed with the SEC by NCR under the Exchange Act can be located by reference to its SEC file number: 001-00395 or its CIK Code: 70866. The closing price of the common stock of NCR on July 5, 2006 was $36.41.

Quarter Start Date	Quarter End Date	High Closing Price of NCR	Low Closing Price of NCR	Quarter-End Closing Price of NCR
01/01/2003	03/31/2003	$13.09	$ 8.61	$ 9.17
04/01/2003	06/30/2003	13.76	9.18	12.81
07/01/2003	09/30/2003	16.27	13.02	15.85
10/01/2003	12/31/2003	19.64	16.23	19.40

01/01/2004	03/31/2004	22.95	19.41	22.03
04/01/2004	06/30/2004	24.96	22.35	24.80
07/01/2004	09/30/2004	25.91	21.13	24.80
10/01/2004	12/31/2004	35.08	24.41	34.62

01/01/2005	03/31/2005	39.38	31.40	33.74
04/01/2005	06/30/2005	37.92	32.91	35.12
07/01/2005	09/30/2005	36.66	30.10	31.91
10/01/2005	12/31/2005	34.95	29.27	33.94

01/01/2006	03/31/2006	42.29	33.95	41.79
04/01/2006	06/30/2006	43.96	34.50	36.64
07/01/2006	07/05/2006	36.62	36.41	36.41

Peabody Energy Corporation

Peabody Energy Corporation (“Peabody Energy”) has disclosed that it is the largest private-sector coal company in the world, which, during the year ended December 31, 2005, sold 239.9 million tons of coal to over 350 electricity generating and industrial plants in 15 countries. In addition to its mining operations, Peabody Energy markets, brokers and trades coal.

Peabody’s headquarters are located in St. Louis, Missouri, and its common stock is traded on the New York Stock Exchange under the symbol “BTU”. Information filed with the SEC by Peabody Energy under the Exchange Act can be located by reference to its SEC file number: 001-16463 or its CIK Code: 1064728. The closing price of the common stock of Peabody Energy on July 5, 2006 was $54.92.

Quarter Start Date	Quarter End Date	High Closing Price of Peabody Energy	Low Closing Price of Peabody Energy	Quarter-End Closing Price of Peabody Energy
01/01/2003	03/31/2003	$ 7.32	$ 6.16	$ 6.97
04/01/2003	06/30/2003	8.73	6.72	8.40
07/01/2003	09/30/2003	8.34	7.32	7.84
10/01/2003	12/31/2003	10.69	7.96	10.43

01/01/2004	03/31/2004	12.19	9.16	11.63
04/01/2004	06/30/2004	14.00	10.81	14.00
07/01/2004	09/30/2004	15.02	12.81	14.88
10/01/2004	12/31/2004	21.00	14.27	20.23

01/01/2005	03/31/2005	24.95	18.53	23.18
04/01/2005	06/30/2005	27.89	19.68	26.02
07/01/2005	09/30/2005	42.18	26.60	42.18
10/01/2005	12/31/2005	43.06	36.10	41.21

01/01/2006	03/31/2006	51.89	42.10	50.41
04/01/2006	06/30/2006	73.64	47.87	55.75
07/01/2006	07/05/2006	56.33	54.92	54.92

United States Steel Corporation

United States Steel Corporation (“U.S. Steel”) has disclosed that it is an integrated steel producer with major production operations in the United States and Central Europe. U.S. Steel is also engaged in the production of iron ore pellets from taconite (rock containing iron) in the United States and the production of coke in both the United States and Central Europe; transportation services (railroad and barge operations); and real estate operations. The iron ore and coke are then used as primary raw materials in U.S. Steel’s production of steel.

U.S. Steel’s headquarters are located in Pittsburg, Pennsylvania, and its common stock is traded on the New York Stock Exchange under the symbol “X”. Information filed with the SEC by U.S. Steel under the Exchange Act can be located by reference to its SEC file number: 001-16811 or its CIK Code: 1163302. The closing price of the common stock of U.S. Steel on July 5, 2006 was $68.84.

Quarter Start Date	Quarter End Date	High Closing Price of U.S. Steel	Low Closing Price of U.S. Steel	Quarter-End Closing Price of U.S. Steel
01/01/2003	03/31/2003	$17.26	$ 9.83	$ 9.83
04/01/2003	06/30/2003	17.84	10.05	16.37
07/01/2003	09/30/2003	20.01	15.36	18.38
10/01/2003	12/31/2003	36.83	18.78	35.02

01/01/2004	03/31/2004	39.54	31.47	37.27
04/01/2004	06/30/2004	39.69	25.78	35.12
07/01/2004	09/30/2004	39.96	33.57	37.62
10/01/2004	12/31/2004	53.43	32.88	51.25

01/01/2005	03/31/2005	63.12	46.34	50.85
04/01/2005	06/30/2005	51.18	34.10	34.37
07/01/2005	09/30/2005	45.40	34.80	42.35
10/01/2005	12/31/2005	50.60	34.64	48.07

01/01/2006	03/31/2006	63.22	49.44	60.68
04/01/2006	06/30/2006	76.60	56.99	70.12
07/01/2006	07/05/2006	70.20	68.84	68.84

Motorola, Inc.

Motorola, Inc. (“Motorola”) has disclosed that it is a communications company providing end-to-end seamless mobility products. It builds, markets and sells products, services and applications that enable telephony, data and video to be experienced across multiple domains including home, enterprise, auto and “mobile-me”. Wireless: Motorola is one of the world’s leading providers of wireless handsets, which transmit and receive voice, text, images, multimedia and other forms of information, communication and entertainment. Motorola develops, manufactures and markets public and enterprise wireless infrastructure communications systems, including hardware, software and services. It is a leading provider of customized, mission-critical end-to-end wireless communications and information systems. Broadband: Motorola is a global leader in developing and deploying end-to-end digital broadband entertainment, communication and information systems for the home and for the office. Automotive: Motorola is a market leader in embedded telematics systems that enable automated roadside assistance, navigation and advanced safety features for automobiles. It also provides integrated electronics for the powertrain, chassis, sensors and interior controls.

Motorola’s headquarters are located in Schaumburg, Illinois, and its common stock is traded on the New York Stock Exchange under the symbol “MOT”. Information filed with the SEC by Motorola under the Exchange Act can be located by reference to its SEC file number: 001-07221 or its CIK Code: 68505. The closing price of the common stock of Motorola on July 5, 2006 was $19.94.

Quarter Start Date	Quarter End Date	High Closing Price of Motorola	Low Closing Price of Motorola	Quarter-End Closing Price of Motorola
01/01/2003	03/31/2003	$ 8.89	$ 6.90	$ 7.39
04/01/2003	06/30/2003	8.71	7.01	8.44
07/01/2003	09/30/2003	11.21	7.80	10.70
10/01/2003	12/31/2003	12.70	10.86	12.53

01/01/2004	03/31/2004	16.88	12.98	15.75
04/01/2004	06/30/2004	18.55	14.52	16.33
07/01/2004	09/30/2004	16.27	12.64	16.15
10/01/2004	12/31/2004	18.30	14.82	17.20

01/01/2005	03/31/2005	17.43	14.72	14.97
04/01/2005	06/30/2005	18.87	14.61	18.26
07/01/2005	09/30/2005	23.87	18.27	22.03
10/01/2005	12/31/2005	24.77	19.77	22.59

01/01/2006	03/31/2006	24.53	20.53	22.91
04/01/2006	06/30/2006	24.08	19.31	20.15
07/01/2006	07/05/2006	20.27	19.94	19.94

Reliant Energy, Inc.

Reliant Energy, Inc. (“Reliant”) has disclosed that it provides electricity and energy services to retail and wholesale customers through two business segments. Reliant’s Retail energy segment provides electricity and energy services to approximately 1.9 million retail electricity customers in Texas, including residential and small business customers and large commercial, industrial and governmental/institutional customers. Reliant also serves commercial, industrial and governmental/ institutional customers in the PJM Market. Reliant’s Wholesale energy segment provides electricity and energy services in the competitive wholesale energy markets in the United States. In this connection, Reliant owns and operates or contracts for power generation capacity. As of December 31, 2005, it had approximately 15,956 MW of owned or leased generation capacity in operation.

Reliant’s headquarters are located in Houston, Texas, and its common stock is traded on the New York Stock Exchange under the symbol “RRI”. Information filed with the SEC by Reliant under the Exchange Act can be located by reference to its SEC file number: 001-16455 or its CIK Code: 1126294. The closing price of the common stock of Reliant on July 5, 2006 was $11.86.

Quarter Start Date	Quarter End Date	High Closing Price of Reliant	Low Closing Price of Reliant	Quarter-End Closing Price of Reliant
01/01/2003	03/31/2003	$ 5.40	$ 3.05	$ 3.56
04/01/2003	06/30/2003	6.98	4.06	6.13
07/01/2003	09/30/2003	6.34	3.88	5.12
10/01/2003	12/31/2003	7.36	4.75	7.36

01/01/2004	03/31/2004	8.28	6.73	8.21
04/01/2004	06/30/2004	10.83	7.96	10.83
07/01/2004	09/30/2004	11.57	8.95	9.33
10/01/2004	12/31/2004	13.65	9.75	13.65

01/01/2005	03/31/2005	13.39	11.15	11.38
04/01/2005	06/30/2005	12.96	9.86	12.38
07/01/2005	09/30/2005	15.44	12.27	15.44
10/01/2005	12/31/2005	15.64	9.00	10.32

01/01/2006	03/14/2006	10.66	9.74	10.58
04/01/2006	06/30/2006	12.19	10.77	11.98
07/01/2006	07/05/2006	11.90	11.86	11.86

ANNEX C

OFFICIAL NOTICE OF EXCHANGE

Dated: On or after December 1, 2007

Wachovia Corporation		Wachovia Bank, National Association
375 Park Avenue		12 East 49th Street
New York, NY 10152		New York, NY 10017
Attention:	Equity Derivatives	Fax No.: (212) 446-1413
Middle Office Manager
Direct: (212) 214-6483
CC:	William Threadgill, Managing Director
Direct: (212) 214-6277, Fax: (704) 715-0150

Dear Sirs or Madams:

The undersigned beneficial owner of the Senior Global Medium-Term Notes, Series G, 3.5% Strategic Access Securities due September 1, 2009 Linked to the Relative Performance of Two Baskets of Common Stocks of Wachovia Corporation (CUSIP No. 929903581) (the “securities”) hereby irrevocably elects to exercise, with respect to the principal amount of the securities indicated below, as of the [March/June/September/December 10, 200 ] exchange date (or if this notice is received after 11:00 A.M. New York City on that exchange date, as of the next exchange date). The exchange right is to be exercised as described under “Specific Terms of the Securities — Exchange Right”, in the prospectus supplement dated •, 2006 relating to Registration Statement No. 333-123311. Terms not defined in this notice shall have their respective meanings as described in the Prospectus Supplement.

Please date and acknowledge receipt of this Official Notice of Exchange in the place provided below, and fax a copy to the fax number indicated. Wachovia Corporation will then deliver an amount of cash equal to the exchange amount for each security you elect to exchange on the fifth business day after the exchange date, in accordance with the terms of the securities as described in the Prospectus Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the securities to be exchanged (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its securities) and (ii) it will cause the principal amount of securities to be exchanged to be transferred to the trustee on or prior to the exchange settlement date.

C-1

Very truly yours,

Name of Beneficial Owner

By:

Name

Title and/or Organization

Fax No./Direct No.

$
Principal amount of securities to be surrendered for exchange

$
Accrued interest, if any, due upon surrender of securities for exchange

Please specify: Exchange Date

Receipt of the above
Official Notice of Exchange is hereby acknowledged.
WACHOVIA CORPORATION, as issuer
WACHOVIA BANK, NATIONAL ASSOCIATION, as calculation agent

By:
Title:

Date and time of acknowledgment

Accrued interest, if any, due upon surrender of the securities for exchange: $

C-2

$9,100,000,000

WACHOVIA CORPORATION

Senior Global Medium-Term Notes, Series G

and

Subordinated Global Medium-Term Notes, Series H

Terms of Sale

Wachovia Corporation may from time to time offer and sell notes with various terms, including the following:

•  stated maturity of 9 months or longer

•  fixed or floating interest rate, zero-coupon or issued with original issue discount; a floating interest rate may be based on:

•  commercial paper rate

•  prime rate

•  LIBOR

•  EURIBOR

•  treasury rate

•  CMT rate

•  CD rate

•  CPI rate

•  federal funds rate

•  ranked as senior or subordinated indebtedness
of Wachovia

•  amount of principal or interest may be determined by reference to an index or formula

•  book-entry form through The Depository Trust Company, Euroclear, Clearstream or any other clearing system or financial institution named in the applicable pricing supplement

•  redemption at the option of Wachovia or repayment at the option of the holder

•  interest on notes paid monthly, quarterly, semi-annually or annually

•  denominations of $1,000 and multiples of $1,000

•  denominated in U.S. dollars, a currency other than U.S dollars or in a composite currency

•  settlement in immediately available funds

The final terms of each note will be included in a pricing supplement. Wachovia will receive between $9,090,000,000 and $8,372,000,000 of the proceeds from the sale of the notes, after paying the agents’ commissions of between $10,000,000 and $728,000,000, unless otherwise agreed with the agents.

Wachovia has filed an application to list notes issued under this prospectus on the Luxemburg Stock Exchange. The Luxembourg Stock Exchange has advised us that with respect to notes so listed, this prospectus is valid for one year from the date of this prospectus.

Investing in the notes involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission, any state securities commission or the Commissioner of Insurance of the state of North Carolina has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities will be our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Wachovia may sell the notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any particular amount of the notes.

Wachovia may use this prospectus in the initial sale of any notes. In addition, Wachovia Capital Markets, LLC, or any other affiliate of Wachovia may use this prospectus in a market-making or other transaction in any note after its initial sale. Unless Wachovia or its agent informs the purchaser otherwise in the confirmation of sale or pricing supplement, this prospectus is being used in a market-making transaction.

Wachovia Securities

This prospectus is dated May 13, 2005

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate initial offering price of $9,100,000,000 or the equivalent amount in one or more other currencies or composite currencies.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a pricing supplement containing specific information about the terms of the securities being offered. That pricing supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The pricing supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any pricing supplement, you should rely on the information in that pricing supplement. You should read both this prospectus and any pricing supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any pricing supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any pricing supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The pricing supplement will contain the names of the underwriters, brokers, dealers or agents, if any, together with the terms of offering, the compensation of those persons and the net proceeds to us. Any underwriters, brokers, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”).

One or more of our subsidiaries, including Wachovia Capital Markets, LLC may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related pricing supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Wachovia Capital Markets, LLC and Wachovia Securities, LLC another of our subsidiaries, each conduct business under the name “Wachovia Securities”. Any reference in this prospectus to “Wachovia Securities” means Wachovia Capital Markets, LLC, unless otherwise mentioned or unless the context requires otherwise.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Wachovia”, “we”, “us”, “our” or similar references mean Wachovia Corporation and its subsidiaries.

Selling Restrictions Outside the United States

Offers and sales of the notes are subject to restrictions in the United Kingdom. The distribution of this prospectus and the offering of the notes in certain other jurisdictions may also be restricted by law. This prospectus does not constitute an offer of, or an invitation on Wachovia’s behalf or on behalf of the agents or any of them to subscribe to or purchase, any of the notes. This prospectus may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Please refer to the section entitled “Plan of Distribution”.

As long as the notes are listed on the Luxembourg Stock Exchange, a supplemental prospectus will be prepared and filed with the Luxembourg Stock Exchange in the event of a material change in the financial condition of Wachovia that is not reflected in this prospectus, for the use in connection with any subsequent issue of debt securities to be listed on the Luxembourg Stock Exchange. As long as the notes are listed on the Luxembourg Stock Exchange, if the terms and conditions of the notes are modified or amended in a manner which would make this prospectus materially inaccurate or misleading, a new prospectus or supplemental prospectus will be prepared.

Wachovia accepts responsibility for the information contained in this prospectus. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss no matter how arising from or in reliance upon the whole or any part of the contents of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until the offering of securities by means of this prospectus is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2005; and

•	Current Reports on Form 8-K dated January 5, 2005, January 14, 2005, January 19, 2005, April 15, 2005 and May 2, 2005.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Corporate Relations

Wachovia Corporation

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288-0206

(704) 374-6782

As long as the notes are listed on the Luxembourg Stock Exchange, you may also obtain documents incorporated by reference in this prospectus free of charge from the Luxembourg Listing Agent or the Luxembourg Paying Agent and Transfer Agent.

FORWARD-LOOKING STATEMENTS

This prospectus and applicable pricing supplements contain or incorporate statements that are “forward-looking statements”. These statements can be identified by the use of forward-looking language such as “will likely result”, “may”, “are expected to”, “is anticipated”, “estimate”, “projected”, “intends to”, or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in the pricing supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the pricing supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

WACHOVIA CORPORATION

Wachovia was incorporated under the laws of North Carolina in 1967. We are registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, and are supervised and regulated by the Board of Governors of the Federal Reserve System. Our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities. On September 1, 2001, the former Wachovia Corporation merged with and into First Union Corporation, and First Union Corporation changed its name to “Wachovia Corporation”.

In addition to North Carolina, Wachovia’s full-service banking subsidiaries operate in Alabama, Connecticut, Delaware, Florida, Georgia, Maryland, Mississippi, New Jersey, New York, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. These full-service banking subsidiaries provide a wide range of commercial and retail banking and trust services. Wachovia also provides various other financial services, including mortgage banking, home equity lending, leasing, investment banking, insurance and securities brokerage services through other subsidiaries.

In 1985, the Supreme Court upheld regional interstate banking legislation. Since then, Wachovia has concentrated its efforts on building a large regional banking organization in what it perceives to be some of the better banking markets in the eastern United States. Since November 1985, Wachovia has completed over 100 banking-related acquisitions.

Wachovia continually evaluates its business operations and organizational structures to ensure they are aligned closely with its goal of maximizing performance in its core business lines, Capital Management, Wealth Management, the General Bank and Corporate and Investment Banking. When consistent with our overall business strategy, we may consider the disposition of certain of our assets, branches, subsidiaries or lines of business. We continue to routinely explore acquisition opportunities, particularly in areas that would complement our core business lines, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place, and future acquisitions involving cash, debt or equity securities can be expected.

Wachovia is a separate and distinct legal entity from its banking and other subsidiaries. Dividends received from our subsidiaries are our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

RISK FACTORS

Our Credit Ratings May Not Reflect All Risks of An Investment in the Notes

The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally effect any trading market for, or trading value of, your notes.

Risks Relating to Indexed Notes

We use the term “indexed notes” to mean notes whose value is linked to an underlying property or index. Indexed notes may present a high level of risk, and those who invest in indexed notes may lose their entire investment. In addition, the treatment of indexed notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Thus, if you propose to invest in indexed notes, you should independently evaluate the federal income tax consequences of purchasing an indexed note that apply in your particular circumstances. You should also read “United States Taxation” for a discussion of U.S. tax matters.

Investors in Indexed Notes Could Lose Their Investment

The amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on the indexed note, and the cash value or physical settlement value of a physically settled note. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Note

The issuer of a security that serves as an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a note indexed to that security or to an index of which that security is a component.

If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. That government may take actions that could adversely affect the value of the note. See “—Risks Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about these kinds of government actions.

An Indexed Note May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

An Index to Which a Note Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note that is linked to the index. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or interest on an indexed note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed notes or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Note

In order to hedge an exposure on a particular indexed note, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for the note, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed note. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed note may decline.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed note, we may include historical information about the relevant index in the relevant pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Note

Wachovia Securities and our other affiliates may have conflicts of interest with respect to some indexed notes. Wachovia Securities and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed notes. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed note.

Wachovia Bank, National Association or another of our affiliates may serve as calculation agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that Wachovia Bank, National Association or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the security.

Risks Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar note — e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

An Investment in a Non-U.S. Dollar Note Involves Currency-Related Risks

An investment in a non-U.S. dollar note entails significant risks that are not associated with a similar investment in a note that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the note, including the principal payable at maturity. That in turn could cause the market value of the note to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars.

The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar note, we may include in the relevant pricing supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular note.

USE OF PROCEEDS

Wachovia currently intends to use the net proceeds from the sale of any notes for general corporate purposes, which may include:

•	reducing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	acquisitions;

•	stock repurchases; and

•	other purposes as mentioned in any pricing supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any pricing supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that pricing supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

CONSOLIDATED EARNINGS RATIOS

The following table provides Wachovia’s consolidated ratios of earnings to fixed charges and preferred stock dividends:

	Three Months Ended March 31,	Years Ended December 31,
	2005	2004	2003	2002	2001	2000
Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	3.31x	3.83	3.63	2.91	1.61	1.13
Including interest on deposits	2.16x	2.37	2.30	1.79	1.27	1.06

For purposes of computing these ratios

•	earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principles, plus income taxes and fixed charges (excluding capitalized interest);

•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs; and

•	fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs.

One-third of rents is used because it is the proportion deemed representative of the interest factor.

SELECTED CONSOLIDATED CONDENSED FINANCIAL DATA

The following is selected unaudited consolidated condensed financial information for Wachovia for the three months ended March 31, 2005, and the year ended December 31, 2004. The summary below should be read in conjunction with the consolidated financial statements of Wachovia, and the related notes thereto, and the other detailed information contained in Wachovia’s 2005 First Quarter Report on Form 10-Q and in Wachovia’s 2004 Annual Report on Form 10-K.

	Three Months Ended	Year Ended
(In millions, except per share data)	March 31, 2005	December 31, 2004
CONSOLIDATED CONDENSED SUMMARIES OF INCOME
Interest income	$5,453	17,288
Interest expense	2,040	5,327

Net interest income	3,413	11,961
Provision for credit losses	36	257

Net interest income after provision for credit losses	3,377	11,704
Securities losses	(2)	(10)
Fee and other income	2,997	10,789
Merger-related and restructuring expenses	61	444
Other noninterest expense	3,811	14,222
Minority interest in income of consolidated subsidiaries	64	184

Income before income taxes	2,436	7,633
Income taxes	815	2,419

Net income	$1,621	5,214

PER COMMON SHARE DATA
Basic earnings	$1.03	3.87
Diluted earnings	1.01	3.81
Cash dividends	$0.46	1.66
Average common shares—Basic	1,571	1,346
Average common shares—Diluted	1,603	1,370

CONSOLIDATED CONDENSED PERIOD-END BALANCE SHEET
Cash and cash equivalents	$38,227	38,591
Trading account assets	47,149	45,932
Securities	116,731	110,597
Loans, net of unearned income	227,266	223,840
Allowance for loan losses	(2,732)	(2,757)

Loans, net	224,534	221,083

Loans held for sale	14,173	12,988
Goodwill	21,635	21,526
Other intangible assets	1,428	1,581
Other assets	42,956	41,026

Total assets	$506,833	493,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	297,657	295,053
Short-term borrowings	73,401	63,406
Trading account liabilities	22,418	21,709
Other liabilities	16,147	16,262
Long-term debt	47,932	46,759

Total liabilities	457,555	443,189
Minority interest in net assets of consolidated subsidiaries	2,811	2,818
Stockholders’ equity	46,467	47,317

Total liabilities and stockholders’ equity	$506,833	493,324

CAPITALIZATION

The following table sets forth the unaudited capitalization of Wachovia at March 31, 2005.

(In millions)	March 31, 2005
Long-term Debt
Total long-term debt	$47,932

Stockholders’ Equity
Dividend Equalization Preferred shares, issued 97 million shares	—
Common stock, authorized 3 billion shares, issued 1.576 billion shares	5,255
Paid-in capital	30,976
Retained earnings	10,319
Accumulated other comprehensive income, net	(83)

Total stockholders’ equity	46,467

Total long-term debt and stockholders’ equity	$94,399

As of the date of this prospectus, there has been no material change in the capitalization of Wachovia since March 31, 2005.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines Wachovia. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Wachovia, please refer to Wachovia’s annual report on Form 10-K for the fiscal year ended December 31, 2004, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Wachovia’s earnings are affected by actions of the Federal Reserve Board, the Office of Comptroller of the Currency, that regulates our banking subsidiaries, the Federal Deposit Insurance Corporation, that insures the deposits of our banking subsidiaries within certain limits, and the SEC, that regulates the activities of certain subsidiaries engaged in the securities business.

Wachovia’s earnings are also affected by general economic conditions, our management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Wachovia’s business.

Depository institutions, like Wachovia’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Wachovia also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Wachovia’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

DESCRIPTION OF THE NOTES WE MAY OFFER

The following information outlines some of the provisions of the indentures and the notes. This information may not be complete in all respects, and is qualified entirely by reference to the indenture under which the notes are issued. These indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the notes. The specific terms of any series of notes will be described in the relevant pricing supplement. As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If your pricing supplement is inconsistent with this prospectus, your pricing supplement will control with regard to your note. Thus, the statements we make in this section may not apply to your note.

General

Senior notes will be issued under an indenture, dated as of April 1, 1983, as amended and supplemented, between Wachovia and JPMorgan Chase Bank, National Association, (formerly known as The Chase Manhattan Bank) as trustee. Subordinated notes will be issued under an indenture, dated as of March 15, 1986, as amended and supplemented, between Wachovia and J.P. Morgan Trust Company, National Association (formerly known as Bank One Trust Company, N.A.), as trustee. Each of the senior and the subordinated notes constitutes a single series of debt securities of Wachovia issued under the senior and the subordinated indenture, respectively. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The term “debt securities,” as used in this prospectus, refers to all debt securities, including the notes, issued and issuable from time to time under the relevant indenture. The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended. These indentures are more fully described below in this section. Whenever we refer to specific provisions or defined terms in one or both of the indentures, those provisions or defined terms are incorporated in this prospectus by reference. Section references used in this discussion are references to the relevant indenture. Capitalized terms which are not otherwise defined shall have the meaning given to them in the relevant indenture. As long as the notes are listed on the Luxembourg Stock Exchange, the indentures will be available for inspection at the offices of the Luxembourg Listing Agent and Luxembourg Paying Agent and Transfer Agent.

The notes will be limited to an aggregate initial offering price of $9,100,000,000, or at Wachovia’s option if so specified in the relevant pricing supplement, the equivalent of this amount in any other currency or currency unit, and will be Wachovia’s direct, unsecured obligations. The notes will not be deposits or other bank obligations and will not be FDIC insured.

The notes are being offered on a continuous basis by Wachovia through one or more agents listed under “Plan of Distribution”. The indentures do not limit the aggregate principal amount of senior or subordinated notes that we may issue. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the indentures in addition to the $9,100,000,000 aggregate initial offering price of notes noted on the cover of this prospectus. Each note issued under this prospectus will mature nine months or more from its date of issue, as selected by the purchaser and agreed to by Wachovia and may be subject to redemption or repayment before its stated maturity. Notes may be issued at significant discounts from their principal amount due on the stated maturity (or on any prior date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of Wachovia, repayment at the option of the holder or otherwise), and some notes may not bear interest. Wachovia may from time to time, without the consent of the existing holders of the relevant notes, create and issue further notes having the same terms and conditions as such notes in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Unless we specify otherwise in the relevant pricing supplement, currency amounts in this prospectus are expressed in United States dollars. Unless we specify otherwise in any note and pricing supplement, the notes will be denominated in U.S. dollars and payments of principal, premium, if any, and any interest on the notes will be made in U.S. dollars. If any note is to be denominated other than exclusively in U.S. dollars, or if the principal of, premium, if any, or any interest on the note is to be paid in one or more currencies (or currency units or in amounts determined by reference to an index or indices) other than that in which that note is denominated, additional information (including authorized denominations and related exchange rate information) will be provided in the relevant pricing supplement. Unless we specify otherwise in any pricing supplement, notes denominated in U.S. dollars will be issued in denominations of $1,000 or any integral multiple of $1,000.

Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

Each note will be issued as a book-entry note in fully registered form without coupons. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of a financial institution or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable pricing supplement, The Depository Trust Company, New York, New York, will be the depositary for all notes in global form. Except as discussed below under “Global Notes”, owners of beneficial interests in book-entry notes will not be entitled to physical delivery of notes in certificated form. We will make payments of principal of, and premium, if any and interest, if any, on the notes through the applicable trustee to the depositary for the notes. See “Global Notes”.

The indentures do not limit the aggregate principal amount of debt securities or of any particular series of debt securities which may be issued under the indentures and provide that these debt securities may be issued at various times in one or more series, in each case with the same or various maturities, at par or at a discount. (Section 301) The indentures provide that there may be more than one trustee under the indentures with respect to different series of debt securities. As of March 31, 2005, $16.0 billion aggregate principal amount of senior debt securities was outstanding under the senior indenture. The senior trustee is trustee for such series. As of March 31, 2005, $31.9 billion aggregate principal amount of subordinated debt securities was outstanding under the subordinated indenture. The subordinated trustee is trustee for such series.

The indentures do not limit the amount of other debt that Wachovia may issue and do not contain financial or similar restrictive covenants. As of March 31, 2005, Wachovia had an aggregate of $27.4 billion of short-term senior indebtedness outstanding which consisted primarily of commercial paper and other borrowed money. Wachovia expects from time to time to incur additional senior indebtedness and Other Financial Obligations (as defined below). The indentures do not prohibit or limit additional senior indebtedness or Other Financial Obligations.

Because Wachovia is a holding company and a legal entity separate and distinct from its subsidiaries, Wachovia’s rights to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the holders of notes’ ability to benefit indirectly from such distribution, would be subject to prior creditor’s claims, except to the extent that Wachovia itself may be a creditor of that subsidiary with recognized claims. Claims on Wachovia’s subsidiary banks by creditors other than Wachovia include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of notes protection in the event of a highly leveraged transaction involving Wachovia.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold their notes in accounts at banks or brokers will generally not be recognized by us as legal holders of notes. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the notes, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold your notes in street name, you should check with your own institution to find out:

•	how it handles note payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you notes registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the notes run only to persons who are registered as holders of notes. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold your notes in that manner or because the notes are issued in the form of global securities as described below. For example, once we make payment to the registered holder we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Notes

A global note is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we choose to issue notes in the form of global notes, the ultimate beneficial owners of global notes can only be indirect holders. We require that the global note be registered in the name of a financial institution we select.

We also require that the notes included in the global note not be transferred to the name of any other direct holder except in the special circumstances described in the section “Global Notes”. The financial institution that acts as the sole direct holder of the global note is called the depositary. Any person wishing to own a global note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The pricing supplement indicates whether your series of notes will be issued only in the form of global notes.

Further details of legal ownership are discussed in the section “Global Notes” below.

In the remainder of this description “you” or “holder” means direct holders and not street name or other indirect holders of notes. Indirect holders should read the previous subsection titled “—Street Name and Other Indirect Holders”.

Types of Notes

We may issue the following four types of notes:

•	Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero-coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

•	Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in “—Interest Rates—Floating Rate Notes”. If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

•	Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	one or more securities;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

•	indices or baskets of any of these items.

If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. If you purchase an indexed note your pricing supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the section entitled “Risk Factors—Risks Relating to Indexed Notes” above.

•	Exchangeable Notes. We may issue notes, which we refer to as “exchangeable notes,” that are exchangeable, at our option or the option of the holder, into securities of an issuer other than Wachovia or into other property. The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

Optionally Exchangeable Notes.    The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in your pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

Mandatorily Exchangeable Notes.    At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in your pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

Payments upon Exchange.    Your pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in your pricing supplement.

Special Requirements for Exchange of Global Securities.    If an optionally exchangeable note is represented by a global security, the depositary’s nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the depositary’s nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.

Payments upon Acceleration of Maturity or upon Tax Redemption.    If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

•	an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

•	a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Original Issue Discount Notes

A fixed rate note, a floating rate note or an indexed note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

Information in the Pricing Supplement

Your pricing supplement will describe one or more of the following terms of your note:

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

•	whether your note is a fixed rate note, a floating rate note, an indexed note or an exchangeable note;

•	if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates;

•

if your note is a floating rate note, the interest rate basis, which may be one of the nine interest rate bases described in “— Interest Rates — Floating Rate Notes” below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, all of which we describe under “ — Interest Rates — Floating Rate Notes” below;

•	if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash, securities of an issuer other than Wachovia or other property;

•	if your note is an exchangeable note, the securities or property for which the notes may be exchanged, whether the notes are exchangeable at your option or at Wachovia’s option, and the other items described in “Exchangeable Notes” above;

•	if your note is an original issue discount note, the yield to maturity;

•	if applicable, the circumstances under which your note may be redeemed at our option before the stated maturity, including any redemption commencement date, redemption price(s) and redemption period(s);

•	if applicable, the circumstances under which you may demand repayment of your note before the stated maturity, including any repayment commencement date, repayment price(s) and repayment period(s);

•	any special United States federal income tax consequences of the purchase, ownership or disposition of a particular issuance of notes;

•	the use of proceeds, if materially different than those discussed in this prospectus; and

•	any other terms of your note, which could be different from those described in this prospectus.

•	Market-Making Transactions. lf you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Wachovia Securities or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note.

Redemption at the Option of Wachovia; No Sinking Fund

If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption. “Redemption price”, with respect to a note, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount thereof to be redeemed.

The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Option of the Holder

If one or more optional repayment dates are specified in the applicable pricing supplement, registered holders of the particular notes may require us to repay those notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. A registered holder’s exercise of the repayment option will be irrevocable.

For any note to be repaid, the applicable trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and, in the case of a book-entry note, repayment instructions from the applicable beneficial owner (as defined below) to the depositary and forwarded by the depositary.

Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the participant (as defined below) through which they own their interest to direct the depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the applicable trustee as aforesaid. In order to ensure that these instructions are received by the applicable trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. All instructions given to participants from beneficial owners of global notes relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer the beneficial owner’s interest in the global note representing the related book-entry notes, on the depositary’s records, to the applicable trustee. See “Global Notes.”

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the applicable trustee for cancellation.

Interest

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an “interest period”).

Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The

“regular record date” shall be the fifteenth calendar day, whether or not a “business day”, immediately preceding the related interest payment date. “Business Day” is defined below under “—Interest Rates—Special Rate Calculation Terms”. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Interest Rates

This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

Fixed Rate Notes

The relevant pricing supplement will specify the interest payment dates for a fixed rate note as well as the maturity date. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or such other day count fraction set forth in the pricing supplement.

If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Floating Rate Notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in bold, italicized type the first time they appear, and we define these terms in “—Special Rate Calculation Terms” at the end of this subsection.

The following will apply to floating rate notes.

Interest Rate Basis.    We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following interest rate bases:

•	commercial paper rate;

•	prime rate;

•	LIBOR;

•	EURIBOR;

•	treasury rate;

•	CMT rate;

•	CD rate;

•	consumer price index (“CPI”) rate; and/or

•	federal funds rate.

We describe each of the interest rate bases in further detail below in this subsection. If you purchase a floating rate note, your pricing supplement will specify the interest rate basis that applies to your note.

Calculation of Interest.    Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Wachovia Securities or Wachovia Bank, National Association. If other than Wachovia

Securities or Wachovia Bank, National Association, the pricing supplement for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

For each floating rate note, the calculation agent will determine, on no later than the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the relevant pricing supplement.

Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or ..0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include affiliates of Wachovia.

Initial Interest Rate.    For any floating rate note, the interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate. We will specify the initial interest rate or the manner in which it is determined in the relevant pricing supplement.

Spread or Spread Multiplier.    In some cases, the interest rate basis for a floating rate note may be adjusted:

•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

•	by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your pricing supplement will indicate whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates.    The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•	a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your pricing supplement will indicate whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

Interest Reset Dates.    The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

•	for floating rate notes that reset daily, each business day;

•	for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

•	for treasury rate notes that reset weekly, the Tuesday of each week;

•	for floating rate notes that reset monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the relevant pricing supplement; and

•	for floating rate notes that reset annually, the third Wednesday of one month of each year as indicated in the relevant pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

The interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR or EURIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Determination Dates.    The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise indicated in the relevant pricing supplement:

•	for commercial paper rate, federal funds rate and prime rate notes, the interest determination date relating to a particular interest reset date will be the business day preceding the interest reset date;

•	for CD rate, CPI rate, and CMT rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date;

•	for LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date;

•	for EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date; and

•	for treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more interest rate bases will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each interest rate basis is determinable.

Interest Calculation Dates.    As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

•	the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates.    The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the relevant pricing supplement, will be as follows:

•	for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the relevant pricing supplement;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the relevant pricing supplement; or

•	for floating rate notes that reset annually, the third Wednesday of the month specified in the relevant pricing supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.

In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Calculation Agent.    We have initially appointed Wachovia Capital Markets, LLC as our calculation agent for the notes. See “—Calculation of Interest” above for details regarding the role of the calculation agent.

Commercial Paper Rate Notes

If you purchase a commercial paper rate note, your note will bear interest at an interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in your pricing supplement, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper—Nonfinancial”.

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

•	If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Prime Rate Notes

If you purchase a prime rate note, your note will bear interest at an interest rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading “Bank Prime Loan”. If the prime rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan”.

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•	If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•	If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Notes

If you purchase a LIBOR note, your note will bear interest at an interest rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as noted in your pricing supplement. In addition, when LIBOR is the interest rate basis the applicable LIBOR rate will be adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement. LIBOR will be determined in the following manner:

•	LIBOR will be either:

•	the offered rate appearing on the Telerate LIBOR page; or

•	the arithmetic mean of the offered rates appearing on the Reuters screen LIBOR page unless that page by its terms cites only one rate, in which case that rate;

in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your pricing supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note. If no reference page is mentioned in your pricing supplement, Telerate LIBOR page will apply to your LIBOR note.

•

If Telerate LIBOR page applies and the rate described above does not appear on that page, or if Reuters screen LIBOR page applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Notes

If you purchase a EURIBOR note, your note will bear interest at an interest rate equal to the interest rate for deposits in euro, designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. EURIBOR will be determined in the following manner:

•	EURIBOR will be the offered rate for deposits in euros having the index maturity specified in your pricing supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on Telerate page 248 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•	If the rate described above does not appear on Telerate page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Notes

If you purchase a treasury rate note, your note will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on Telerate page 56 or 57 under the heading “Investment Rate”. If the treasury rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High”.

•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

•	If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “U.S. Government Securities /Treasury Bills/Secondary Market”.

•	If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market”.

•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

•	If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Notes

If you purchase a CD rate note, your note will bear interest at an interest rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your pricing supplement, as published in H.15(519) under the heading “CDs (Secondary Market)”. If the CD rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market).”

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

•	If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Notes

If you purchase a CMT rate note, your note will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The CMT rate will be the following rate displayed on the designated CMT Moneyline Telerate page under the heading “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.,” under the column for the designated CMT index maturity:

•	if the designated CMT Moneyline Telerate page is Telerate page 7051, the rate for the relevant interest determination date; or

•	if the designated CMT Moneyline Telerate page is Telerate page 7052, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

•	If the applicable rate described above is not displayed on the relevant designated CMT Moneyline Telerate page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).

•

If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

•	is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Moneyline Telerate page and published in H.15(519).

•	If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

•	If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest and the lowest quotation—or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

•	If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

•	If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CPI Rate Notes

If you purchase a CPI rate note, your note will bear interest at an interest rate equal to the CPI rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

Except as otherwise specified in the applicable pricing supplement, the CPI rate will be the rate, determined as of the relevant interest determination date, expressed as a percentage and calculated in accordance with the following formula:

CPI rate =	(C –P) P	– 1

where

•	“C” means the CPI (as defined below) applicable for the calendar month which is two months preceding the month of the relevant interest determination date;

•	“P” means the CPI applicable for the calendar month which is twelve months immediately preceding the calendar month for which C is determined; and

•	“CPI” means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor. For reference purposes only, the CPI is available on Bloomberg page CPURNSA or any successor service. In the event of an inconsistency between the CPI published on Bloomberg page CPURNSA and the CPI published by the Bureau of Labor Statistics, the CPI shall be the CPI published by the Bureau of Labor Statistics.

Federal Funds Rate Notes

If you purchase a federal funds rate note, your note will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading “Federal Funds (Effective)”, as that rate is displayed on Telerate page 120. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above is not displayed on Telerate page 120 at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective)”.

•	If the rate described above is not displayed on Telerate page 120 and does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

•	If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

Special Rate Calculation Terms

In this subsection entitled “—Interest Rates”, we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield =	D x N	x 100
360 - (D x M)

where

•	“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

•	“N” means 365 or 366, as the case may be; and

•	“M” means the actual number of days in the applicable interest reset period.

The term “business day” means, for any note, a day that meets all the following applicable requirements:

•	for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

•	if the note is a LIBOR note, is also a London business day;

•	if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

•	if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a TARGET business day.

The term “designated CMT index maturity” means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable pricing supplement.

The term “designated CMT Moneyline Telerate page” means the Telerate page mentioned in the relevant pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Telerate page is so specified, then the applicable page will be Telerate page 7052. If Telerate page 7052 applies but the relevant pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “euro business day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15 (519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 daily update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

The term “index currency” means, with respect to a LIBOR note, the currency specified as such in the relevant pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the relevant pricing supplement.

The term “index maturity” means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 - (D x M)

where

•	“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” means the actual number of days in the relevant interest reset period.

The term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters screen LIBOR page” means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as “LIBO” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Reuters screen US PRIME 1 page” means the display on the “US PRIME 1” page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Telerate LIBOR page” means Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Telerate page” means the display on Moneyline Telerate, or any successor service, on the page or pages specified in this prospectus or the relevant pricing supplement, or any replacement page or pages on that service.

If, when we use the terms designated CMT Moneyline Telerate page, H.15(519), H.15 daily update, Reuters screen LIBOR page, Reuters screen US PRIME 1 page, Telerate LIBOR page or Telerate page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

Payment of Additional Amounts to United States Aliens

Wachovia will, subject to certain exceptions and limitations listed below (unless otherwise specified in any pricing supplement), pay to the holder of any note who is a United States Alien (as defined below), as additional interest, certain amounts (“Additional Amounts”) as may be necessary so that every net payment on that note (including payment of the principal of and interest on that note) by Wachovia or a paying agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority of or in the United States), will not be less than the amount provided in that note to be then due and payable; this obligation to pay Additional Amounts, however, will not apply to:

(a)  any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between the holder or beneficial owner of that note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, that holder, if that holder is an estate or a trust, or a member or shareholder of that holder, if that holder is a partnership or corporation) and the United States or any political subdivision or taxing authority, including but not limited to that holder (or the fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or present in the United States or having or having had a permanent establishment in the United States or (ii) that holder’s or beneficial owner’s past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization relating to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

(b)  any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

(c)  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a note for payment more than 30 days after the date on which that payment became due and payable or the date on which payment on that note was duly provided for, whichever occurred later;

(d)  any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a note;

(e)  any tax, assessment or other governmental charge required to be withheld by any paying agent from a payment on a note, if that payment can be made without that withholding by any other paying agent;

(f)  any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note if that compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from that tax, assessment or other governmental charge;

(g)  any tax, assessment or other governmental charge imposed on a holder that actually or constructively owns 10 percent or more of the combined voting power of all classes of Wachovia’s stock;

(h) any withholding or deduction imposed pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 or any law or regulation implementing such directive; or

(i)  any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor shall Additional Amounts be paid in relation to a payment on a note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of that payment to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had that beneficiary, settlor, member or beneficial owner been the holder of that note.

For the purposes of this discussion, a “United States Alien” means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary, of a foreign estate or trust. “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas that come under its jurisdiction.

Redemption for Tax Purposes

If (a) as a result of any change in the laws, regulations or rulings of the United States (or any political subdivision or taxing authority of or in the United States), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of those laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the consummation of any offering of the notes, Wachovia is obligated to pay Additional Amounts as described above or (b) any act is taken by a taxing authority of the United States on or after the consummation of any offering of the notes, whether or not this act is taken in relation to Wachovia or any affiliate, that results in a substantial likelihood that Wachovia will or may be required to pay these Additional Amounts, then Wachovia may, at its option, redeem, as a whole, but not in part, the notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued interest to the date fixed for redemption; provided that Wachovia determines, in its business judgment, that the obligation to pay these Additional Amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the notes or any action that would entail a material cost to Wachovia. No redemption under (b) above may be made unless Wachovia shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial likelihood that it will or may be required to pay Additional Amounts described above and Wachovia shall have delivered to the Trustee a certificate, signed by a duly authorized officer, saying that based on this opinion Wachovia is entitled to redeem the notes according to their terms.

Other Provisions; Addenda

Any provisions relating to the notes, including the determination of the interest rate basis, calculation of the interest rate applicable to a floating rate note, its interest payment dates, any redemption or repayment provisions, or any other term relating thereto, may be modified and/or supplemented by the terms as specified under “Other Provisions” on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, in the relevant pricing supplement.

Subordination of the Subordinated Notes

Wachovia’s obligations to make any payment of the principal and interest on any subordinated notes will, to the extent the subordinated indenture specifies, be subordinate and junior in right of payment to all of Wachovia’s senior indebtedness. Unless otherwise specified in the pricing supplement relating to a specific series of subordinated notes, Wachovia’s “senior indebtedness” is defined in the subordinated indenture to mean the principal of, premium and interest, if any, on

•	all Wachovia indebtedness for money borrowed, including indebtedness Wachovia guarantees, other than the subordinated notes, whether outstanding on the date of execution of the indenture or incurred afterward, except

•	any obligations on account of Existing Subordinated Indebtedness and

•	indebtedness as is by its terms expressly stated to be not superior in payment right to the subordinated notes or to rank equal to the subordinated notes and

•	any deferrals, renewals or extensions of any such senior indebtedness. (Section 101 of the subordinated indenture)

The payment of the principal and interest on the subordinated notes will, to the extent described in the subordinated indenture, be subordinated in payment right to the prior payment of all senior indebtedness. Unless otherwise described in the pricing supplement relating to the specific series of subordinated notes, in certain events of insolvency, the payment of the principal and interest on the subordinated notes, other than subordinated notes that are also Existing Subordinated Indebtedness, will, to the extent described in the subordinated indenture, also be effectively subordinated in payment right to the prior payment of all Other Financial Obligations. Upon any payment or distribution of assets to creditors under Wachovia’s liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency or similar proceedings, all senior indebtedness holders will be entitled to receive payment in full of all amounts due before the subordinated note holders will be entitled to receive any payment in respect of the principal or interest on their securities. If upon any such payment or asset distribution to creditors, there remains, after giving effect to those subordination provisions in favor of senior indebtedness holders, any amount of cash, property or securities available for payment or distribution in respect of subordinated notes (defined in the subordinated indenture as “Excess Proceeds”) and if, at that time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment of all amounts due on such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay these Other Financial Obligations before any payment may be applied to the subordinated notes which are not Existing Subordinated Indebtedness. In the event of the acceleration of the maturity of any subordinated notes, all senior indebtedness holders will be entitled to receive payment of all amounts due before the subordinated note holders will be entitled to receive any payment upon the principal of or interest on their subordinated notes. (Sections 1403, 1404 and 1413 of the subordinated indenture)

By reason of such subordination in favor of senior indebtedness holders, in the event of insolvency, Wachovia’s creditors who are not senior indebtedness holders or subordinated note holders may recover less, ratably, than senior indebtedness holders and may recover more, ratably, than subordinated note holders. By reason of subordinated note holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect to Other Financial Obligations, in the event of insolvency, Existing Subordinated Indebtedness holders may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the subordinated note holders (other than Existing Subordinated Indebtedness).

Unless otherwise specified in the pricing supplement relating to the particular subordinated notes series offered by it, “Existing Subordinated Indebtedness” means subordinated notes issued under the subordinated indenture prior to November 15, 1992. (Section 101 of the subordinated indenture)

Unless otherwise specified in the pricing supplement relating to the particular subordinated notes series offered by it, “Other Financial Obligations” means all obligations of Wachovia to make payment under the terms of financial instruments, such as

•	securities contracts and foreign currency exchange contracts;

•	derivative instruments such as

•	swap agreements (including interest rate and foreign exchange rate swap agreements);

•	cap agreements;

•	floor agreements;

•	collar agreements;

•	interest rate agreements;

•	foreign exchange rate agreements;

•	options;

•	commodity futures contracts;

•	commodity option contracts; and

•	similar financial instruments other than

•	obligations on account of senior indebtedness; and

•	obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated notes. (Section 101 of the subordinated indenture)

Unless otherwise described in the pricing supplement relating to a specific series of subordinated notes, “Entitled Persons” means any person who is entitled to payment under the terms of Other Financial Obligations. (Section 101 of the subordinated indenture)

Wachovia’s obligations under the subordinated notes shall rank equal in right of payment with each other and with the Existing Subordinated Indebtedness, subject, unless otherwise described in the pricing supplement relating to a specific series of subordinated notes, to the obligations of subordinated note holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the subordinated indenture. (Section 1413 of the subordinated indenture)

The relevant pricing supplement may further describe the provisions, if any, applicable to the subordination of the subordinated notes of a particular series.

Defaults

The Senior Indenture

The senior indenture defines an “event of default” as

•	default in any principal or premium payment on any senior note of that series at maturity;

•	default for 30 days in interest payment of any senior note of that series;

•	failure to deposit any sinking fund payment when due in respect of that series;

•	Wachovia’s failure for 60 days after notice in performing any other covenants or warranties in the senior indenture (other than a covenant or warranty solely for the benefit of other senior notes series);

•	failure to pay when due any Wachovia indebtedness or Wachovia Bank, National Association indebtedness in excess of $5,000,000, or maturity acceleration of any indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 30 days after due notice;

•	Wachovia’s or Wachovia Bank, National Association’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for senior notes of that series. (Section 501)

The senior indenture provides that, if any event of default for senior notes of any series outstanding occurs and is continuing, either the senior trustee or the holders of not less than 25% in principal amount of the outstanding senior notes of that series may declare the principal amount (or, if the notes of that series are original issue discount notes, such principal amount portion as the terms of that series specify) of all senior notes of that series to be due and payable immediately. However, no such declaration is required upon certain bankruptcy events. In addition, upon fulfillment of certain conditions, this declaration may be annulled and past defaults waived by the holders of a majority in principal amount of the outstanding senior notes of that series on behalf of all senior note holders of that series. (Sections 502 and 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, senior note holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The senior indenture contains a provision entitling the senior trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior note series before proceeding to exercise any right or power under the senior indenture at the holders’ request. (Section 603) The holders of a majority in principal amount of outstanding senior notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or other power conferred on the senior trustee, with respect to the senior notes of such series. The senior trustee, however, may decline to act if that direction is contrary to law or the senior indenture or would involve the senior trustee in personal liability. (Section 512)

Wachovia will file annually with the senior trustee a compliance certificate as to all conditions and covenants in the senior indenture. (Section 1007)

The Subordinated Indenture

Subordinated notes principal payment may be accelerated only upon an event of default. There is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default in Wachovia performing any covenants in the subordinated indenture, unless a specific series of subordinated notes provide otherwise, which will be described in the relevant pricing supplement.

The subordinated indenture defines an “event of default” as certain events involving Wachovia’s bankruptcy, insolvency or reorganization and any other event of default provided for the subordinated notes of that series. (Section 501) The subordinated indenture defines a “default” to include

•	any event of default;

•	a default in any principal or premium payment of any subordinated debt security of that series at maturity;

•	default in any interest payment when due and continued for 30 days;

•	a default in any required designation of funds as “available funds”; or

•	default in the performance, or breach, of Wachovia’s covenants in the subordinated indenture or in the subordinated notes of that series and continued for 90 days after written notice to

•	Wachovia by the subordinated trustee; or

•	Wachovia and the subordinated trustee by the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes of that series. (Section 503)

If an event of default for subordinated notes of any series occurs and is continuing, either the subordinated trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes of that series may accelerate the maturity of all outstanding subordinated notes of such series. The holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series may waive an event of default resulting in acceleration of the subordinated notes of such series, but only if all events of default have been remedied and all payments due on the subordinated notes of that series (other than those due as a result of acceleration) have been made and certain other conditions have been met. (Section 502) Subject to subordinated indenture provisions relating to the subordinated trustee’s duties, in case a default shall occur and be continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the holders’ request or direction, unless such holders shall have offered to the subordinated trustee reasonable indemnity. (Section 603) Subject to such indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee. (Section 512) The holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series may waive any past default under the subordinated indenture with respect to such series, except a default in principal or interest payment or a default of a subordinated indenture covenant which cannot be modified without the consent of each outstanding subordinated note holder of the series affected. (Section 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, subordinated note holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

Wachovia will file annually with the subordinated trustee a compliance certificate as to all conditions and covenants in the subordinated indenture. (Section 1007)

Modification and Waiver

Each indenture may be modified and amended by Wachovia and the relevant trustee. Certain modifications and amendments require the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series issued under that indenture and affected by the modification or amendment. No such modification or amendment may, without the consent of the holder of each outstanding note issued under such indenture and affected by it

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding note;

•	reduce any principal amount, premium or interest, on any outstanding note, including in the case of an original issue discount note the amount payable upon acceleration of the maturity of that note;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any outstanding note is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding notes necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding notes of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults. (Section 902)

The holders of at least a majority in aggregate principal amount of the outstanding notes of any series may on behalf of all outstanding note holders of that series waive, insofar as that series is concerned, Wachovia’s compliance with certain restrictive provisions of the relevant indenture. (Section 1008) The holders of at least a majority in aggregate principal amount of the outstanding notes of any series may on behalf of all outstanding note holders of that series waive any past default under the relevant indenture with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any outstanding note of that series or in respect of an indenture covenant which cannot be modified or amended without each outstanding note holder consenting. (Section 513)

Certain modifications and amendments of each indenture may be made by Wachovia and the relevant trustee without the outstanding note holders consenting. (Section 901)

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of outstanding notes for quorum purposes

•	the principal amount of an original issue discount note that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity; and

•	the principal amount of outstanding notes denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of that outstanding note, of the principal amount of that outstanding note or, in the case of an original issue discount note, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding note, of the amount determined as provided in the above bullet-point. (Section 101)

Consolidation, Merger and Sale of Assets

The indentures each provide that Wachovia may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person unless

•	the corporation formed by the consolidation or into which Wachovia is merged, or the person to which Wachovia’s properties and assets are so transferred, shall be a corporation organized and existing under the laws of the U.S., any state or Washington, D.C. and shall expressly assume by supplemental indenture the payment of any principal, premium or interest on the notes, and the performance of Wachovia’s other covenants under the relevant indenture;

•	immediately after giving effect to this transaction, no event of default or default, as applicable, and no event which, after notice or lapse of time or both, would become an event of default or default, as applicable, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801)

Limitation on Disposition of Wachovia Bank, National Association Stock

The indentures each contain Wachovia’s covenant that, so long as any of the debt securities issued under that indenture before August 1, 1990 are outstanding, but subject to Wachovia’s rights in connection with its consolidation with or merger into another corporation or a sale of Wachovia’s assets, it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, nor will it permit Wachovia Bank, National Association to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, unless

•	any such sale, assignment, transfer, issuance, grant of a security interest or other disposition is made for fair market value, as determined by Wachovia’s board; and

•	Wachovia will own at least 80% of the issued and outstanding Wachovia Bank, National Association voting stock free and clear of any security interest after giving effect to such transaction. (Section 1006)

The above covenant is not a covenant for the benefit of any series of notes issued on or after August 1, 1990.

Restriction on Sale or Issuance of Voting Stock of Major Subsidiary Bank

With respect to the senior notes, the senior indenture contains Wachovia’s covenant that it will not, and will not permit any subsidiary to, sell, assign, transfer, grant a security interest in, or otherwise dispose of, any shares of voting stock, or any securities convertible into shares of voting stock, of any “Major Subsidiary Bank” (as defined below) or any subsidiary owning, directly or indirectly, any shares of voting stock of any Major Subsidiary Bank and that it will not permit any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank to issue any shares of its voting stock or any securities convertible into shares of its voting stock, except for sales, assignments, transfers or other dispositions which

•	are for the purpose of qualifying a person to serve as a director;

•	are for fair market value, as determined by Wachovia’s board, and, after giving effect to such dispositions and to any potential dilution, Wachovia will own not less than 80% of the shares of voting stock of such Major Subsidiary Bank or any such subsidiary owning any shares of voting stock of such Major Subsidiary Bank;

•	are made

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any such court or authority permitting Wachovia’s acquisition of any other bank or entity; or

•	in compliance with an undertaking made to such authority in connection with such an acquisition; provided, in the case of the two preceding bullet-points, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of such Major Subsidiary Bank or such subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank and its respective consolidated subsidiaries on the date of acquisition; or

•	to Wachovia or any wholly-owned subsidiary.

Despite the above requirements, any Major Subsidiary Bank may be merged into or consolidated with another banking institution organized under U.S. or state law, if after giving effect to that merger or consolidation Wachovia or any wholly-owned subsidiary owns at least 80% of the voting stock of the other banking institution free and clear of any security interest and if, immediately after the merger or consolidation, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. (Section 1007) A “Major Subsidiary Bank” is defined in each indenture to mean any subsidiary which is a bank and has total assets equal to 25% or more of Wachovia’s consolidated assets determined on the date of the most recent audited financial statements of these entities. At present, the Major Subsidiary Bank is Wachovia Bank, National Association.

The above covenant is not a covenant for the benefit of any series of debt securities issued before August 1, 1990, or, in the case of subordinated debt securities including the subordinated notes, issued after November 15, 1992.

Form, Exchange and Transfer

If the notes cease to be issued in global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your pricing supplement, in denominations of $1,000 and that are multiples of $1,000.

Holders may exchange their notes for notes of smaller denominations or combined into fewer notes of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their notes at the office of the relevant trustee, or in the event definitive notes are issued and so long as the notes are listed on the Luxembourg Stock Exchange, at the offices of the paying agent. We have appointed the respective trustees to act as our agents for registering notes in the names of holders and transferring notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their notes, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your note, they will be named in your pricing supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any notes are redeemable and we redeem less than all those notes, we may block the transfer or exchange of those notes during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any note selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any note being partially redeemed.

If a note is issued as a global note, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the note as described in this subsection, since it will be the sole holder of the note.

Payment Mechanics

Who Receives Payment?

If interest is due on a note on an interest payment date, we will pay the interest to the person or entity in whose name the note is registered at the close of business on the regular record date relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the note. If principal or another amount besides interest is due on a note at maturity, we will pay the amount to the holder of the note against surrender of the note at a proper place of payment (or, in the case of a global note, in accordance with the applicable policies of the depositary).

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Notes.    We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global note. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Notes” and “Global Notes”.

Payments on Non-Global Notes.    We will make payments on a note in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global note has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their notes.

How We Will Make Payments Due In Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Notes.    We will make payments on a global note in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable pricing supplement, DTC will be the depositary for all notes in global form. We understand that DTC’s policies, as currently in effect, are as follows.

Unless otherwise indicated in your pricing supplement, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Notes.    Except as described in the last paragraph under this heading, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non–global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect holders of a note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the relevant indenture.

Exchange Rate Agent.    If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select Wachovia Bank, National Association or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a note on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the relevant indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any note or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “—Interest Rates—Special Rate Calculation Terms”.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices notes in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed Wachovia Bank, National Association, at its corporate trust office in New York City or its headquarters in Charlotte, North Carolina, as the paying agent. We must notify you of changes in the paying agents.

Citibank, N.A., acting through its London office (or such other agent appointed in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be), will act as London paying agent and London issuing agent.

In the event definitive notes are issued as described in this prospectus and as long as the notes are listed on the Luxembourg Stock Exchange, the holders of those notes will be able to receive payments and effect transfers at the offices of Dexia Banque Internationale à Luxembourg, Luxembourg or its successor as paying agent in Luxembourg relating to the notes. Each indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to Wachovia and the relevant trustee the security or indemnity required by them to save each of them harmless and any evidence of ownership of the note as they may require.

Dexia Banque Internationale à Luxembourg will act as a paying agent and transfer agent in Luxembourg in relation to the notes, and as long as the notes are listed on the Luxembourg Stock Exchange, Wachovia will maintain a paying agent and transfer agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg in accordance with the second paragraph below under “—Notices”.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the relevant trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the relevant trustee’s records, and will be deemed given when mailed.

As long as the notes are listed on the Luxembourg Stock Exchange and its rules require, we will also give notices to holders by publication in a daily newspaper of general circulation in Luxembourg. We expect that newspaper to be, but it need not be, the Luxemburger Wort. If publication in Luxembourg is not practical, we will make the publication elsewhere in Western Europe. By “daily newspaper” we mean a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Luxembourg or, when applicable, elsewhere in Western Europe. You will be presumed to have received these notices on the date we first publish them. If we are unable to give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impracticable for us to publish the notice, then we or the relevant trustee, acting on our instructions, will give holders notice in another form. That alternate form of notice will be sufficient notice to you.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Trustees

Either or both of the trustees may resign or be removed with respect to one or more series of notes and a successor trustee may be appointed to act with respect to that series. (Section 610) In the event that two or more persons are acting as trustee with respect to different series of notes, each such trustee shall be a trustee of a trust under the relevant indenture separate and apart from the trust administered by any other such trustee (Section 611), and any action to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of notes for which it is trustee.

In the normal course of business, Wachovia and its subsidiaries conduct banking transactions with the trustees and their affiliates, and the trustees and their affiliates conduct banking transactions with Wachovia and its subsidiaries.

Title

Wachovia, the trustees and any of their agents may treat the registered owner of any note as the absolute owner of that security, whether or not that note is overdue and despite any notice to the contrary, for any purpose. See “Global Notes”.

Governing Law

The indentures and the notes will be governed by New York law.

GLOBAL NOTES

We will issue each note in book-entry form only. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for this purpose is called the “depositary” for that note. A note will usually have only one depositary but it may have more.

Each series of notes will have one or more of the following as the depositaries.

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	JPMorgan Chase Bank, N.A. holding the notes on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	Citibank, N.A. holding the notes on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable pricing supplement.

The depositaries named above may also be participants in one another’s system. Thus, for example, if DTC is the depositary for a global note, investors may hold beneficial interests in that note through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your notes will be named in your pricing supplement; if none is named, the depositary will be DTC.

A global note may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Note; Special Situations When a Global Note Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all notes represented by a global note, and investors will be permitted to own only indirect interests in a global note. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose note is represented by a global note will not be a holder of the note, but only an indirect owner of an interest in the global note.

If the pricing supplement for a particular note indicates that the note will be issued in global form only, then the note will be represented by a global note at all times unless and until the global note is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Note; Special Situations When a Global Note Will Be Terminated”. If termination occurs, we may issue the notes through another book-entry clearing system or decide that the notes may no longer be held through any book-entry clearing system.

DTC has informed Wachovia that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Commission.

Special Considerations for Global Notes

As an indirect owner, an investor’s rights relating to a global note will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to note transfers. We do not recognize this type of investor or any intermediary as a holder of notes and instead deal only with the depositary that holds the global note.

If notes are issued only in the form of a global note, an investor should be aware of the following:

•	An investor cannot cause the notes to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the notes, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the note, as we describe above under “Description of the Notes We May Offer—Legal Ownership”;

•	An investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their notes in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global note in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global note, and those policies may change from time to time. We and the relevant trustee will have no responsibility for any aspect of the depositary’s policies, actions or records or ownership interests in a global note. We and the trustees also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global note within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global notes, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the notes, and those policies may change from time to time. For example, if you hold an interest in a global note through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that note through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Note; Special Situations When a Global Note Will Be Terminated

If we issue any series of notes in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global notes, any beneficial owner entitled to obtain non-global notes may do so by following the applicable procedures of the depositary for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the notes. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global note will be terminated and interests in it will be exchanged for certificates in non-global form representing the notes it represented. After that exchange, the choice of whether to hold the notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global note transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “Description of the Notes We May Offer—Legal Ownership”.

Unless otherwise mentioned in the relevant pricing supplement, the special situations for termination of a global note are as follows:

•	if the depositary notifies Wachovia that it is unwilling, unable or no longer qualified to continue as depositary for that global note;

•	if Wachovia executes and delivers to the relevant trustee an order complying with the requirements of the relevant indenture that this global note shall be so exchangeable; or

•	if there has occurred and is continuing a default in the payment of any amount due in respect of the notes or an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these notes.

If a global note is terminated, only the depositary, and not we or the relevant trustee, is responsible for deciding the names of the institutions in whose names the notes represented by the global note will be registered and, therefore, who will be the holders of those notes.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have informed Wachovia that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions which clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global note. In addition, if DTC is the depositary for a global note, Euroclear and Clearstream may hold interests in the global note as participants in DTC.

As long as any global note is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global note only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global note and there is no depositary in the United States, you will not be able to hold interests in that global note through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any notes held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interest between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the notes we are offering. It is the opinion of Sullivan & Cromwell LLP, counsel to Wachovia. It applies to you only if you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount note that is not qualified stated interest each as defined below under “— Original Issue Discount — General”, you will be taxed on any interest on your note, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers.    If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers.    If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General.    If you own a note, other than a short-term note with a term of one year or less, it will be treated as a discount note issued at an original issue discount if the amount by which the note’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a note’s issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note’s stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. There are special rules for variable rate notes that are discussed under “—Variable Rate Notes”.

In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your note’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the note.

Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount note’s adjusted issue price at the beginning of the accrual period by your note’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the discount note’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount note’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your note, other than any payment of qualified stated interest, and

•	your note’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.    If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note’s adjusted issue price.

Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your note is to be made within one year of your note’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

Notes Subject to Contingencies Including Optional Redemption.    Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been retired and reissued on the date of the change in circumstances for an amount equal to your note’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Notes Purchased at a Premium,” or acquisition premium.

If you make this election for your note, then, when you apply the constant-yield method:

•	the issue price of your note will equal your cost,

•	the issue date of your note will be the date you acquired it, and

•	no payments on your note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which you make it; however, if the note has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under “— Notes Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

Variable Rate Notes.    Your note will be a variable rate note if:

•	your note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your note provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your note will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

Your note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

Your note will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•	the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

Commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR rate notes, treasury rate notes, CMT rate notes, CD rate notes, CPI rate notes, and federal funds rate notes generally will be treated as variable rate notes under these rules.

In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate note,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Notes.    In general, if you are an individual or other cash basis United States holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note’s stated redemption price at maturity.

Foreign Currency Discount Notes.    If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “— United States Holders — Payments of

Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

Notes Purchased at a Premium

If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note’s yield to maturity. If your note is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your note is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Notes Purchased with Market Discount

You will be treated as if you purchased your note, other than a short-term note, at a market discount, and your note will be a market discount note if:

•	in the case of an initial purchaser, you purchase your note for less than its issue price as determined above under “ — Original Issue Discount — General”, and

•	the difference between the note’s stated redemption price at maturity or, in the case of a discount note, the note’s revised issue price, and the price you paid for your note is equal to or greater than 1/4 of 1 percent of your note’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note’s maturity.

To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

If your note’s stated redemption price at maturity or, in the case of a discount note, its revised issue price, exceeds the price you paid for the note by less than  1/4 of 1 percent multiplied by the number of complete years to the note’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Notes

Your tax basis in your note will generally be the U.S. dollar cost, as defined below, of your note, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your note, and then

•	subtracting any payments on your note that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your note.

If you purchase your note with foreign currency, the U.S. dollar cost of your note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note. If your note is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your note, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Notes” or “— Notes Purchased with Market Discount”,

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your note or on the sale or retirement of your note, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Notes, Exchangeable Notes, and Contingent Payment Notes

The applicable pricing supplement will discuss any special United States federal income tax rules with respect to notes the payments on which are determined by reference to any index, notes that are exchangeable at our option or the option of the holder into securities of an issuer other than Wachovia or into other property, and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the note is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

2.	you are not a controlled foreign corporation that is related to the Company through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person,

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Recently-promulgated Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the notes are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the notes in connection with a U.S. trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886

(Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Backup Withholding And Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

EUROPEAN UNION DIRECTIVE ON TAXATION OF SAVINGS INCOME

On June 3, 2003, the Council of the European Union (Ecofin) approved a directive regarding the taxation of, and information exchange among member states of the European Union (“EU Member States”) with respect to, interest income. Accordingly, each EU Member State is required to implement provisions that will require paying agents (within the meaning of the directive) established within its territory to provide to the competent authority of this state information about the payment of interest made to any individual resident in another EU Member State as the beneficial owner of the interest. The competent authority of the EU Member State of the paying agent (within the meaning of the directive) is then required to communicate this information to the competent authority of the EU Member State of which the beneficial owner of the interest is a resident.

For a transitional period, however, and until a number of conditions are met, Austria, Belgium and Luxembourg may opt instead to withhold tax from interest payments within the meaning of the directive at a rate of 15% for the first three years from application of the provisions of the directive, of 20% for the subsequent three years, and of 35% from the seventh year after application of the provisions of the directive. Austria, Belgium and Luxembourg shall, however, provide for one or both of the procedures set forth in article 13 of the directive order to ensure that the beneficial owners may request that no tax be withheld.

The Council of the European Union agreed that the provisions to be enacted by the EU Member States for implementation of the directive shall be applied by the EU Member States as from July 1, 2005 provided that (i) Switzerland, Liechtenstein, San Marino, Monaco and Andorra apply from that same date measures equivalent to those contained in the directive, in accordance with agreements entered into by them with the European Community and (ii) also all the relevant dependent or associated territories (the Channel Islands, the Isle of Man and the dependent or associated territories in the Caribbean) apply from that same date an automatic exchange of information or, during the transitional period described above, apply a withholding tax in the described manner.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan. A violation of these “prohibited transaction” rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Internal Revenue Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code.

Wachovia and certain of its affiliates may each be considered a party in interest or disqualified person with respect to many employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before notes are purchased by an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of notes from the prohibited transaction provisions of ERISA and the Internal Revenue Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of notes on behalf of or with “plan assets” of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Internal Revenue Code of the acquisition of the notes and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

PLAN OF DISTRIBUTION

Unless otherwise indicated in any pricing supplement, the U.S. distribution agents shall be Wachovia Capital Markets, LLC, an indirect, wholly-owned subsidiary of Wachovia; ABN AMRO Incorporated; Barclays Capital Inc.; Bear, Stearns & Co. Inc.; Blaylock & Partners, L.P.; Citigroup Global Markets Inc.; Credit Suisse First Boston LLC; Goldman, Sachs & Co.; Greenwich Capital Markets, Inc.; Guzman & Company; J.P. Morgan Securities Inc.; Keefe, Bruyette & Woods, Inc.; Lehman Brothers Inc.; Loop Capital Markets, LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Samuel A. Ramirez & Co. Inc.; Sandler O’Neill & Partners, L.P.; UBS Securities LLC; Utendahl Capital Partners, L.P.; The Williams Capital Group, L.P.; and the European distribution agents shall be Wachovia Securities International Limited, an indirect, wholly-owned subsidiary of Wachovia; Barclays Bank PLC; Bear, Stearns International Limited; Citigroup Global Markets Limited; Credit Suisse First Boston (Europe) Limited; Goldman Sachs International; Guzman & Company; J.P. Morgan Securities Ltd.; Lehman Brothers International (Europe); Merrill Lynch International; UBS AG, acting through its business group UBS Securities and Utendahl Capital Partners, L.P. Under the terms of a Distribution Agreement among Wachovia and these agents, Wachovia may sell notes to an agent, acting as principal, for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by any of these agents or, if so agreed, at a fixed offering price. A form of Distribution Agreement has been filed as an exhibit to the registration statement for this prospectus. Unless otherwise indicated in the relevant pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount of that note, less a percentage not exceeding the maximum commission applicable to any agency sale of a note of identical maturity, and, subject to the restriction noted in the following sentence, may be resold by that Agent to investors and other purchasers. An agent may offer the notes it has purchased as principal to other brokers or dealers at a discount and, unless otherwise indicated in any pricing supplement, the discount allowed to any broker or dealer will not exceed the discount to be received by that agent from Wachovia. After the initial public offering of notes, the public offering price (in the case of notes to be resold on a fixed public offering price basis), the concession and the discount may be changed.

Wachovia may also offer the notes on a continuing basis through the agents, which have agreed to use their reasonable efforts to solicit offers to purchase the notes, on an agency basis. When Wachovia has sold notes through an agent on an agency basis, it will pay that agent a commission (or grant a discount) as agreed by Wachovia and that agent of from 0.125% to 8% of the principal amount of each note sold through that agent. Any agent will have the right, in its discretion reasonably exercised, without notice to Wachovia, to reject any offer to purchase notes received by it in whole or in part.

Unless otherwise mentioned in the relevant pricing supplement, the obligations of any agents to purchase the notes will be subject to certain conditions precedent, and each of the agents with respect to a sale of notes will be obligated to purchase all of its notes if any are purchased.

Wachovia has reserved the right to sell notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so. No selling commission will be payable nor will a selling discount be allowed on any sales made directly by Wachovia.

Wachovia has reserved the right to withdraw, cancel or modify the offer made by this prospectus without notice and may reject orders in whole or in part whether placed directly with Wachovia or with an agent. No termination date has been established for the offering of the notes.

The notes are a new issue of securities with no established trading market. Wachovia has been advised by the agents that they intend to make a market in the notes but are not obligated to do so and may discontinue market-making at any time without notice. The agents may from time to time purchase and sell notes in the secondary market, but no agent is obligated to do so. We can give no assurance that the notes offered by this prospectus will be sold or that there will be a secondary market for the notes (or liquidity in such secondary market, if one develops).

We have applied to list on the Luxembourg Stock Exchange any notes issued under this prospectus during the twelve-month period after the date of this prospectus. We may also list any notes on any additional securities exchanges on which we and the agents agree in relation to each issuance. We may also issue unlisted notes.

Unless otherwise indicated in any pricing supplement, payment of the purchase price of notes, other than notes denominated in a non-U.S. dollar currency, will be required to be made in funds immediately available in The City of New York. The notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds. See “Global Notes” above.

In facilitating the sale of notes, agents may receive compensation from Wachovia or from purchasers of notes for whom they may act as agents in the form of discounts, concessions or commissions. Agents may sell notes to or through brokers or dealers, and these brokers and dealers may receive compensation in the form of discounts, concessions or commissions from the agents and/or commissions from the purchasers for whom they may act as agents. Agents, brokers and dealers that participate in the distribution of notes may be considered “underwriters”, and any discounts or commissions received by them from Wachovia and any profit on the resale of notes by them may be considered underwriting discounts and commissions under the Securities Act. Any such agent will be identified, and any such compensation received from Wachovia will be described, in the pricing supplement relating to those notes. Wachovia has agreed to indemnify the agents against and contribute toward certain liabilities, including liabilities under the Securities Act. Wachovia has also agreed to reimburse the agents for certain expenses.

If Wachovia offers and sells notes directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such notes, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant pricing supplement. These purchasers may then reoffer and resell such notes to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant pricing supplement. Purchasers of notes directly from Wachovia may be entitled under agreements that they may enter into with Wachovia to indemnification by Wachovia against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Wachovia in the ordinary course of their business or otherwise.

The agents may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than it would otherwise be in the absence of such transactions. The agents are not required to engage in these activities, and may end any of these activities at any time.

The participation of Wachovia Capital Markets, LLC or any other broker-dealer affiliate of Wachovia in the offer and sale of the notes must comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an “affiliate”. Neither Wachovia Capital Markets, LLC nor any other broker-dealer affiliate of Wachovia will execute a transaction in the notes in a discretionary account without the prior specific written approval of such member’s customer.

This prospectus and the related pricing supplements may be used by Wachovia Capital Markets, LLC or other broker-dealer affiliates of Wachovia for offers and sales related to market-making transactions in the securities. Wachovia Capital Markets, LLC and other broker-dealer affiliates of Wachovia may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

From time to time the agents engage in transactions with Wachovia in the ordinary course of business. The agents or their affiliates may have performed investment banking services for Wachovia in the last two years and may have received fees for these services and may do so in the future. The agents and/or their affiliates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the senior trustee and the subordinated trustee, in the ordinary course of business.

In addition to offering notes through the agents as discussed above, other medium-term notes that have terms substantially similar to the terms of the notes offered by this prospectus (but constituting one or more separate series of notes for purposes of the indentures) may in the future be offered, concurrently with the offering of the notes, on a continuing basis by Wachovia pursuant to the Distribution Agreement and directly to investors. Any of these notes sold pursuant to the Distribution Agreement or sold by Wachovia directly to investors will reduce the aggregate amount of notes which may be offered by this prospectus.

Selling Restrictions Outside the United States

Wachovia has taken no action that would permit a public offering of the notes or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required other than as described below. Accordingly, each agent has represented, warranted and agreed, and each other agent will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells notes or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and Wachovia shall have no responsibility in relation to this.

With regard to each note, the relevant purchaser will be required to comply with those restrictions that Wachovia and the relevant purchaser shall agree and as shall be set out in the relevant pricing supplement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each agent has represented and agreed, and each other agent will be required to represent and agree, that with effect from and including the date on which the EU Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

•	in the period beginning on the date of publication of this prospectus which has been approved by the competent authority in that Relevant Member State in accordance with the EU Prospectus Directive or, where appropriate, published in another Member State and notified to the competent authority in that Relevant Member State in accordance with Article 18 of the EU Prospectus Directive and ending on the date which is twelve months after the date of such publication;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances which do not require the publication by Wachovia of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the above, the expression of an “offer of the notes to the public” in relation to the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression of the EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each agent has represented and agreed, and each other agent will be required to represent and agree, that:

•	with respect to notes which have a maturity of one year or more, during the period up to but excluding the date on which the EU Prospectus Directive is implemented in the United Kingdom (the “Implementation Date”), it has not offered or sold and will not offer or sell any such notes to persons in the United Kingdom prior to the expiring of a period of six months from the issue date of such notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

•	with respect to notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by Wachovia;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to Wachovia; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom.

Japan

The notes have not been, and will not be, registered under the Securities and Exchange Law of Japan. Accordingly, each distribution agent has represented and agreed, and each other distribution agent or dealer will be required to represent and agree, that, in connection with the notes, it has not, directly or indirectly, offered, sold or delivered and will not, directly or indirectly, offer, sell or deliver any notes in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan) or to others for re-offering, resale or delivery, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to any Japanese person except in compliance with any applicable laws and regulations of Japan taken as a whole. Each distribution agent agrees to provide any necessary information on notes denominated or payable in Yen to Wachovia (which shall not include the names of clients) so that Wachovia may make any required reports to the Ministry of Finance through its designated agent.

In connection with an issuance of notes denominated or payable in Yen, Wachovia will be required to comply with all applicable laws, regulations and guidelines, as amended from time to time, of the Japanese government and regulatory authorities.

Germany

No selling prospectus (Verkausprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990 (as amended) has been and will be registered or published within the Federal Republic of Germany. The notes have not been offered or sold and will not be offered or sold in the Federal Republic of Germany otherwise than in accordance with the provisions of the Securities Prospectus Act.

France

This prospectus has not been submitted to the French Commission des opérations de bourse for approval and the notes have not and will not be offered or sold, directly or indirectly, to the public in France. Accordingly, each distribution agent has agreed that it will only offer notes in France to qualified investors, as defined under Article 6 of French Ordinance No. 67-833 dated September 28, 1967 (as amended); provided, in this case, that it shall have obtained a certificate from the investor providing an acknowledgement that: (i) the offering is a private placement in France and no prospectus has been submitted to the Commission des opérations de bourse, (ii) the investor is an “investisseur qualifie” within the meaning of Article 6 of French Ordinance No. 67-833 dated September 28, 1967 (as amended), (iii) the investor is investing for his own account, and (iv) the investor will not resell the notes in violation of French securities laws and regulations.

Switzerland

Each agent has represented and agreed, and each other agent will be required to represent and agree, that the issue of any notes denominated in Swiss francs or carrying a Swiss franc-related element will be effected in compliance with the relevant regulations of the Swiss National Bank, which currently require that such issues have a maturity of more than one year, to be effected through a bank domiciled in Switzerland that is regulated under the Swiss Federal Law on Banks and Savings Banks of 1934 (as amended) (which includes a branch or subsidiary located in Switzerland of a foreign bank) or through a securities dealer which has been licensed as a securities dealer under the Swiss Federal Law on Stock Exchanges and Securities Trading of 1995 (except for issues of notes denominated in Swiss francs on a syndicated basis, where only the lead manager need be a bank domiciled in Switzerland). The relevant agent must report certain details of the relevant transaction to the Swiss National Bank no later than the time of delivery of the notes.

The Netherlands

Each agent represented and agreed, and each other agent will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any notes with a denomination of less than €50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions or exceptions to the prohibition contained in Article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for Wachovia by Ross E. Jeffries, Jr., Esq., Senior Vice President and Assistant General Counsel of Wachovia, and for the agents by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Mr. Jeffries as to matters of North Carolina law, and Mr. Jeffries will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. The opinions of Mr. Jeffries and Sullivan & Cromwell LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Wachovia and the trustees in connection with the issuance and sale of any particular note, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of such opinions. Mr. Jeffries owns shares of Wachovia’s common stock and holds options to purchase additional shares of Wachovia’s common stock. Sullivan & Cromwell LLP regularly performs legal services for Wachovia. Certain members of Sullivan & Cromwell LLP performing these legal services own shares of Wachovia’s common stock.

EXPERTS

The consolidated balance sheets of Wachovia Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, included in Wachovia’s 2004 Annual Report to Stockholders which is incorporated by reference in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated by reference in this prospectus, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LISTING AND GENERAL INFORMATION

Listing and Documents Available

Application has been made to list the notes offered by this prospectus on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange has allocated to the program the number 12695 for listing purposes. The Amended and Restated Articles of Incorporation and the By-Laws of Wachovia and a legal notice relating to the issuance of the notes will be deposited prior to listing with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d’Arrondissement de et à Luxembourg), where such documents may be examined and copies obtained upon request. Copies of the above documents together with this prospectus, any pricing supplements, the Distribution Agreement, the indentures and Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2004 as well as all other documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are incorporated by reference therein) including future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, so long as the notes are listed on the Luxembourg Stock Exchange, will be made available for inspection, and may be obtained free of charge, at the main office of the Luxembourg listing agent. The Luxembourg listing agent will act as a contact between the Luxembourg Stock Exchange and Wachovia or the holders of the notes. We have appointed Dexia Banque Internationale à Luxembourg as the Luxembourg listing agent for the notes.

However, notes may be issued under the program which will not be listed on the Luxembourg Stock Exchange or which will be listed on any other securities exchange as Wachovia and the relevant agent(s) may agree.

Authorization

The program has been established and the notes will be issued pursuant to authority granted by the Board of Directors of Wachovia on December 14, 2004 as such authority may be supplemented from time to time.

Material Change

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, there has been no material adverse change in the financial position of Wachovia on a consolidated basis since December 31, 2004. See “Where You Can Find More Information” above.

Litigation

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, Wachovia is not a party to any legal or arbitration proceedings (including any that are pending or threatened) which may have, or have had, since December 31, 2004, a significant effect on Wachovia’s consolidated financial position or that are material in the context of the program or the issue of the notes which could jeopardize Wachovia’s ability to discharge its obligation under the program or of the notes issued under the program.

Clearance Systems

The notes have been accepted for clearance through the DTC, Euroclear and Clearstream systems. The appropriate CUSIP, Common Code and ISIN for each tranche of notes to be held through any of these systems will be contained in the relevant pricing supplement.

Agents

The United States Registrar and Domestic Paying Agent for the notes will be initially Wachovia Bank, National Association, located at its corporate trust office at 12 East 49th Street, 37th Floor, New York, New York 10017, Attn: Corporate Trust, or at its headquarters at One Wachovia Center, Charlotte, North Carolina, 28288-0600, United States of America.

The London Paying Agent and London Issuing Agent for the notes will be initially Citibank, N.A., located at P.O. Box 18055, 5 Carmelite Street, London, EC4Y OPA.

The Luxembourg Paying Agent and Transfer Agent for the notes will be initially Dexia Banque Internationale à Luxembourg located at 69, route d’Esch, L-2953 Luxembourg.

The Listing Agent for the notes will be initially Dexia Banque Internationale à Luxembourg located at 69, route d’Esch, L-2953 Luxembourg.

ISSUER

Wachovia Corporation

One Wachovia Center

Charlotte, North Carolina 28288-0013

United States of America

UNITED STATES DISTRIBUTION AGENTS	EUROPEAN DISTRIBUTION AGENTS

Wachovia Securities

ABN AMRO

Barclays Capital

Bear, Stearns & Co. Inc.

Blaylock & Company

Citigroup

Credit Suisse First Boston

Goldman, Sachs & Co.

Greenwich Capital Markets

Guzman & Company

JPMorgan

Keefe, Bruyette & Woods

Lehman Brothers

Loop Capital Markets

Merrill Lynch & Co.

Samuel A. Ramirez & Co.

Sandler O’Neill & Partners

UBS Investment Bank

Utendahl Capital Partners, L.P.

The Williams Capital Group

Wachovia Securities International Limited

Barclays Capital

Bear, Stearns International Limited

Citigroup

Credit Suisse First Boston

Goldman Sachs International

Guzman & Company

J.P. Morgan Securities Ltd.

Lehman Brothers

Merrill Lynch International

UBS Investment Bank

Utendahl Capital Partners, L.P.

UNITED STATES REGISTRAR AND DOMESTIC PAYING AGENT	LONDON PAYING AGENT AND LONDON ISSUING AGENT

Wachovia Bank, National Association One Wachovia Center Charlotte, North Carolina 28288-0600 United States of America	Citibank, N.A. P.O. Box 18055 5 Carmelite Street, London EC4Y OPA

LUXEMBOURG PAYING AGENT,

LISTING AGENT

AND TRANSFER AGENT

Dexia Banque Internationale à Luxembourg

69, route d’Esch

L-2953 Luxembourg

LEGAL ADVISORS

To the Issuer	To the Distribution Agents

As to United States Law:	As to United States Law:

Ross E. Jeffries, Jr., Esq. Senior Vice President and Assistant General Counsel Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288-0630 United States of America	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 United States of America

$•

Wachovia Corporation

3.5% Strategic Access Securities

Due September 1, 2009

Linked to the Relative Performance

of Two Baskets of Common Stocks

PROSPECTUS SUPPLEMENT

•, 2006

Wachovia Securities